Exhibit 10.2

Execution Version

INCREMENTAL AND EIGHTH AMENDMENT TO CREDIT AGREEMENT

This INCREMENTAL AND EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 13, 2020, among Internap Corporation, a Delaware corporation (the “Borrower”), each of the Lenders (as defined below) party hereto and Jefferies Finance LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and is acknowledged and consented to by each Guarantor.

R E C I T A L S:

A.       The Borrower, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to the Credit Agreement dated as of April 6, 2017 (as amended by that certain First Amendment to Credit Agreement dated as of June 28, 2017, that certain Second Amendment to Credit Agreement dated as of February 6, 2018, that certain Incremental and Third Amendment to Credit Agreement dated as of February 28, 2018, that certain Fourth Amendment to Credit Agreement dated as of April 9, 2018, that certain Incremental and Fifth Amendment to Credit Agreement dated as of August 28, 2018, that certain Sixth Amendment to Credit Agreement dated as of May 8, 2019 and that certain Seventh Amendment to Credit Agreement dated as of October 29, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

B.       The Borrower has requested an amendment to the Credit Agreement that would (a) add a new Incremental Term Loan facility (the “New Incremental Loan Facility”) in an aggregate principal amount of $5,000,000 pursuant to Section 2.19 of the Credit Agreement (the commitments provided hereunder, the “New Incremental Loan Commitments” and the loans made pursuant thereto, the “New Incremental Loans”) and (b) effect the other modifications thereto set forth herein in connection therewith, and the Administrative Agent and each Lender party hereto, which constitutes the Required Lenders, consents to this Amendment.

C.        Accordingly, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.      Definitions and Interpretation.

1.1      Definitions. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).

1.2      Interpretation. This Amendment shall be construed and interpreted in accordance with the rules of construction set forth in Sections 1.02 through 1.06 of the Amended Credit Agreement.

Section 2.      Incremental Commitment.

2.1         General.

(a)      Subject to the satisfaction of each of the conditions set forth in Section 3 hereof, upon the occurrence of the Eighth Amendment Effective Date (as defined herein), the Lenders set forth on Schedule I hereto (collectively, the “New Incremental Loan Lenders”) hereby establish in favor of the Borrower the New Incremental Loan Facility on the terms of, and in accordance with, this Amendment, the Credit Agreement and the other Loan Documents.

(b)      The terms and provisions of the New Incremental Loan Commitments and the New Incremental Loans shall be identical to the terms and provisions of the Term Loan Commitments and the Initial Term Loans existing under the Credit Agreement and any other related terms will have correlative meanings mutatis mutandis with the terms in the Credit Agreement except to the extent set forth in this Amendment and the Amended Credit Agreement. The New Incremental Loans shall rank at pari passu with the other Obligations.

(c)      Without limiting the generality of the foregoing and except as may otherwise be set forth in this Amendment, the New Incremental Loans shall: (i) constitute Obligations and have all of the benefits thereof, (ii) have terms, rights, remedies, privileges and protections identical to those applicable to the Initial Term Loans under the Credit Agreement and each of the other Loan Documents, except for additional terms, rights, remedies, privileges and protections applicable only to the New Incremental Loans as provided in this Amendment and the Amended Credit Agreement, (iii) will not trade fungibly with the existing Initial Term Loans and (iv) be secured (A) on a pari passu basis by the Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement and each other Security Document and (B) on a first priority basis by certain other Liens described in this Amendment and the Amended Credit Agreement.

(d)     Unless otherwise provided in the Amended Credit Agreement or any other Loan Document, the reference to a “Term Loan” or “Loan”, or to “Term Loans” or “Loans”, in the Credit Agreement shall be deemed to include any New Incremental Loans made pursuant to the New Incremental Loan Commitments and references to Term Loan Lenders shall also include the New Incremental Loan Lenders.

2.2     New Incremental Loan Lenders. Each New Incremental Loan Lender set forth on Schedule I to this Amendment hereby severally and not jointly agrees to commit to provide its respective New Incremental Loan Commitment set forth on Schedule I. On the Eighth Amendment Effective Date, each New Incremental Loan Lender shall make New Incremental Loans to the Borrower, in an aggregate principal amount not to exceed such New Incremental Loan Lender’s New Incremental Loan Commitment.

2.3      Additional Provisions.

(a)       Unless previously terminated, the New Incremental Loan Commitments shall terminate immediately after the making of the New Incremental Loans to the Borrower on the Eighth Amendment Effective Date and the Administrative Agent is hereby authorized to mark the Register accordingly to reflect the loans and adjustments set forth herein.

(b)      Effective as of the Eighth Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

(c)       The definition of “Excluded Property” in the Security Agreement is hereby amended to delete clauses (4) and (6)(a), (b), (c) and (f) thereof.

(d)       This Amendment constitutes an “Incremental Loan Amendment” under the Credit Agreement.

2.4      Grant of Additional Security Interest. The Borrower and each Guarantor each hereby pledges, hypothecates and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of the right, title and interest of such Person in, to and under the following:

(a)       Motor Vehicles (as defined in the Security Agreement) and other goods subject to certificates of title or certificates of ownership to the extent that a security interest therein cannot be perfected solely by filing a UCC-1 financing statement or similar instrument in the office of the secretary of state (or equivalent filing office) of the applicable Person’s jurisdiction of organization or principal place of business;

(b)      (i) all outstanding voting Equity Interests of (A) any Foreign Subsidiary that is a controlled foreign corporation (within the meaning of Section 957(a) of the Internal Revenue Code) and (B) any Subsidiary that owns no material assets other than the Equity Interests of any Foreign Subsidiary that is a controlled foreign corporation (within the meaning of Section 957(a) of the Internal Revenue Code), (ii) any Equity Interests of a Foreign Subsidiary that is an Immaterial Subsidiary, (iii) any Equity Interests of any direct or indirect Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation (within the meaning of Section 957(a) of the Internal Revenue Code), and (iv) any special purpose entity formed pursuant to a transaction not prohibited by the Credit Agreement; and

(c)      all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to any Company from time to time with respect to any of the foregoing.

2.5     Waiver. The Administrative Agent and Lenders party hereto acknowledge that (x) INAP Technology has been incorporated and (y) joined the Credit Agreement as a Loan Party pursuant to Section 5.11 of the Amended Credit Agreement. The Administrative Agent and Collateral Agent hereby waive at the Required Lenders direction (and each Lender party hereto hereby expressly confirms its direction to the Administrative Agent and Collateral Agent to so waive), for so long as the cost of effecting the same outweighs benefit to the Secured Parties (in the judgment of the Required Lenders in their sole discretion), solely the New Subsidiary Requests (as defined below) with respect to INAP Technology. For purposes of this Section, the “New Subsidiary Requests” shall mean the request by the Borrower for the Administrative Agent, Collateral Agent and the Required Lenders to waive the following requirements, if and to the extent necessary, contained in Section 5.11 of the Credit Agreement and Section 3 of the Security Agreement with respect to the joinder of INAP Technology: (i) the execution and delivery of an acknowledgement of the pledge of Pledged Securities (as defined in the Security Agreement) of INAP Technology or any customary pledge forms or other documents to complete the pledge and grant the Collateral Agent the right to transfer such Pledged Securities of INAP Technology, (ii) the delivery of an opinion of counsel confirming such pledge and perfection thereof, (iii) the certification and delivery of (or causing INAP Technology to certificate and deliver) the Pledged Securities of INAP Technology to the Collateral Agent in accordance with the provisions of Section 3.1 of the Security Agreement and (iv) except as required pursuant to the next sentence, any Control Agreements. Notwithstanding the foregoing, the New Subsidiary Requests shall not include, and INAP Technology shall deliver to the Administrative Agent and Collateral Agent, as applicable, requests for the execution and delivery of (A) a Joinder Agreement and a UCC1 Financing Statement to be filed in the jurisdiction of organization of INAP Technology, (B) any supplemental schedules to the Credit Agreement, Perfection Certificate and Security Agreement and (C) any Control Agreement with respect to any Deposit Account established and maintained under the name of INAP Technology with an average daily balance, individually or in the aggregate in excess of $30,000. The Administrative Agent and Collateral Agent hereby further waive at the Required Lenders direction (and each Lender party hereto hereby expressly acknowledges, confirms and directs the Administrative Agent and Collateral Agent to so waive) any requirement for (1) prior written notice with respect to the establishment and maintenance of any Deposit Account of INAP Technology with a Bank (as defined in the Security Agreement) or (2) any prior approval or acceptance of such Bank by the Administrative Agent and Collateral Agent pursuant to Section 3.4(b) of the Security Agreement.

Section 3.      Effectiveness. This Amendment shall be legal, valid and binding on the date on which the following conditions precedent are satisfied (the date of such satisfaction, the “Eighth Amendment Effective Date”):

(a)       The Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Required Lenders and the New Incremental Loan Lenders:

(i)       counterparts of this Amendment duly executed by the Borrower, the Administrative Agent, the Collateral Agent, the Lenders that constitute the Required Lenders and Term Loan Lenders holding more than 50% of the principal amount of the outstanding Term Loans, and acknowledged by each Guarantor;

(ii)      duly executed Term Notes, to the extent requested by any New Incremental Loan Lender one Business Day prior to the Eighth Amendment Effective Date;

(iii)     a borrowing notice setting forth the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(f)(ii) of the Amended Credit Agreement (the “New Incremental Loan Borrowing Notice”);

(iv)     an Officers’ Certificate of Borrower, in form and substance reasonably acceptable to the Required Lenders certifying that the New Incremental Loan Commitments made pursuant to Section 2.19 of the Credit Agreement, as amended by this Amendment, and the making of the New Incremental Loans, are not in violation of the Credit Facilities as amended by this Amendment (it being agreed by the Required Lenders that any conditions precedent to the making of the New Incremental Loans in Section 2.19 of the Credit Agreement are hereby waived);

(v)       an Engagement Letter duly executed by the Borrower and Rothschild & Co; and

(vi)      the New Incremental Loan Budget set forth on Schedule II to this Amendment, which such New Incremental Loan Budget shall be in form and substance acceptable to the Required New Incremental Loan Lenders; and

(b)     Certificate. The Borrower shall have prepared and provided to the Administrative Agent a certificate (which may be attached to the New Incremental Loan Borrowing Notice), signed by a Chief Financial Officer, chief restructuring office or chief executive officer of the Borrower, and in form and substance satisfactory to the Required Lenders, certifying (X) as to the satisfaction of the conditions in clauses (c), (d) and (e) below and (Y) that after reasonable inquiry, such Person is unaware of any fraud in connection with the business of the Borrower and its Subsidiaries.

(c)      No Default. After giving effect to this Amendment and the making of such New Incremental Loans and the application of the proceeds thereof, no New Incremental Loan Specified Event of Default or other Event of Default shall have occurred and be continuing.

(d)      Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III of the Amended Credit Agreement, in this Amendment or in any other Loan Document shall be true and correct in all material respects on the date of the making of the New Incremental Loans and immediately after the making thereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(e)       RSA. The RSA shall be executed by all parties thereto and be in full force and effect.

(f)       Fees, Expenses and Interest. The Loan Parties shall have paid (or concurrently with the funding of the New Incremental Loan Facility will pay) all costs, fees, expenses (including reasonable and documented legal fees and out-of-pocket expenses and recording taxes and fees) and other compensation and amounts contemplated owing to Jefferies Finance LLC, the New Incremental Loan Lenders, Ad Hoc Group of New Incremental Loan Lenders and the New Incremental Loan Lenders Advisors pursuant to any fee letters (including the Premium Letter, dated March 13, 2020, duly executed by the Borrower and Jefferies Finance LLC) or engagement letters executed by the Borrower or any other Loan Party in connection with this Amendment, the Amended Credit Agreement, or otherwise payable to the Arranger, the Administrative Agent, the Collateral Agent, the New Incremental Loan Lenders, the Lenders or any of their respective affiliates, that are due and payable on the Eighth Amendment Effective Date.

(g)      Outstanding Debt. On the Eighth Amendment Effective Date, after giving effect to the transactions contemplated hereby, none of the Borrower or any of its subsidiaries shall have any third party debt for borrowed money other than under the Amended Credit Agreement or other indebtedness that is not prohibited by the Amended Credit Agreement.

Section 4.      Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

4.1      Power and Authority. It has the legal power and authority to execute and deliver this Amendment and perform its obligations hereunder and under the Amended Credit Agreement.

4.2      Authorization. It has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and the other transactions contemplated hereby and the performance of the Amended Credit Agreement.

4.3      Non-Violation. The execution and delivery of this Amendment and the performance and observance by it of the provisions hereof do not and will not (a) violate the Organizational Documents of any Company, (b) violate or result in a default or require any consent or approval under (x) any indenture, instrument, agreement, or other document binding upon any Company or its property or to which any Company or its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, or (y) any Organizational Document (other than such as have been obtained and are in full force and effect), (c) violate any Legal Requirement in any material respect, and (d) result in the creation or imposition of any Lien on any property of any Company, except Permitted Liens.

4.4      Validity and Binding Effect. This Amendment has been duly executed and delivered by the Borrower and the Guarantors. On the Eighth Amendment Effective Date, this Amendment shall constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

4.5      Representations and Warranties in Credit Agreement. The representations and warranties of each Loan Party contained in the Amended Credit Agreement and each Loan Document are (i) in the case of representations and warranties qualified by materiality, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the Eighth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct on the basis set forth above as of such earlier date.

4.6      No Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred on the Eighth Amendment Effective Date both immediately prior to and immediately after the making of the New Incremental Loans.

4.7      No Consent. No consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority is required with respect to any Company in connection with this Amendment, or the execution, delivery, performance, validity or enforceability of this Amendment or any other Loan Document, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect.

Section 5.      Guarantor Acknowledgment.  Each Guarantor, by signing this Amendment hereby:

5.1     confirms and ratifies its respective guarantees, pledges and grants of security interests, as applicable, under each Loan Document to which it is a party, and agrees that notwithstanding the effectiveness of this Amendment and the consummation of the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties;

5.2      acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law, and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

5.3      hereby consents and agrees to and acknowledges and affirms the terms of this Amendment and the transactions contemplated hereby.

Section 6.      Miscellaneous.

6.1      Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.2      Survival   of  Representations and Warranties.  All representations and warranties made hereunder shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders or any subsequent extension of credit shall affect any of such representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

6.3     Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.4      Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.5     Loan Documents Unaffected. Each reference to the Credit Agreement in any Loan Document (including, as the context requires, in this Amendment) shall hereafter be construed as a reference to the Credit Agreement as amended or otherwise modified hereby. Except as herein otherwise specifically provided, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any other Loan Document. Except as herein otherwise specifically provided, all provisions of the Credit Agreement and the other Loan Documents, and the guarantees, pledges and grants of security interests, as applicable, under each of the Security Documents, are hereby reaffirmed and ratified and shall remain in full force and effect, shall continue to accrue to the benefit of the Secured Parties and shall be unaffected hereby. This Amendment is a Loan Document.

6.6      Waiver of Claims. The Loan Parties hereby acknowledge and agree that, through the date hereof, each of the Administrative Agent and the Lenders has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Loan Parties in connection with the Obligations, the Credit Agreement, and the other Loan Documents, and the Loan Parties hereby waive and release any claims to the contrary with respect to the period through the Eighth Amendment Effective Date. To the maximum extent permitted by law, the Loan Parties hereby release, acquit and forever discharge the Administrative Agent and each of the Lenders, their respective Affiliates, and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former, from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Obligations, this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

6.7      Expenses. As provided in the Amended Credit Agreement, but without limiting any terms or provisions thereof, each of the Loan Parties hereby jointly and severally agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Ad Hoc Group of New Incremental Loan Lenders and the New Incremental Loan Lenders Advisors in connection with the documentation, preparation and execution of this Amendment (including, without limitation, all legal fees), regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and/or any Lender and/or the Ad Hoc Group of New Incremental Loan Lenders and the New Incremental Loan Lenders Advisors in connection with the enforcement or preservation of any rights under this Amendment, the Amended Credit Agreement or otherwise modified hereby.

6.8      Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

6.9      Acknowledgments. Each Loan Party hereby acknowledges that:

(a)       it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents;

(b)       neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Amendment or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

6.10    Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Transmission by a party to another party (or its counsel) via facsimile or electronic mail of a copy of this Amendment (or a signature page of this Amendment) shall be as fully effective as delivery by such transmitting party to the other parties hereto of a counterpart of this Amendment that had been manually signed by such transmitting party.

6.11   Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.12    Submission To Jurisdiction; Waivers

Each Loan Party hereby irrevocably and unconditionally:

(a)      submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or any other Loan Party at its address set forth in Section 10.01 of the Credit Agreement, or, in any case, at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)      agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

6.13      Jury Trial Waiver. EACH LOAN PARTY, EACH AGENT AND EACH LENDER SIGNATORY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING) OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.14       Direction to Administrative Agent and Collateral Agent. The undersigned Lenders party hereto, constituting the Required Lenders, hereby (a) direct the Administrative Agent and Collateral Agent to execute and deliver this Amendment and consent to the waivers and amendments included herein and (b) acknowledge and agree that the direction in this Section 6.14 constitutes a direction from the Required Lenders under the provisions of Section 10.02 of the Credit Agreement. The Borrower and the Lenders party hereto expressly agree and confirm that the Administrative Agent’s and Collateral Agent’s right to indemnification, as set forth in Sections 9.09 and 10.03 of the Credit Agreement shall apply to this Amendment (and each other Loan Document) with respect to any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that the Administrative Agent and/or the Collateral Agent suffers, incurs or is threatened with relating to actions taken or omitted by the Administrative Agent or the Collateral Agent in connection with this Amendment and/or any other Loan Document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

INTERNAP CORPORATION, as Borrower

By	/s/ Michael T. Sicoli
Name:	Michael T. Sicoli
Title:	President and Chief Financial Officer

Acknowledged and agreed:

UBERSMITH, INC., as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Corporate Secretary

INTERNAP CONNECTIVITY LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Corporate Secretary

SINGLEHOP LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Corporate Secretary

DATAGRAM LLC, as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	Corporate Secretary

INTERNAP TECHNOLOGY SOLUTIONS, INC., as a Guarantor

By	/s/ Richard P. Diegnan
Name:	Richard P. Diegnan
Title:	President & Secretary

SCHEDULE I

Initial New Incremental Loan Lenders and New Incremental Loan Commitments

Lender	Address for Notices	Amount of New Incremental Loan Commitment

JEFFERIES FINANCE LLC	520 Madison Avenue, New York, New York 10022	$4,088,410.43
TENNENBAUM CAPITAL PARTNERS, LLC	2951 28th Street Suite 1000, Santa Monica, CA 90405	$883,449.14
BLACKROCK CAPITAL INVESTMENT ADVISORS, LLC	2951 28th Street Suite 1000, Santa Monica, CA 90405	$28,140.43
Total		$5,000,000

SCHEDULE II

New Incremental Loan Budget

[See Attached]

EXHIBIT A

Amended Credit Agreement

[See Attached]

~~Conformed Copy~~Execution Version

CREDIT AGREEMENT
dated as of April 6, 2017,

among

INTERNAP CORPORATION,
as Borrower,

THE GUARANTORS PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO, JEFFERIES FINANCE LLC,

as Administrative Agent and Collateral Agent,

JEFFERIES FINANCE LLC,

and
PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers,

PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent and as Issuing Bank,

JEFFERIES FINANCE LLC,
as Documentation Agent, Sole Book Manager and as Swingline Lender

~~Conformed Copy incorporating the First Amendment to Credit Agreement dated as of June 28, 2017, the Second Amendment to Credit Agreement dated as of February 6, 2018, the Incremental and Third Amendment to Credit Agreement dated as of February 28, 2018, the Fourth Amendment to Credit Agreement dated as of April 9, 2018, the Incremental and Fifth Amendment to Credit Agreement dated as of August 28, 2018, the Sixth Amendment to Credit Agreement dated as of May 8, 2019 and the Seventh Amendment to Credit Agreement dated as of October 29, 2019~~

TABLE OF CONTENTS

Article I DEFINITIONS		1

Section 1.01	Defined Terms	1

Section 1.02	Classification of Loans and Borrowings	~~59~~57

Section 1.03	Terms Generally	~~59~~57

Section 1.04	Accounting Terms; GAAP.	~~59~~58

Section 1.05	~~Pro Forma Calculations~~	~~60~~[Reserved] 59

Section 1.06	Resolution of Drafting Ambiguities	~~61~~59

Section 1.07	~~Limited Condition Transactions~~	~~61~~[Reserved] 59

Article II THE CREDITS		~~62~~59

Section 2.01	Commitments	~~62~~59

Section 2.02	Loans	~~62~~60

Section 2.03	Borrowing Procedure	~~64~~62

Section 2.04	Evidence of Debt; Repayment of Loans	~~64~~63

Section 2.05	Fees	~~65~~64

Section 2.06	Interest on Loans	~~66~~65

Section 2.07	Termination and Reduction of Commitments	~~68~~66

Section 2.08	Interest Elections	~~68~~67

Section 2.09	Amortization of Term Borrowings	~~70~~68

Section 2.10	Optional and Mandatory Prepayments of Loans	~~70~~69

Section 2.11	Alternate Rate of Interest	~~74~~72

Section 2.12	Increased Costs; Change in Legality	~~75~~72

Section 2.13	Breakage Payments	~~77~~74

Section 2.14	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~77~~75

Section 2.15	Taxes	~~79~~77

Section 2.16	Mitigation Obligations; Replacement of Lenders	~~83~~80

Section 2.17	Swingline Loans	~~86~~84

Section 2.18	Letters of Credit	~~89~~86

Section 2.19	Increases of the Term Loan and Revolving Commitments.	~~95~~92

Section 2.20	Amend and Extend Transactions	~~98~~93

Section 2.21	Refinancing Amendments	~~101~~95

Article III REPRESENTATIONS AND WARRANTIES		~~102~~96

- i -

Section 3.01	Organization; Powers; Regulatory Licenses.	~~102~~96

Section 3.02	Authorization; Enforceability	~~103~~97

Section 3.03	No Conflicts; No Default	~~103~~98

Section 3.04	Financial Statements; Projections	~~104~~98

Section 3.05	Properties	~~104~~98

Section 3.06	Intellectual Property	~~104~~99

Section 3.07	Equity Interests and Subsidiaries	~~105~~100

Section 3.08	Litigation; Compliance with Legal Requirements	~~106~~100

Section 3.09	Agreements	~~106~~100

Section 3.10	Federal Reserve Regulations	~~106~~100

Section 3.11	Investment Company Act, etc.	~~106~~101

Section 3.12	Use of Proceeds	~~107~~101

Section 3.13	Taxes	~~107~~101

Section 3.14	No Material Misstatements	~~107~~101

Section 3.15	Labor Matters	~~107~~102

Section 3.16	~~Solvency~~	~~108~~[Reserved] 102

Section 3.17	Employee Benefit Plans	~~108~~102

Section 3.18	Environmental Matters	~~109~~103

Section 3.19	Insurance	~~109~~103

Section 3.20	Mortgages	~~109~~103

Section 3.21	Anti-Terrorism Law; Foreign Corrupt Practices Act	~~110~~104

Section 3.22	Security Documents	~~111~~105

Section 3.23	Status of Obligations as Senior Indebtedness, etc.	~~111~~105

Section 3.24	License Subsidiaries.	~~112~~106

Section 3.25	No EEA Financial Institution.	~~112~~106

Article IV CONDITIONS TO CREDIT EXTENSIONS		~~112~~106

Section 4.01	Conditions to Initial Credit Extension	~~112~~106

Section 4.02	Conditions to All Credit Extensions	~~116~~110

Section 4.03	Conditions to Making of New Incremental Loans	111

Article V AFFIRMATIVE COVENANTS		~~117~~111

Section 5.01	Financial Statements, Reports, etc	~~117~~112

Section 5.02	Litigation and Other Notices	~~120~~114

- ii -

Section 5.03	Existence; Businesses and Properties	~~121~~115

Section 5.04	Insurance	~~121~~115

Section 5.05	Obligations and Taxes	~~122~~116

Section 5.06	Employee Benefits	~~122~~116

Section 5.07	Maintaining Records; Access to Properties and Inspections; Annual Meetings	~~123~~117

Section 5.08	Use of Proceeds	~~123~~117

Section 5.09	Compliance with Environmental Laws; Environmental Reports	~~124~~117

Section 5.10	Compliance Policy.	~~124~~117

Section 5.11	Additional Collateral; Additional Guarantors	~~124~~118

Section 5.12	Security Interests; Further Assurances	~~126~~120

Section 5.13	Information Regarding Collateral	~~127~~120

Section 5.14	Maintenance of Ratings	~~127~~120

Section 5.15	~~Post-Closing Matters.127~~Specified New Incremental Loan Covenants.	120

Article VI NEGATIVE COVENANTS		~~127~~124

Section 6.01	Indebtedness.	~~127~~124

Section 6.02	Liens	~~131~~127

Section 6.03	Sale and Leaseback Transactions	~~134~~130

Section 6.04	Investments, Loans and Advances	~~135~~130

Section 6.05	Mergers and Consolidations	~~136~~131

Section 6.06	Asset Sales	~~137~~131

Section 6.07	Acquisitions	~~139~~132

Section 6.08	Dividends	~~139~~132

Section 6.09	Transactions with Affiliates	~~141~~133

Section 6.10	~~Financial Covenants~~	~~141~~[Reserved] 134

Section 6.11	Prepayments of Other Indebtedness; Modifications of Organizational Documents, Acquisition and Certain Other Documents, etc	~~142~~134

Section 6.12	Limitation on Certain Restrictions on Subsidiaries	~~143~~134

Section 6.13	Limitation on Issuance of Capital Stock	~~144~~135

Section 6.14	Business	~~145~~136

Section 6.15	Limitation on Accounting Changes	~~145~~136

Section 6.16	Fiscal Periods	~~145~~136

- iii -

Section 6.17	No Further Negative Pledge	~~145~~136

Section 6.18	Anti-Terrorism Law; Anti-Money Laundering	~~145~~137

Section 6.19	Embargoed Person	~~146~~137

Section 6.20	Compliance with Canadian Pension Plans	~~146~~137

Section 6.21	Permitted Activities of License Subsidiaries.	~~146~~137

Section 6.22	Regulatory Licenses.	~~146~~138

Article VII GUARANTEE		~~147~~138

Section 7.01	The Guarantee	~~147~~138

Section 7.02	Obligations Unconditional	~~147~~139

Section 7.03	Reinstatement	~~149~~140

Section 7.04	Subrogation; Subordination	~~149~~140

Section 7.05	Remedies	~~149~~140

Section 7.06	Instrument for the Payment of Money	~~149~~140

Section 7.07	Continuing Guarantee	~~150~~141

Section 7.08	General Limitation on Guarantee Obligations	~~150~~141

Section 7.09	~~Release of Guarantors~~	~~150~~[Reserved] 141

Section 7.10	Right of Contribution	~~150~~141

Section 7.11	Qualified ECP Guarantors	~~150~~141

Article VIII EVENTS OF DEFAULT		~~151~~142

Section 8.01	Events of Default	~~151~~142

Section 8.02	Rescission	~~154~~145

Section 8.03	~~Borrower’s Right to Cure~~	~~155~~[Reserved] 145

Section 8.04	Application of Proceeds	~~155~~146

Section 8.05	Application of New Incremental Loan Collateral Proceeds	147

Article IX THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT		~~156~~148

Section 9.01	Appointment	~~156~~148

Section 9.02	Agent in Its Individual Capacity	~~157~~149

Section 9.03	Exculpatory Provisions	~~158~~149

Section 9.04	Reliance by Agent	~~158~~150

Section 9.05	Delegation of Duties	~~159~~150

Section 9.06	Successor Agent	~~159~~150

Section 9.07	Non-Reliance on Agent and Other Lenders	~~160~~151

- iv -

Section 9.08	Name Agents	~~160~~151

Section 9.09	Indemnification	~~160~~152

Section 9.10	Lender Action	~~161~~152

Section 9.11	Withholding Taxes	~~161~~152

Section 9.12	Lender’s Representations, Warranties and Acknowledgements	~~162~~153

Section 9.13	Security Documents and Guarantee	~~162~~153

Section 9.14	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~164~~155

Article X MISCELLANEOUS		~~165~~156

Section 10.01	Notices	~~165~~156

Section 10.02	Waivers; Amendment	~~167~~159

Section 10.03	Expenses; Indemnity; Damage Waiver	~~171~~162

Section 10.04	Successors and Assigns	~~174~~165

Section 10.05	Survival of Agreement	~~180~~170

Section 10.06	Counterparts; Integration; Effectiveness	~~180~~170

Section 10.07	Severability	~~181~~171

Section 10.08	Right of Setoff; Marshalling; Payments Set Aside	~~181~~171

Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process	~~182~~171

Section 10.10	Waiver of Jury Trial	~~182~~172

Section 10.11	Headings	~~183~~172

Section 10.12	Confidentiality	~~183~~173

Section 10.13	Interest Rate Limitation	~~184~~174

Section 10.14	Assignment and Assumption	~~184~~174

Section 10.15	Obligations Absolute	~~184~~174

Section 10.16	Waiver of Defenses; Absence of Fiduciary Duties	~~185~~175

Section 10.17	Reinstatement	~~185~~175

Section 10.18	USA Patriot Act	~~186~~176

Section 10.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	~~186~~176

Section 10.20	Original Issue Discount	~~186~~176

Section 10.21	Section 10.21 Certain ERISA Matters	~~187~~176

- v -

ANNEXES

Annex I	Initial Lenders and Commitments

SCHEDULES

Schedule 1.01(a)	Mortgaged Property
Schedule 1.01(b)	Guarantors
Schedule 1.01(c)	Pledgors
Schedule 1.01(d)	Data Center Leases
Schedule 3.07(a)	Subsidiaries
Schedule 3.07(b)	Corporate Organizational Chart
Schedule 3.09	Material Agreements
Schedule 3.18	Environmental Matters
Schedule 3.20	Mortgage Filing Offices
Schedule 4.01(k)(vi)	Landlord Access Agreements
Schedule 4.01(l)(iii)	Title Insurance Amounts
~~Schedule 5.15~~	~~Post-Closing Matters~~
Schedule 6.01(b)(i)	Existing Indebtedness
Schedule 6.01(b)(ii)	Existing Letters of Credit
Schedule 6.02(c)	Existing Liens
Schedule 6.04(a)	Existing Investments
Schedule 8.01(o)	Permissible Data Center Terminations

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Intercompany Note
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Landlord Access Agreement
Exhibit G	Form of LC Request
Exhibit H-1	Form of Fee Mortgage
Exhibit H-2	Form of Leasehold Mortgage
Exhibit I-1	Form of Term Note
Exhibit I-2	Form of Revolving Note
Exhibit I-3	Form of Swingline Note
Exhibit J-1	Form of Perfection Certificate
Exhibit J-2	Form of Perfection Certificate Supplement
Exhibit K	Form of Security Agreement
Exhibit L-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-2	Form of U.S. Tax Compliance Certificate (Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-3	Form of U.S. Tax Compliance Certificate (Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit M	Form of Solvency Certificate
Exhibit N	Form of Opinion of Jenner & Block LLP

- vi -

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) dated as of April 6, 2017, among Internap Corporation, a Delaware corporation (“Borrower”), the guarantors from time to time party hereto, the several banks and other financial institutions from time to time party (as further defined in Section 1.01, the “Lenders”), Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), Jefferies Finance LLC and PNC Capital Markets LLC, as joint lead arrangers (in such capacity, the “Arrangers”), PNC Bank, National Association, as syndication agent (in such capacity, the “Syndication Agent”), Jefferies Finance LLC, as sole book manager (in such capacity, the “Book Manager”) and as documentation agent (in such capacity, the “Documentation Agent”), Jefferies Finance LLC, as swingline lender (in such capacity, the “Swingline Lender”) for the Lenders, and PNC Bank, National Association, as issuing bank (in such capacity, the “Issuing Bank”) for the Lenders.

WITNESSETH:

WHEREAS, Borrower has requested the Lenders to extend credit in the form of (a) Initial Term Loans on the Closing Date in an aggregate principal amount not in excess of $300,000,000 and (b) Revolving Loans at any time and from time to time before the Revolving Maturity Date in an aggregate principal amount at any time outstanding not in excess of $25,000,000. Borrower has requested the Swingline Lender to extend credit at any time and from time to time before the Revolving Maturity Date in the form of Swingline Loans in an aggregate principal amount at any time outstanding not in excess of $10,000,000. Borrower has requested the Issuing Bank to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $15,000,000 to support payment obligations incurred in the ordinary course of business by the Loan Parties. The proceeds of the Initial Term Loans are to be used solely to consummate the Refinancing. The proceeds of the Revolving Loans and the Swingline Loans are to be used for working capital and general corporate purposes of Borrower and its Restricted Subsidiaries.

WHEREAS, the Lenders are willing to extend such credit to Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of Borrower, in each case on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

Article I DEFINITIONS

Section 1.01          Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, is used when such Loan comprising such Borrowing is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

“ABR Loan” means any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Loan” means any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” means any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Actual Cash Receipts” means with respect to any period, as the context requires, (x) the amount of actual receipts during such period of the Loan Parties (excluding any borrowings under this Agreement, whether of New Incremental Loans or other Loans) under the heading “Total Receipts” in the New Incremental Loan Budget and/or (y) the sum, for such period, of all such receipts for all such line items which comprise “Total Receipts” (as set forth in the New Incremental Loan Budget), on a cumulative basis (consistent with the Variance Testing Period), in each case, as determined by reference to the New Incremental Loan Budget as then in effect.

“Actual Operating Disbursement Amounts” means with respect to any period, as the context requires, (x) the amount of actual operating disbursements made by the Loan Parties during such period that correspond to each line item (on a line item by line item basis) under the headings “Operating Disbursements” in the New Incremental Loan Budget and/or (y) the sum, for such period, of all such disbursements for all such line items which comprise “Total Operating Disbursements” (as set forth in the New Incremental Loan Budget), on a cumulative basis (consistent with the Variance Testing Period), in each case, as determined by reference to the New Incremental Loan Budget as then in effect, which amounts do not include Actual Restructuring Related Amounts..

“Actual Restructuring Related Amounts” means with respect to any period, the amount of financing, restructuring and professional fees during such period for which the Loan Parties are liable for payment (including as reimbursement to any Secured Parties or the New Incremental Loan Lender Advisors) that correspond to the headings “Restructuring Related” in the New Incremental Loan Budget as then in effect.

“Ad Hoc Group of New Incremental Loan Lenders” means those certain Lenders represented by Gibson, Dunn & Crutcher LLP, as counsel and Rothschild & Co, as financial advisor.

“Adjusted LIBOR Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to (x) the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (y) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period; provided that in no event shall the Adjusted LIBOR Rate be less than (X) one percent per annum in respect of New Incremental Loans and (Y) zero percent per annum in respect of Loans other than New Incremental Loans.

“Administrative Agent” has the meaning set forth in the preamble hereto and includes each other Person appointed as the successor administrative agent pursuant to Article IX.

“Administrative Agent Fees” has the meaning set forth in Section 2.05(b).

“Administrative Questionnaire” means an administrative questionnaire in the form supplied from time to time by the Administrative Agent.

“Advisors” means legal counsel (including local, regulatory, foreign and in-house counsel), auditors, accountants, consultants, appraisers, engineers or other advisors.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, (x) for purposes of Section 6.09, the term “Affiliate” shall also include (i) any Person that directly or indirectly owns more than 10% of any class of Equity Interests of the Person specified or (ii) any Person that is an officer or director of the Person specified and (y) for purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be “Affiliates” of Jefferies Finance LLC and its Affiliates.

“Agents” means the Arrangers, the Syndication Agent, the Documentation Agent, the Administrative Agent, the Collateral Agent and the Book Manager; and “Agent” means any of them as the context requires.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day, (b) with respect to the Term Loans issued on the Closing Date, 2.00% per annum, (c) the Federal Funds Effective Rate in effect on such day plus 0.50% and (d) the Adjusted LIBOR Rate for a Eurodollar Loan with a one-month interest period (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBOR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (c) or (d), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist; provided that in no event shall the Alternate Base Rate be less than zero percent per annum. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the then applicable or the Adjusted LIBOR Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the then applicable Adjusted LIBOR Rate, respectively.

“Amendment No. 4 Effective Date” means the “Repricing Effective Date” as defined in the Fourth Amendment to Credit Agreement, dated as of April 9, 2018, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” means the “Fifth Amendment Effective Date” as defined in the Incremental and Fifth Amendment to Credit Agreement, dated as of August 28, 2018, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 6 Effective Date” means the “Sixth Amendment Effective Date” as defined in the Sixth Amendment to Credit Agreement, dated as of May 8, 2019, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

~~“Annual Redemption Basket” has the meaning set forth in Section 6.08(b).~~

“Anti-Terrorism Laws” has the meaning set forth in Section 3.21.

“Applicable Revolving Loan Margin” means, for any day, with respect to any Revolving Loan that is an ABR Loan, 6.00% per annum, and any Revolving Loan that is a Eurodollar Loan, 7.00% per annum.

“Applicable Term Loan Margin” means, (i) for any day immediately prior to the Amendment No. 6 Effective Date, with respect to any Term Loan that is an ABR Loan, 4.75% per annum, and any Term Loan that is a Eurodollar Loan, 5.75% per annum and (ii) for any day on and after the Amendment No. 6 Effective Date, with respect to any Term Loan that is an ABR Loan, 5.25% per annum, and any Term Loan that is a Eurodollar Loan, 6.25% per annum.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, which is distributed to the Agents or the Lenders by means of electronic communications pursuant to Section 10.01(b).

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in bank and other commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” has the meaning set forth in the preamble hereto.

“Asset Sale” means (a) any Disposition of any Property by any Company and (b) any issuance or sale by any Company of any Equity Interests of any Restricted Subsidiary of Borrower, in each case, to any Person other than ~~(x)~~ a Loan Party or (y) in the case of a Wholly Owned Subsidiary of Borrower that is not a Loan Party, another Wholly Owned Subsidiary of Borrower that is not a Loan Party. Notwithstanding the foregoing, none of the following shall constitute an “Asset Sale”: ~~(i)~~ any Disposition of assets permitted by, or expressly referred to in, any of Sections 6.04(b), 6.06(a)~~,~~ 6.06(g), 6.06(h) ~~or~~, 6.06(k), 6.06(l) or Section 6.06 (o)~~, or (ii) solely for purposes of clause (a) above, any other Disposition of any personal property, by any Company for Fair Market Value resulting in (x) not more than $1,000,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and (y) not more than $5,000,000 in Net Cash Proceeds in any 12-month period~~ of this Agreement as in effect prior to giving effect to the Eighth Amendment.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required pursuant to Section 10.04(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent from time to time.

“Attributable Indebtedness” means, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (and substantially similar payments) during the remaining term of the lease included in any such Sale and Leaseback Transaction.

~~“Auction” has the meaning set forth in Section 10.04(j)(i).~~

~~“Availability” means, on any date, an amount equal to the sum of (a) the aggregate Unrestricted Cash of the Borrower and its Domestic Restricted Subsidiaries on such date, as the same would be reflected on a consolidated balance sheet prepared in accordance with GAAP as of such date, and (b) only if each of the conditions set forth in clauses (b) and (c) of Section 4.02 would be satisfied in connection with a Borrowing as of such date, the amount by which the aggregate Revolving Commitments exceeds the aggregate Revolving Exposure as of such date.~~

“Bailee Letter” has the meaning set forth in the Security Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Base Rate” means, for any day, the prime rate published in The Wall Street Journal for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Base Rate” means the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates); each change in the Base Rate shall be effective on the date such change is effective. The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such Person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (iii) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Book Manager” has the meaning set forth in the preamble hereto. “Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” means (a) Loans (other than New Incremental Loans) of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) New Incremental Loans or (~~b~~c) a Swingline Loan.

“Borrowing Request” means a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

“Budgeted Cash Receipts” means with respect to any period, as the context requires, (x) the line item under the heading “Total Receipts” in the New Incremental Loan Budget and/or (y) the sum, for such period, of all the amounts for all such line items which comprise “Total Receipts” (as set forth in the New Incremental Loan Budget), on a cumulative basis (consistent with the Variance Testing Period), in each case, as determined by reference to the New Incremental Loan Budget as then in effect.

“Budgeted Disbursement Amounts” means with respect to any period, as the context requires, (x) the amount that corresponds to the line item under the heading “Forecast for Total Disbursements” in the New Incremental Loan Budget and/or (y) the sum, for such period, of all such line items which comprise “Total Disbursements” (as set forth in the New Incremental Loan Budget), on a cumulative basis, in each case, as determined by reference to the New Incremental Loan Budget as then in effect, which amounts do not include Budgeted Borrower Professional Fees.

“Budgeted Operating Disbursement Amounts” means with respect to any period, as the context requires, (x) the amount that corresponds to the line item under the heading “Total Operating Disbursements” in the New Incremental Loan Budget and/or (y) the sum, for such period, of all such line items which comprise “Total Operating Disbursements” (as set forth in the New Incremental Loan Budget), on a cumulative basis (consistent with the Variance Testing Period), in each case, as determined by reference to the New Incremental Loan Budget as then in effect, which amounts do not include Budgeted Restructuring Related Amounts.

“Budgeted Restructuring Related Amounts” means with respect to any period, the amount of financing, restructuring and professional fees for such period that are set forth under the headings “Restructuring Related” in the New Incremental Loan Budget, as then in effect.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City or Atlanta, Georgia are authorized or required by law or other governmental action to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Canadian Anti-Terrorism Laws” has the meaning set forth in Section 3.21.

“Canadian Pension Plan” means each “registered pension plan” as such term is defined under the Income Tax Act (Canada) that is maintained or contributed to by any Company for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Sanctions” has the meaning set forth in Section 3.21.

“Capital Expenditures” means, without duplication, (a) any cash expenditure for any purchase or other acquisition of any asset including capitalized leasehold improvements, which would be classified as a fixed or capital asset on a consolidated balance sheet of Borrower and its Restricted Subsidiaries prepared in accordance with GAAP and (b) Capital Lease Obligations and Synthetic Lease Obligations, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of Property pursuant to Section 2.10(e), (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) amounts expended by any Company to purchase assets constituting an ongoing business, including Investments that ~~constitute~~constituted Permitted ~~Acquisitions,~~Acquisition consummated prior to the New Incremental Loan Closing Date, (iv) the purchase of assets to the extent financed with the proceeds of Dispositions that are not required to be mandatorily prepaid pursuant to Section ~~2.10,~~2.10 and (v) expenditures relating to the construction or acquisition of any asset that has been transferred to a Person other than Borrower and its Subsidiaries during the same fiscal year in which such expenditures were made, or in the immediately succeeding fiscal year, pursuant to a Sale and Leaseback Transaction permitted ~~under Section 6.03, and (vi) expenditures that are actually paid for by a Person other than the Companies and for or in respect of which none of the Companies has provided or is required to provide, incur or make, directly or indirectly, any consideration, obligation or payment to such Person or any other Person.~~and consummated under section 6.03 of this Agreement as in effect prior to the New Incremental Loan Closing Date.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized, if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP.

“Capital Requirements” means, as to any Person, any matter, directly or indirectly, (i) regarding capital adequacy, capital ratios, capital or liquidity requirements, the calculation of such Person’s capital, liquidity or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by such Person or any Person controlling such Person (including any direct or indirect holding company), or the manner in which such Person or any Person controlling such Person (including any direct or indirect holding company) allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Borrower and its Restricted Subsidiaries.

“Cash Collateralized” means, with respect to any Letter of Credit, as of any date, that Borrower shall have deposited with the Collateral Agent for the benefit of the Revolving Lenders, an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon. “Cash Collateralize” shall have the correlative meaning.

“Cash Equivalents” means, as of any date of determination and as to any Person, any of the following: (a) United States and Canadian dollars (including amounts denominated in such currencies that are deposited into a deposit account (within the meaning of the UCC); (b) in the case of any Foreign Subsidiary, (x) such local currencies held by it from time to time in the ordinary course of business and not for speculation (including any amounts denominated in such currencies that are deposited with any bank that serves as a depository bank for, among other things, payroll accounts maintained by a Foreign Subsidiary in the applicable jurisdiction in the ordinary course of business) or (y) customarily utilized high-quality investments in securities denominated in such local currencies with average maturities of not more than 20 days from the date of acquisition held by such Foreign Subsidiary from time to time in the ordinary course of business and not for speculation; (c) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person, (d) money market deposits, time deposits, eurodollar time deposits, overnight bank deposits and certificates of deposit of any Lender or any domestic or foreign bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia or any U.S. branch of a foreign bank having, capital and surplus aggregating in excess of $250,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such Person, (e) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (c) above entered into with any Person meeting the qualifications specified in clause (d) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (f) commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-2 or the equivalent thereof by Moody’s Investors Service Inc. (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency), and in each case maturing not more than one year after the date of acquisition by such Person, (g) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (h) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating of at least P-2 or A-2 from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of not more than one year from the date of acquisition; (i) Investments with average maturities of not more than one year from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (j) investment funds investing substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (i) of this definition; and (k) solely with respect to any Foreign Subsidiary or Investments made in a country outside the United States of America, (x) investments of the type and maturity described in clauses (a) through (j) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in customarily utilized high-quality investments analogous to the foregoing investments in clauses (a) through (j).

“Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind or the accretion or capitalization of interest as principal and (b) other than to the extent paid in cash or cash equivalents, items described in clause (f) of the definition of “Consolidated Interest Expense.”

“Cash Interest Rate” ~~shall mean~~means (i) with respect to the Term Loans comprising each ABR Borrowing, the Alternate Base Rate determined for such day, plus the Applicable Term Loan Margin and (ii) with respect to the Term Loans comprising each Eurodollar Borrowing, the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing, plus the Applicable Term Loan Margin.

“Cash Management Services” means (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Casualty Event” means any loss of title (other than through a consensual Disposition of such Property in accordance with this Agreement) or any loss of or damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any Property of any Company. “Casualty Event” shall include any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, or any settlement in lieu thereof.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change in Control” means the occurrence of any of the following:

(a)      any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Voting Stock of Borrower representing more than 40% of the voting power of the total outstanding Voting Stock of Borrower (and taking into account all such securities that such person or group has the right to acquire (whether pursuant to an option right or otherwise));

(b)      during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of Borrower cease to be composed of individuals (i) who were members of that Board of Directors at the commencement of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clause (i) constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clauses (i) and (ii) constituting at the time of such election or nomination at least a majority of that Board of Directors; or

(c)      any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the equity securities of Borrower entitled to vote for members of the Board of Directors of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire (whether pursuant to an option right or otherwise)) representing 40% or more of the combined voting power of such securities.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, order, rule, regulation, policy, or treaty by any Governmental Authority, (b) any change in any law, order, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chapter 11 Cases” means, collectively, the cases, if any, commenced by the Borrower and the other Loan Parties, as debtors-in-possession under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court in accordance with the RSA and the Milestones set forth herein and in the RSA.

“Chapter 11 Plan” means a chapter 11 plan of reorganization in the Chapter 11 Cases.

“Chapter 11 Plan Disclosure Statement” means a disclosure statement describing the Chapter 11 Plan.

“Charges” has the meaning set forth in Section 10.13.

“Claims” has the meaning set forth in Section 10.03(b).

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, New Incremental Loans, Swingline Loans, Incremental Term Loans or Other Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment, New Incremental Loan Commitment, Swingline Commitment or Other Commitment.

“Closing Date” means the date of the initial Credit Extension hereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the Security Agreement Collateral, the New Incremental Loan Collateral, the Mortgaged Property and all other Property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document.

“Collateral Agent” has the meaning set forth in the preamble hereto.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Commitment, Term Loan Commitment, Swingline Commitment or Other Commitment.

“Commitment Fee” has the meaning set forth in Section 2.05(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning set forth in Section 10.01(b).

“Communications Act” means, collectively, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and as further amended, and the rules and regulations promulgated thereunder, including, without limitation, C.F.R. Title 47 and the rules, regulations and decisions by the FCC, in each case, as from time to time in effect.

“Companies” means Borrower and its Restricted Subsidiaries; and “Company” means any one of them.

“Competitor” means (i) any competitor of the Borrower that is identified by the Borrower to the Arrangers in writing on or prior to the Closing Date or from time to time thereafter (subject in the case of competitors identified after the Closing Date to the consent of the ~~Administrative Agent~~Required Lenders, such consent not to be unreasonably withheld, delayed or conditioned) and (ii) any affiliate of any such competitor that is clearly identifiable as such, based solely on its name (other than any such affiliate that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business, as long as the power to direct or cause the direction of the investment policies of such affiliate is not possessed by any other such competitor or affiliate thereof); provided that no written notice delivered pursuant to this definition shall apply retroactively to disqualify any Person that has acquired an assignment or participation interest in the Loans prior to the delivery of such notice.

“Compliance Certificate” means a certificate of a Financial Officer of Borrower substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent and Borrower.

“Confidential Information Memorandum” means that certain confidential information memorandum dated March 2017.

“Consolidated Amortization Expense” means, for any period, the amortization expense (including the amortization of capitalized software expenses, internal labor costs and deferred financing fees) of Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Borrower and its Restricted Subsidiaries (other than cash, cash equivalents and marketable securities) which may properly be classified as current assets on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Borrower and its Restricted Subsidiaries which may properly be classified as current liabilities on a consolidated balance sheet of Borrower and its Restricted Subsidiaries in accordance with GAAP excluding, to the extent otherwise included therein (a) the current portion of any Funded Debt, (b) the current portion of interest (excluding interest that is past due and unpaid), (c) liabilities in respect of unpaid earn-outs, (d) the current portion of deferred acquisition costs, (e) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition, and (f) accruals for deferred taxes based on income or profits.

“Consolidated Depreciation Expense” means, for any period, the depreciation expense of Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, without duplication, in each case, except with respect to sub clauses (m) or (p) below, only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary of Borrower only if a corresponding amount of cash would be permitted to be distributed to Borrower by such Restricted Subsidiary by operation of the terms of its Organizational Documents and all agreements, instruments, Orders and other Legal Requirements applicable to such Restricted Subsidiary or its equityholders during such period):

(a)       Consolidated Interest Expense (including realized losses in respect of any Obligation under Permitted Hedging Agreements as determined in accordance with GAAP) for such period;

(b)       Consolidated Amortization Expense for such period (including amortization of Capitalized Software Expenditures, internal labor costs and amortization of deferred financing fees or costs);

(c)       Consolidated Depreciation Expense for such period;

(d)       Consolidated Tax Expense for such period;

(e)       non-recurring costs and expenses directly incurred, within 60 days following the Closing Date, in connection with the Transaction;

(f)      transaction costs, fees and expenses in connection with any Permitted Acquisition or Investment ~~permitted under Section 6.04(m) or (n)~~ under Section 6.06(m) or (n) as in effect prior to the effectiveness of the Eighth Amendment, in each case to the extent such Permitted Acquisition or Investment was consummated prior to the New Incremental Loan Closing Date, Equity Issuances or the incurrence of any Indebtedness permitted hereunder, including a refinancing thereof;

(g)       ~~transaction costs, fees and expenses in connection with any contemplated Permitted Acquisition permitted hereunder that is not consummated for any Test Period;~~[reserved];

(h)      transaction costs, fees and expenses incurred prior to the New Incremental Loan Closing Date in connection with any contemplated Permitted Acquisition or Investment permitted under Section 6.04(m) or (n) of as in effect prior to the effectiveness of the Eighth Amendment, Equity Issuances or the incurrence of any Indebtedness permitted hereunder that is not consummated;

(i)        nonrecurring or extraordinary cash losses and expenses not to exceed $7,500,000 for any Test Period;

(j)        restructuring charges or reserves incurred during such period determined on a consolidated basis in accordance with GAAP;

(k)      non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of Consolidated Net Income determined on a consolidated basis in accordance with GAAP;

(l)        the after-tax effect of any loss on sales of fixed assets or write-downs of fixed or intangible assets determined on a consolidated basis in accordance with GAAP;

(m)     cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (y) below for any previous period and not added back;

(n)      any costs or expenses incurred by Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of Borrower or Net Cash Proceeds of an issuance of Equity Interests of Borrower (other than Disqualified Capital Stock);

(o)      any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(p)       without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to any Specified Transaction, any restructuring, cost saving initiative or other initiative projected by Borrower or any Restricted Subsidiary in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of Borrower), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of Borrower or any of its Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the applicable Company) with respect to any Specified Transaction, any restructuring, cost saving initiative or other initiative whether initiated before, on or after the Closing Date, within 12 months after such Specified Transaction, restructuring, cost saving initiative or other initiative (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably quantifiable and factually supportable, and identified and certified by the chief financial officer or equivalent officer of Borrower as meeting the requirements of this clause (p); (B) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to Borrower or any of its Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Test Period; and (C) the aggregate amount added back pursuant to this clause (p) for any Test Period shall not exceed 20% of Consolidated EBITDA for such Test Period (calculated prior to taking into account this clause (p));

(q)       the after-tax effect of any loss from the early purchase and retirement or extinguishment of Indebtedness;

(r)       charges incurred during such period for which insurance or indemnity recovery is actually received in cash during such period;

(s)       minority interest expense deducted and any other deductions attributable to minority interests and joint ventures (and not otherwise included in Consolidated Net Income);

(t)        with respect to Investments in any Person (other than a Subsidiary), net income during such period to the extent received in cash or Cash Equivalents during such period (and not otherwise included in Consolidated Net Income); and

(u)       the aggregate amount of all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period or the amortization of a prepaid cash item that was paid in a prior period or any write-down or writeoff of assets for such period); and

(y)      subtracting therefrom (A) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period, excluding any such income that represents the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than any such cash charge that has not increased Consolidated EBITDA); (B) the after-tax effect of any gain on sales of assets outside of the ordinary course of business; (C) realized gains in respect of obligations under Permitted Hedging Agreements as determined in accordance with GAAP; and (D) the after-tax effect of any income from the early purchase and retirement or extinguishment of Indebtedness.

~~“Consolidated Indebtedness” means, as at any date of determination, without duplication, the aggregate amount of all Indebtedness and all LC Exposure of Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.~~

~~“Consolidated Interest Coverage Ratio” means, for any Test Period, the ratio of (x) Consolidated EBITDA for such Test Period to (y) Cash Interest Expense for such Test Period.~~

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense, net of total interest income, of Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a)       imputed interest on Capital Lease Obligations and Attributable Indebtedness of Borrower and its Restricted Subsidiaries for such period;

(b)      commissions, discounts and other fees and charges owed by Borrower or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period;

(c)       cash contributions to any employee stock ownership plan or similar trust made by Borrower or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Borrower or any of its Wholly Owned Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period;

(d)       all interest paid or payable with respect to discontinued operations of Borrower or any of its Restricted Subsidiaries for such period;

(e)      the interest portion of any payment obligations of Borrower or any of its Restricted Subsidiaries for such period deferred for payment at any future time, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, Contingent Obligations and/or Earnouts; and

(f)       without duplication, (i) all interest on any Indebtedness of Borrower or any of its Restricted Subsidiaries of the type described in clause (e) or (j) of the definition of “Indebtedness” for such period and (ii) all cash payments in respect of any Disqualified Capital Stock during such period~~;provided, that (x) for the purposes of determining the Consolidated Interest Coverage Ratio for the fiscal quarter in which the Closing Date occurs, Consolidated Interest Expense shall be deemed to be equal to the product of (A) the Consolidated Interest Expense for the period commencing on the Closing Date and ending on the last day of such fiscal quarter (the “Stub Period”) multiplied by (B) a fraction in the form of x/y, for which “x” is the number of days during such fiscal quarter and “y” is the number of days during such Stub Period, and (y) for the purposes of determining the Consolidated Interest Coverage Ratio for the Test Period ending on the last day of each of the three full fiscal quarters immediately succeeding the Stub Period, Consolidated Interest Expense shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and each previous fiscal quarter commencing after the Stub Period, if any) multiplied by 4, 2 and 4/3, respectively~~.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)       the net income (or loss) of an Unrestricted Subsidiary or any other Person (other than the Borrower or a Restricted Subsidiary of Borrower) in which any Person other than Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash or Cash Equivalents in an amount equal to any such income has actually been received by Borrower or (subject to clause (b) below) any of its Wholly Owned Subsidiaries from such Person during such period (or if not received in cash or Cash Equivalents but later converted into cash or Cash Equivalents during such period, upon such conversion);

(b)       ~~solely for purposes of calculating the Cumulative Credit Availability, the net income of any Restricted Subsidiary of Borrower during such period to the extent that the declaration and/or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument, Order or other Legal Requirement applicable to that Restricted Subsidiary or its equityholders during such period, unless such restriction with respect to the declaration and/or payment of dividends or other distributions has been legally waived, except that Borrower’s equity in net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income; provided that Consolidated Net Income shall be increased by the amount of dividends or other distributions actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to Borrower or any such Restricted Subsidiary;~~[Reserved];

(c)       earnings resulting from any reappraisal, revaluation or write-up of assets;

(d)      any extraordinary or nonrecurring noncash gain (or extraordinary or nonrecurring noncash loss), together with any related provision for taxes on any such noncash gain (or the tax effect of any such noncash loss), recorded or recognized by Borrower or any of its Restricted Subsidiaries during such period;

(e)       the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income;

(f)        any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments;

(g)       any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of);

(h)      any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments in such period; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period;

(i)        any non-cash gain (loss) related to currency remeasurements of Indebtedness, net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances; and

(j)        any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities).

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Borrower and its Restricted Subsidiaries), as a result of any Permitted ~~Acquisitions~~Acquisition consummated prior to the New Incremental Loan Closing Date or other Investment or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder (net of any amount so added back in any prior period to the extent not so reimbursed within a one-year period) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period.

“Consolidated Tax Expense” means, for any period, the tax expense (including federal, state, local and foreign income taxes) of Borrower and its Restricted Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation, agreement, understanding or arrangement of such Person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor, (c) to purchase or lease Property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation) or (e) otherwise to assure or hold harmless the primary obligor of any such primary obligation against loss (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or consistent with past practice or any product or service warranties given in the ordinary course of business or consistent with past practice. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” has the meaning set forth in the Security Agreement.

“Corrective Extension Amendment” has the meaning set forth in Section 2.20(f).

“Credit Extension” means, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the extension of the expiry date or renewal, or any amendment or other modification to increase the amount, of any existing Letter of Credit, by the Issuing Bank.

“Credit Facilities” means the revolving credit, swingline, letter of credit and term loan facilities provided for hereunder ~~(including any increases in such facilities pursuant to Section 2.19~~or pursuant to any amendment hereto (including the New Incremental Loans, the Single Hop Acquisition Term Loan, and extensions of ~~such~~any term loan facilities pursuant to Section 2.20).

“Cumulative ~~Credit Availability~~Period” means, ~~as of any date, an amount (which shall not be less than zero), determined on a cumulative basis, equal to, without duplication:~~at any time, the period from the New Incremental Loan Closing Date through the Prior Week.

~~(a)~~	~~the Retained Excess Cash Flow Amount; plus~~

~~(b)~~
~~the cumulative amount of Net Cash Proceeds received after the Closing Date that have been contributed as a capital contribution to Borrower, or otherwise received by Borrower in respect of the issuance of Qualified Capital Stock by Borrower, but excluding any such sale or issuance by Borrower of its Equity Interests upon exercise of any warrant or option to directors, officers or employees of any Company; provided that such proceeds were not obtained in connection with any Specified Equity Contribution; plus~~

~~(c)~~
~~an amount equal to any cash or Cash Equivalents actually received by Borrower or any Restricted Subsidiary (or, if not received in cash or Cash Equivalents, converted by Borrower or any Restricted Subsidiary into cash or Cash Equivalents) in respect of any Investments made pursuant to Section 6.04(n) to the extent constituting a return of capital or other return with respect to such Investment; provided, that in no case shall such amount exceed the amount of such Investment made pursuant to Section 6.04(n); plus~~

~~(d)~~
~~in the event that all or a portion of the Cumulative Credit Availability has been applied to make an Investment pursuant to Section 6.04(n) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and such Unrestricted Subsidiary is thereafter redesignated as a Restricted Subsidiary or is merged or consolidated with or into Borrower or any of its Restricted Subsidiaries (up to the lesser of (i) the Fair Market Value of the Investments of Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation or merger or consolidation and (ii) the Fair Market Value (valued at the time of the making of such Investment) of the Investment made in such Subsidiary pursuant to Section 6.04(n)), plus~~

~~(e)~~
~~in the event that all or a portion of the Cumulative Credit Availability has been applied to make an Investment pursuant to Section 6.04(n) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of an Unrestricted Subsidiary or any other Investment, an amount equal to the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary: (i) the sale or other Disposition (other than to the Borrower or any Restricted Subsidiary) of any such Equity Interests of any such Unrestricted Subsidiary (including the issuance or sale of Equity Interests of any such Unrestricted Subsidiary) or (ii) to the extent not included in Consolidated Net Income, dividends or other distributions or returns on capital received by Borrower or any Restricted Subsidiary from any such Unrestricted Subsidiary; provided that the amount added to the Cumulative Credit Availability pursuant to this clause (e) with respect to any Unrestricted Subsidiary shall not exceed the amount of the Investment made in such Subsidiary pursuant to Section 6.04(n), minus~~

~~(g)~~	~~the cumulative amount of Investments made in reliance on Section 6.04(n), minus~~

~~(h)~~	~~the cumulative Net Cash Proceeds of Qualified Excluded Issuances, minus~~

~~(i)~~	~~Dividends paid pursuant to Section 6.08(c), minus~~

~~(j)~~	~~prepayments made pursuant to Section 6.11(a).~~

“Data Center Lease” means the Leases listed on Schedule 1.01(d) and any lease of a data center entered into by a Loan Party after the Closing Date (other than pay-as-you-go or partner site leases).

“Debt Issuance” means the incurrence by any Company of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

“Debt Service” means, for any period, Cash Interest Expense for such period plus scheduled principal amortization and mandatory principal repayments (whether pursuant to this Agreement or otherwise) of all Indebtedness for such period.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” has the meaning set forth in Section 2.10(h)(iii).

“Default” means any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Excess” has the meaning set forth in Section 2.16(c).

“Default Period” has the meaning set forth in Section 2.16(c).

“Default Rate” has the meaning set forth in Section 2.06(c).

“Defaulted Loan” has the meaning set forth in Section 2.16(c).

“Defaulting Lender” means any Lender that (a) has failed to fund its portion of any Borrowing, or any portion of its participation in any Letter of Credit or Swingline Loan, within two (2) Business Days of the date on which it shall have been required to fund the same, unless the subject of a good faith dispute between Borrower and such Lender related hereto, (b) has notified Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute between Borrower and such Lender) and participations in then outstanding Letters of Credit and Swingline Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent or Borrower, (d) has otherwise failed to pay over to Borrower, the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due (unless the subject of a good faith dispute), (e) has (i) been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its Properties or assets to be, insolvent or (ii) become the subject of a bankruptcy or other Insolvency Proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (e), Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder; provided, however, that no Lender shall be deemed to be a Defaulting Lender under this clause (e) solely by virtue of an Undisclosed Administration or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority; provided that, as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Lender which have been assigned by such Lender to an SPC pursuant to Section 10.04(h). Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to Borrower and each other Lender.

“Disposition” means, with respect to any Property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition of such Property (including (i) by way of merger, consolidation or amalgamation, (ii) any Sale and Leaseback Transaction and (iii) any Synthetic Lease).

“Disqualified Capital Stock” means, with respect to any Person, any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests in such Person or in any direct or indirect parent thereof that do not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or before the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable or exercisable (unless at the sole option of the issuer thereof) for (i) debt securities or other Indebtedness or (ii) any Equity Interests referred to in (a) above (other than solely for Equity Interests in such Person or in any direct or indirect parent thereof that do not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Equity Interests), in each case at any time on or before the date that is 91 days following the Final Maturity Date, or (c) contains any repurchase or payment obligation which may come into effect before the date that is 91 days following the Final Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute Disqualified Capital Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “condemnation event,” a “change of control” or similar event shall not constitute Disqualified Capital Stock if any such requirement becomes operative only after all Secured Obligations under clauses (a) and (b) of the definition thereof (other than (i) contingent reimbursement and indemnification obligations that are not then due and payable, and (ii) obligations in respect of undrawn Letters of Credit) and the expiration of termination of undrawn Letters of Credit (or Cash Collateralization thereof)) have been paid in full and all Commitments have terminated or expired and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Borrower (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability.

“Dividend” means, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of Property (other than Qualified Capital Stock of such Person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such Person (or any options or warrants issued by such Person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

“Documentation Agent” has the meaning set forth in the preamble hereto.

“Dollars” or “$” means lawful money of the United States.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Earnout” means, in connection with any Permitted Acquisition occurring prior to the New Incremental Loan Closing Date or other Investment, any “earn-out” or other agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

“ECP” has the meaning assigned to such term in the definition of “Excluded Swap Obligation.”

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“~~Effective Yield” means, as to any tranche of term loans or revolving loans (including, without limitation, the Term Loans and the Revolving Loans), the effective yield on such tranche of term loans or revolving loans, as applicable, as reasonably determined by~~Eighth Amendment” means the Incremental and Eighth Amendment to Credit Agreement, dated as of March 13, 2020, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent~~, taking into account the applicable interest rate margins, interest rate benchmark floors and all fees, including recurring, up-front or similar fees or original issue discount (amortized over four years following the date of incurrence thereof; provided, that (A) if the stated maturity date of a new tranche of term loans or revolving loans, as applicable, is less than four years from the date of determination, then the “Effective Yield” for such tranche of term loans or revolving loans, as applicable, shall be determined using an assumed amortization period equal to the actual remaining life to maturity of such tranche) payable generally to the lenders making such tranche of term loans or revolving loans, as applicable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the lenders thereunder, and (B) with respect to any Indebtedness that includes a “LIBOR floor” or “Base Rate floor,” (i) to the extent that the LIBOR Rate or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the LIBOR Rate or Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is~~ greater ~~than such floor, then the floor shall be disregarded in calculating the Effective Yield.~~.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.04(b) (subject to such consents, if any, as may be required under Section 10.04(b)).

“Embargoed Person” means any Person that is the subject of sanctions or trade restrictions under (a) United States law, including any Person identified on (i) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by OFAC and/or on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive order or regulation promulgated thereunder, or (ii) the Executive Order, any related enabling legislation or any other similar executive orders or (b) any person that is designated, listed or otherwise identified under Canadian Sanctions (the Legal Requirements referred to in clauses (a) and (b), collectively, “Sanctions Laws”).

“Employee Benefit Plan” means any of (a) any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was maintained, contributed to, or required to be maintained or contributed to by any Company or any of its ERISA Affiliates, (b) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (c) a “plan” as defined in Section 4975 of the Code or (d) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”, in each case, excluding any Canadian Pension Plan.

“Environment” means any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium.

“Environmental Claim” means any claim, notice, demand, Order, action, suit, proceeding, or other communication alleging or asserting liability or obligations under or relating to Environmental Law, including liability or obligation for investigation, assessment, remediation, removal, cleanup, Response, corrective action, monitoring, post-remedial or post-closure studies, investigations, operations and maintenance, injury, damage, destruction or loss to natural resources, personal injury, wrongful death, Property damage, indemnification, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material in, on, into or from the Environment at any location or (ii) any violation of or non-compliance with Environmental Law, and shall include any claim, notice, demand, Order, action, suit or proceeding seeking damages (including the costs of remediation), contribution, indemnification, cost recovery, penalties, fines, indemnities, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

“Environmental Law” means any and all applicable current and future Legal Requirements relating to health, safety or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

 “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, approval, consent, registration, notification, exemption or other authorization required by or from a Governmental Authority under any Environmental Law.

“Equity Interest” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), or if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” means, without duplication, (i) any issuance or sale by Borrower after the Closing Date of any Equity Interests in Borrower (including any Equity Interests issued upon exercise of any warrant or option or equity-based derivative) or any warrants or options or equity-based derivatives to purchase Equity Interests in Borrower, (ii) any Preferred Stock Issuance by Borrower after the Closing Date or (iii) any contribution to the capital of Borrower after the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code and regulations promulgated under those sections or within the meaning of meaning of Section 4001(b) of ERISA, or solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could reasonably be expected to be liable under the Code or ERISA, but in no event for more than six (6) years after such period if no such liability has been asserted against such Person or such Subsidiary; provided, however, that such Person or such Subsidiary shall continue to be an ERISA Affiliate of such Person or such Subsidiary after the expiration of the six-year period solely with respect to any liability asserted against such Person or such Subsidiary before the expiration of such six-year period.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan; (ii) the failure to meet the minimum funding standard of Section 412 or 430 of the Code and Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived) or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the provision to any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to institute proceedings to terminate any Pension Plan or Multiemployer Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vi) the imposition of liability on any Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan, or the assets thereof, or against any Company or any of its ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (x) the imposition of a Lien pursuant to Section 401(a)(29) or 430(k) of the Code or pursuant to ERISA or otherwise with respect to any Pension Plan or Multiemployer Plan; (xi) the determination that any Pension Plan is considered an at-risk plan or that any Multiemployer Plan is endangered or is in critical status within the meaning of Section 430, 431 or 432 of the Code or Section 303, 304 or 305 of ERISA; (xii) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA, other than for PBGC premiums not yet due; or (xiii) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company or any of its ERISA Affiliates.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Borrowing” means a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” means any Eurodollar Revolving Loan or Eurodollar Term Loan.

“Eurodollar Revolving Borrowing” means a Borrowing comprised of Eurodollar Revolving Loans.

“Eurodollar Revolving Loan” means any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Eurodollar Term Loan” means any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Event of Default” has the meaning set forth in Article VIII.

“Excess Cash Flow” means, for any Excess Cash Flow Period, the sum, without duplication, of:

(a)       the sum, without duplication, of:

(i)       Consolidated Net Income for such Excess Cash Flow Period;

(ii)      an amount equal to all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period);

(iii)     the decrease, if any, in the Net Working Capital, long-term receivables and long-term prepaid assets and the increase, if any, in long-term deferred revenue and long-term warranty accruals from the beginning to the end of such Excess Cash Flow Period;

(iv)     the reversal, during such Excess Cash Flow Period, of any reserve established pursuant to clause (b)(i) or (xii) below; and

(v)      an amount equal to the aggregate net non-cash loss on dispositions by Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; minus

(b)       the sum, without duplication, of:

(i)       the amount of any cash Consolidated Tax Expense paid or payable by Borrower and its Restricted Subsidiaries with respect to such Excess Cash Flow Period and for which, to the extent required under GAAP, reserves have been established;

(ii)      [reserved];

(iii)     the amount of Debt Service for such Excess Cash Flow Period;

(iv)     amounts actually paid and applied to scheduled amortization of the Loans in accordance with Section 2.09;

(v)     the sum of (i) Capital Expenditures made in cash or accrued during such Excess Cash Flow Period, to the extent funded from Internally Generated Funds, and (ii) solely with respect to any period prior to the New Incremental Loan Closing Date, cash consideration paid during such Excess Cash Flow Period to make Investments pursuant to Section 6.04(m) or (n) as in effect prior to the effectiveness of the Eighth Amendment Effective Date and acquisitions not prohibited by this Agreement to the extent financed from Internally Generated Funds;

(vi)     the increase, if any, in the Net Working Capital and long-term receivables, long-term prepaid assets and decreases in long-term deferred revenue and long-term warranty accruals from the beginning to the end of such Excess Cash Flow Period; and

(vii)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (j) of the definition of “Consolidated Net Income”;

(viii)   cash payments by Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period in respect of purchase price holdbacks, earn out obligations, or long-term liabilities of Borrower and its Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such Excess Cash Flow Period or are not deducted in calculating Consolidated Net Income, to the extent financed with Internally Generated Funds;

(ix)     solely with respect to any period prior to the New Incremental Loan Closing Date, the amount of Dividends paid in cash by Borrower during such period not prohibited by this Agreement as in effect prior to the New Incremental Loan Closing Date), to the extent that such Dividends are financed with Internally Generated Funds;

(x)      the aggregate amount of expenditures actually made by Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and cash restructuring charges) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income, to the extent that such expenditure was financed with Internally Generated Funds;

(xi)    without duplication of amounts deducted from Excess Cash Flow in prior Excess Cash Flow Periods, the aggregate consideration required to be paid in cash or Cash Equivalents by Borrower or any of its Restricted Subsidiaries pursuant to binding contract commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such Excess Cash Flow Period, relating to relating to Permitted Acquisitions consummated prior to the New Incremental Loan Closing Date, other Investments ~~permitted pursuant to~~consummated in accordance with Section 6.04(m) or (n) of this Agreement as in effect prior to the New Incremental Loan Closing Date for any period prior to the New Incremental Loan Closing Date or Capital Expenditures (including Capitalized Software Expenditures or other purchases of intellectual property) to be consummated or made during a subsequent Excess Cash Flow Period; provided, that to the extent the aggregate amount of Internally Generated Funds actually utilized to finance such Permitted Acquisitions, Investments (in each case, consummated prior to the New Incremental Loan Closing Date in accordance with this Agreement as in effect prior to the New Incremental Loan Closing Date) or Capital Expenditures during such Excess Cash Flow Period is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such Excess Cash Flow Period; and

(xii)    the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such Excess Cash Flow Period.

“Excess Cash Flow Period” means (i) the period taken as one accounting period from January 1, 2018, and ending on December 31, 2018, and (ii) each fiscal year of Borrower thereafter.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Regulated Subsidiary” means any Subsidiary of Borrower that is prohibited by applicable Legal Requirements existing on the Closing Date or by applicable Legal Requirements or by any contractual obligation existing at the time of acquisition thereof after the Closing Date (to the extent such contractual obligation was not created in contemplation of such acquisition) for so long as such prohibition exists, in each case from guaranteeing the Credit Facilities.

“Excluded Subsidiary” means (i) any Immaterial Subsidiary, (ii) any CFC or subsidiary of a CFC, (iii) any Excluded Regulated Subsidiary, (iv) any Unrestricted Subsidiary and (v) any Subsidiary that the Administrative Agent and Borrower have determined to be designated as an Excluded Subsidiary because the cost, difficulty, burden or consequences of such Subsidiary providing a guaranty in respect of the Obligations is excessive in relation to the benefit afforded to the Secured Parties thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of, a security interest to secure such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (an “ECP”) at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by a jurisdiction as a result of such recipient being organized under the laws of, or having its principal office located in, or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax, or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an Eligible Assignee pursuant to a request by Borrower under Section 2.16), any United States federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.15, (c) any withholding tax that is attributable to such Foreign Lender’s failure or inability to comply with Section 2.15(f), and (d) any United States federal withholding tax imposed as a result of FATCA.

“Executive Order” has the meaning set forth in Section 3.21.

“Existing Credit Agreement” means that certain credit agreement dated as of November 26, 2013 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), by and among Internap Corporation f/k/a Internap Network Services Corporation, as Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent and as collateral agent, Jefferies Finance LLC and PNC Capital Markets LLC, as joint lead arrangers and joint book managers, PNC Bank, National Association, as syndication agent and ING Capital LLC, as documentation agent.

“Existing Letters of Credit” means those letters of credit described on Schedule 6.01(b)(ii).

“Existing Lien” has the meaning set forth in Section 6.02(c).

“Existing Term Loan Class” has the meaning set forth in Section 2.20(a).

“Extended Term Loan Maturity Date” means with respect to any tranche of Extended Term Loans, the final maturity date applicable thereto as specified in the applicable Extension Notice accepted by the respective Extending Lender or Extending Lenders.

“Extended Term Loans” has the meaning set forth in Section 2.20(a).

“Extending Lender” has the meaning set forth in Section 2.20(a).

“Extension” has the meaning set forth in Section 2.20(a).

“Extension Amendment” has the meaning set forth in Section 2.20(a).

“Extension Date” has the meaning set forth in Section 2.20(b).

“Extension Notice” has the meaning set forth in Section 2.20(a).

“Extension Offer” has the meaning set forth in Section 2.20(a).

“Extension Series” means all Extended Term Loans that are established pursuant to the same Extension Amendments (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans provided for therein are intended to be part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors or pursuant to a specific delegation of authority by such Board of Directors.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any successor provisions described above).

“FCC” means the U.S. Federal Communications Commission, or any successor agency of the federal government administering the Communications Act, including its staff acting under delegated authority.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means the confidential Engagement Letter, dated March 15, 2017, among Borrower and Jefferies Finance LLC.

“Fees” means the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees, the Fronting Fees and the other fees referred to in Section 2.05(d).

“Final Maturity Date” means the later of (i) the Revolving Maturity Date, (ii) the Initial Term Loan Maturity Date, (iii) each Extended Term Loan Maturity Date; (iv) the New Incremental Loan Maturity Date, and (~~iv~~v) the maturity date for each Other Loan as specified in its respective Refinancing Amendment.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or assistant controller of such Person.

“First Testing Period” means (a) in respect of Actual Operating Disbursement Amounts, one calendar week ending on March 13, 2020, and (b) in respect of Actual Cash Receipts, the period commencing three weeks prior to, and ending on, March 13, 2020 (which shall include two weeks of Actual Cash Receipts plus one week of projected receipts).

“Flood Hazard Property” means a property in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Entity” means any entity not organized under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Plan” means any employee benefit, deferred compensation, registered pension, or other retirement or superannuation plan, fund, program, policy, commitment, arrangement or agreement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne by any Company with respect to employees, officers or directors employed, or otherwise engaged, outside the United States and Canada.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Fronting Fee” has the meaning set forth in Section 2.05(c).

“Funded Debt” means all Indebtedness of Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“Funding Default” has the meaning set forth in Section 2.16(c).

“GAAP” means generally accepted accounting principles in the United States, or successors thereto (e.g., subject to Section 1.04, IFRS), applied on a consistent basis. For purposes of this Agreement, a generally accepted accounting principle shall be deemed to constitute GAAP (and a change in GAAP, if applicable) on the earliest date on which it is permitted to be adopted by any Company under the Legal Requirements applicable thereto.

“Governmental Authority” means any federal, state, provincial, territorial, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality self-regulatory organization, or regulatory body, including the FCC and any PUC, or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining any government or any court, in each case whether associated with a state of the United States, the United States, a province or territory of Canada, Canada or another Foreign Entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Real Property Disclosure Requirements” means any Legal Requirement of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or any notification, registration or filing to or with any Governmental Authority, in connection with the Disposition (including any transfer of control) of any Real Property, facility, establishment or business, as may be required under any applicable Environmental Law or of any actual or threatened presence or Release in, on, into or from the Environment, or the use, disposal or handling of Hazardous Material on, at, under, from or near the Real Property, facility, establishment or business to be sold, acquired, leased, mortgaged, assigned or transferred.

“Granting Lender” has the meaning set forth in Section 10.04(h).

“Guaranteed Obligations” has the meaning set forth in Section 7.01. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event will Guaranteed Obligations include any Excluded Swap Obligations.

“Guarantees” means the guarantees issued pursuant to Article VII by the Guarantors.

“Guarantor” means each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary of any Loan Party that is or becomes a party to this Agreement and the Security Documents pursuant to Section 5.11.

“Hazardous Materials” means hazardous substances, hazardous wastes, hazardous materials, polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead-based paint, urea formaldehyde, pesticides, radon or any other radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum products, petroleum-derived substances, crude oil or any fraction thereof, underground or aboveground storage tanks, whether empty or containing any substance, any mold, microbial or fungal contamination that could pose a risk to human health or the Environment or would negatively impact the condition of the Real Property or any other pollutants (including greenhouse gases), contaminants, chemicals, wastes, materials, compounds, constituents or substances, defined under, subject to regulation under, or which can give rise to liability or obligations under, any Environmental Laws.

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, futures contracts or other liabilities for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” means obligations under or with respect to Hedging Agreements.

“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any netting agreements relating to such Hedging Agreements (to the extent, and only to the extent, such netting agreements are legally enforceable in Insolvency Proceedings against the applicable counterparty obligor thereunder), (i) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date before the date referenced in preceding clause (i), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board (or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary” means, as of any date of determination, any Wholly Owned Subsidiary of Borrower that is a Restricted Subsidiary (a) whose total assets (on a consolidated basis including its Subsidiaries as determined in accordance with GAAP) as of the last day of the most recently ended Test Period did not exceed 2.50% of the consolidated total assets of the Borrower and its Subsidiaries (as determined in accordance with GAAP) and (b) whose Consolidated EBITDA attributable to such Subsidiary (on a consolidated basis including its Subsidiaries as determined in accordance with GAAP) for such Test Period did not exceed 2.50% of the Consolidated EBITDA of the Borrower and its Subsidiaries (as determined in accordance with GAAP); provided, however, that (x) a Wholly Owned Subsidiary of Borrower that no longer meets the foregoing requirements of this definition or is otherwise required to become a Loan Party pursuant to Section 5.11 shall no longer constitute an Immaterial Subsidiary for purposes of this Agreement and (y) notwithstanding the foregoing, Borrower may elect to cause an Immaterial Subsidiary to become a Loan Party pursuant to Section 4.01 or 5.11, as the case may be, in which case such Immaterial Subsidiary shall, upon satisfaction of the provisions of either such Section, no longer constitute an Immaterial Subsidiary. Notwithstanding the foregoing, (i) if the total assets of all Immaterial Subsidiaries as of the last day of the most recently ended Test Period exceeds 5.00% of the consolidated total assets of the Borrower and its Subsidiaries (as determined in accordance with GAAP) or the Consolidated EBITDA attributable to all Immaterial Subsidiaries as of such Test Period exceeds 5.00% of the Consolidated EBITDA of the Borrower and its Subsidiaries (as determined in accordance with GAAP), Borrower shall designate sufficient Immaterial Subsidiaries as no longer constituting Immaterial Subsidiaries to eliminate such excess (or, if Borrower shall have failed to designate such Subsidiaries within twenty (20) Business Days of such excess arising, Subsidiaries shall automatically be deemed not to constitute Immaterial Subsidiaries in descending order based on the amounts of their contributions to total assets until such excess shall have been eliminated), and the Subsidiaries so designated or deemed designated shall not constitute Immaterial Subsidiaries for any purpose of the Loan Documents, (ii) any Subsidiary of Borrower that guarantees or is an obligor of the Indebtedness incurred under this Agreement and the other Loan Documents shall not be deemed an Immaterial Subsidiary, (iii) any Subsidiary of Borrower that is the owner of Intellectual Property Collateral that is material to the business of Borrower and its Restricted Subsidiaries, taken as a whole, shall not be deemed an Immaterial Subsidiary, (iv) any License Subsidiary shall not be deemed an Immaterial Subsidiary and (v) any Subsidiary of Borrower that is a party to a Data Center Lease shall not be deemed an Immaterial Subsidiary. The Immaterial Subsidiaries on the Closing Date are iWeb Intellectual Property Inc., iWeb Peering Corporation, Internap Technologies (Bermuda) Limited, InterNAP Technologies B.V., Internap Japan Co., Ltd., Internap Network Services (Singapore) Pte. Limited, Internap Network Services (Australia) Co. Pty. Ltd., Internap Network Services (HK) Limited and Internap Network Services Canada Co.

“Impacted Interest Period” has the meaning set forth in the definition of “LIBOR Rate.”

~~“Increasing Lenders” has the meaning set forth in Section 2.19(b).~~

~~“Incremental Cap” means $25,000,000.~~

~~“Incremental Equivalent Debt” has the meaning set forth in Section 6.01(t).~~

~~“Incremental Loan Amendment” has the meaning set forth in Section 2.19(d).~~

“Incremental Term Loan” means the New Incremental Loans and any term loans made pursuant to Section ~~2.19.~~2.19 as in effect prior to the New Incremental Loan Closing Date.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (d) all obligations of such Person issued or assumed as part of the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP); (e) all Indebtedness secured by any Lien on Property owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such Property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, Purchase Money Obligations and Synthetic Lease Obligations of such Person; (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, valued, in the case of a redeemable preferred Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all Hedging Obligations, valued at the Hedging Termination Value thereof; (i) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of Disqualified Capital Stock and (k) all Contingent Obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in, or other relationship with, such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(b).

“Indemnitee Related Persons” has the meaning set forth in Section 10.03(b).

“Information” has the meaning set forth in Section 10.12.

“Initial Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Annex I or on Schedule 1 to the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The Initial Revolving Commitment shall exclude any Revolving Commitment Increase. The aggregate principal amount of the Lenders’ Initial Revolving Commitments on the Closing Date is $25,000,000.

“Initial Revolving Loans” means a Revolving Loan made pursuant to the Initial Revolving Commitment.

“Initial Term Loan Maturity Date” means with respect to the Initial Term Loans, April 6, 2022, or, if such date is not a Business Day, the first Business Day thereafter.

“Initial Term Loans” means the Term Loans made on the Closing Date pursuant to Section 2.02.

“Insolvency Laws” means the Bankruptcy Code and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar federal or state Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada) and the Civil Code of Quebec).

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under United States federal or state or non-United States federal or state Legal Requirements, including any Insolvency Laws.

“Insurance Policies” means the insurance policies and coverages required to be maintained by each Loan Party that is an owner or lessee of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.

“Insurance Requirements” means, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all Orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon any Loan Party that is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” has the meaning set forth in Section 3.06(a).

“Intercompany Note” means the intercompany demand promissory note substantially in the form of Exhibit D.

“Interest Election Request” means a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.

“Interest Payment Date” means (a) with respect to any ABR Loan (including Swingline Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan (including New Incremental Loans), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three (3) months’ duration, each day before the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date (or such earlier date on which the Revolving Commitments are terminated) and, after such maturity (or termination as the case may be), on each date on which demand for payment is made, (d) with respect to any Initial Term Loan, the Initial Term Loan Maturity Date and, after such maturity, on each date on which demand for payment is made, (e) with respect to any Extended Term Loan, the applicable Extended Term Loan Maturity Date and, after such maturity, on each date on which demand for payment is made, ~~and (f~~(f) with respect to any New Incremental Loan, the New Incremental Loan Maturity Date and, after such maturity, on each date on which demand for payment is made, and (g) with respect to any PIK Interest, the Interest Payment Date set forth in the foregoing clause (a), (b), (d) or (e), as applicable, with respect to the Term Loan to which such PIK Interest relates.

“Interest Period” means, (a) with respect to any Euorodollar Borrowing of the New Incremental Loans, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter (unless such subsequent calendar month does not have a numerically corresponding day, in which case such Interest Period shall end on the last Business Day of such subsequent calendar month) and (b) with respect to any Eurodollar Borrowing (other than Borrowings of New Incremental Loans), the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect; provided that ~~(a~~in the case of (a) and (b) above, as applicable (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (~~b~~ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Funds” means funds not constituting the proceeds of any Indebtedness, Debt Issuance, Equity Issuance, Asset Sale or Casualty Event (in each case, without regard to the exclusions from the definitions thereof, other than in the case of an Asset Sale only, any Disposition of assets permitted by Sections 6.04(b), 6.06(g) or 6.06(h)).

“Interpolated Rate” has the meaning set forth in the definition of “LIBOR Rate.”

“Investments” has the meaning set forth in Section 6.04.

“ISP” means, with respect to any Letter of Credit, the ‘International Standby Practices 1998’ (or ‘ISP 98’) published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuing Bank” means, as the context may require, (a) each of PNC Bank, National Association and any Lender reasonably acceptable to the Administrative Agent and Borrower which agrees to issue Letters of Credit hereunder, with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and (k) with respect to Letters of Credit issued by such Lender; and/or (c) collectively, all of the foregoing. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Bank (and such Affiliate shall be deemed to be an “Issuing Bank” for all purposes of the Loan Documents). In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 3 to the Security Agreement.

“Landlord Access Agreement” means a Landlord Access Agreement, substantially in the form of Exhibit F, or such other form as may reasonably be acceptable to the Administrative Agent.

“LC Commitment” means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18; provided that at no time shall the LC Commitment exceed the Revolving Commitment. The amount of the LC Commitment shall be $15,000,000 on the Closing Date.

“LC Disbursement” means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, as at any date of determination, the sum of (a) the aggregate amount available to be drawn under all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time means its Pro Rata Percentage of the aggregate LC Exposure at such time. For all purposes of this Agreement and the other Loan Documents, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP (or any other equivalent applicable rule with respect to force majeure events), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Participation Fee” has the meaning set forth in Section 2.05(c).

“LC Request” means a request by Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit G, or such other form as shall be approved by the Issuing Bank.

“LC Sub-Account” means a cash collateral account maintained by the Administrative Agent for purposes of Cash Collateralization of the LC Exposure in accordance with Section 2.18(i).

~~“LCA Election” has the meaning set forth in Section 1.07.~~

~~“LCA Test Date” has the meaning set forth in Section 1.07.~~

“Leases” means any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Legal Requirements” means, as to any Person, the Organizational Documents of such Person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, Order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject, in each case whether or not having the force of law. For purposes of Section 2.15, the term “applicable Legal Requirements” shall include FATCA.

“Lenders” means (a) the financial institutions and other Persons party hereto as “Lenders” on the date hereof, ~~and~~ (b) each New Incremental Loan Lender and (c) each financial institution or other Person that becomes a party hereto pursuant to an Assignment and Assumption (including pursuant to Section 2.19), other than, in each case, any such financial institution or Person that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” means any standby letter of credit issued or to be issued by an Issuing Bank for the account of Borrower or one of its Subsidiaries pursuant to Section 2.18.

“Letter of Credit Expiration Date” means the date which is five (5) Business Days before the Revolving Maturity Date.

“LIBOR Rate” means, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market as designated by the Administrative Agent from time to time) (the “Screen Rate”) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, (ii) if no comparable term for an Interest Period (the “Impacted Interest Period”) is available, the LIBOR Rate shall be determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available) that exceeds the Impacted Interest Period, in each case, for such Interest Period (such rate, the “Interpolated Rate”) and (iii) if Reuters Screen LIBOR01 Page shall at any time no longer exist, “LIBOR Rate” means, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two (2) Business Days before the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. Notwithstanding the rate determined pursuant to the foregoing, in no event shall the LIBOR Rate be less than 1.00%. “Reuters Screen LIBOR01 Page” means the display designated on the Reuters 3000 Xtra Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

“License Subsidiary” ~~shall mean~~means each single purpose Subsidiary of Borrower created solely to hold Regulatory Licenses for one or more of its businesses. As of the Closing Date, Internap Connectivity LLC is the only License Subsidiary.

“Lien” means, with respect to any Property, (a) any mortgage, deed of trust, lien (statutory or other), judgment liens, pledge, encumbrance, claim, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, servitude, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement and any lease in the nature thereof and any option, call, trust, contractual, statutory, UCC or PPSA (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

~~“Limited Condition Transaction” means any acquisition or investment permitted by this Agreement that the Borrower or any other Loan Party is contractually committed to consummate, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing and which has been designated as a Limited Condition Transaction by the Borrower in writing to the Administrative Agent.~~

“Loan Documents” means this Agreement, the Letters of Credit, the Notes (if any), the Security Documents, each Joinder Agreement, any other agreements, documents and instruments providing for or evidencing any other Obligations, and any other document or instrument executed or delivered at any time in connection with any Obligations, including any intercreditor or joinder agreement among holders of Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time, and, except for purposes of Section 10.02(b), the Fee Letter.

“Loan Parties” means Borrower and the Guarantors.

“Loans” means, as the context may require, a Revolving Loan, a Term Loan (including a New Incremental Loan) or a Swingline Loan.

“Majority Revolving Lenders” means, at any time, Lenders having Revolving Loans, LC Exposure and unused Revolving Commitments representing more than 50% of the sum of all Revolving Loans outstanding, LC Exposure and unused Revolving Commitments at such time.

“Margin Stock” has the meaning set forth in Regulation U.

“Master Agreement” has the meaning set forth in the definition of “Hedging Agreement.”

“Material Adverse Effect” means (a) a material adverse effect on, or material adverse change in the financial condition or results of operations of the Companies, taken as a whole, or the Loan Parties, taken as a whole, (b) material impairment of the ability of the Loan Parties, taken as a whole, to perform any of their payment obligations under any Loan Document, (c) a material impairment of the rights or remedies available to the Lenders, the Issuing Bank, the Collateral Agent or the Administrative Agent under any Loan Document, taken as a whole, or (d) a material adverse effect on the Collateral, taken as a whole, or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral, taken as a whole, or the validity, enforceability, perfection or priority of such Liens, taken as a whole.

“Material Agreement” means any agreement, contract or instrument to which any Company is a party or by which any Company or any of its properties is bound (i) pursuant to which any Company is required to make payments or other consideration, or will receive payments or other consideration, in excess of $5,000,000 in any twelve month period, (ii) the Data Center Leases, or (iii) the termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means any Indebtedness (other than the Loans and Letters of Credit) or Hedging Obligations of any Company in an aggregate outstanding principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligations of any Company at any time shall be the Hedging Termination Value thereof at such time.

“Maximum Rate” has the meaning set forth in Section 10.13.

“Milestones” means the Milestones set forth in Section 5.15(b) or any “Milestones,” “Required Milestones” or similar undertakings or requirements set forth in the RSA.

“Minimum Extension Condition” has the meaning set forth in Section 2.20(c).

“Mortgage” means an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Property to secure the Secured Obligations, which (i) in the case of Real Property owned in fee, shall be substantially in the form of Exhibit H-1 and (ii) in the case of leased Real Property, shall be substantially in the form of Exhibit H-2 or other form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign Legal Requirements.

“Mortgaged Property” means (a) each Real Property identified on Schedule 1.01(a) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the New Incremental Loan Closing Date pursuant to Section 5.11(d) ~~or Section 5.15.~~.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA, (a) to which any Company or any of its ERISA Affiliates is then making or accruing an obligation to make contributions, (b) to which any Company or any of its ERISA Affiliates has within the preceding six plan years made or been obligated to make contributions, including for these purposes, any Person which ceased to be an ERISA Affiliate during such six-year period, or (c) with respect to which any Company or any of its ERISA Affiliates could incur liability, whether absolute or contingent.

“Net Cash Proceeds” means:

(a)          with respect to any Asset Sale (other than any issuance or sale of Equity Interests), an amount equal to the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by any Company (including cash proceeds subsequently received (as and when received by any Company) in respect of non-cash consideration initially received) net of (i) selling expenses (including brokers’ fees or commissions, legal, investment banking, accounting and other professional and transactional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by any Company associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve (other than as a result of payments made thereunder), such amounts shall constitute Net Cash Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

(b)       with respect to any (i) Debt Issuance, (ii) Equity Issuance or (iii) other issuance or sale of Equity Interests by Borrower or any of its Subsidiaries, an amount equal to the cash proceeds thereof received by any Company, net of fees, commissions, costs and other expenses incurred in connection therewith; and

(c)       with respect to any Casualty Event, an amount equal to the cash insurance proceeds (other than business interruption insurance proceeds), condemnation awards and other compensation received by any Company in respect thereof, net of all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

“Net Working Capital” means, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“New ~~Lender” has the meaning set forth in Section 2.19(c)~~Incremental Loan” means, individually, the Loan made by each New Incremental Loan Lender to Borrower pursuant to Section 2.01(c) and collectively, the “New Incremental Loans” means all New Incremental Loans of the New Incremental Loan Lenders. The New Incremental Loans shall be Eurodollar Loans.

“New Incremental Loan Borrowing” means any Borrowing comprised of New Incremental Loans.

“New Incremental Loan Budget” means the then most current budget, which shall be in form and substance satisfactory to the Required New Incremental Loan Lenders, prepared by the Borrower and approved by the New Incremental Loan Lenders in accordance with Section 5.15(a).

“New Incremental Loan Budget Variance Report” means a report provided by the Borrower to the Administrative Agent and the New Incremental Loan Lenders (a) showing, in each case, on a line item by line item and cumulative basis, the Actual Cash Receipts, the Actual Operating Disbursement Amounts, Actual Restructuring Related Amounts as of the last day of the Prior Week, and the Variance Testing Period then most recently ended, noting therein (i) all variances, on a line item by line item basis and a cumulative basis, from the Budgeted Cash Receipts, the Budgeted Operating Disbursement Amounts, and the Budgeted Restructuring Related Amounts for such period as set forth in the New Incremental Loan Budget as in effect for such period and (ii) containing an indication as to whether each variance is temporary or permanent and analysis and explanations for all material variances, (iii) certifying compliance or non-compliance with such maximum variances set forth therein, and (iv) including explanations for all material variances and violations, if any, of such covenant and if any such violation exists, setting forth the actions which the Borrower has taken or intends to take with respect thereto, and (b) which such reports shall be certified by a Responsible Officer of the Borrower and shall be in a form, and shall contain supporting information, satisfactory to the Required New Incremental Loan Lenders in their sole discretion.
“New Incremental Loan Closing Date” means the “Eighth Amendment Effective Date” as defined in the Eighth Amendment.

“New Incremental Loan Collateral” means all Property pledged or granted as collateral to the Collateral Agent for the benefit of the Secured Parties (including the New Incremental Loan Lenders) pursuant to Section 2.4 of the Eighth Amendment, including all Motor Vehicles and any Equity Interests in Foreign Subsidiaries not pledged pursuant to the Security Agreement prior to the New Incremental Loan Closing Date (such Equity Interests, the “Foreign Subsidiary Collateral”) and pursuant to any other Security Documents thereafter delivered, but in respect of such other Security Documents, excluding Property constituting Security Agreement Collateral prior to the New Incremental Loan Closing Date.

“New Incremental Loan Commitment” means, with respect to each New Incremental Loan Lender, the commitment, if any, of such New Incremental Loan Lender to make a New Incremental Loan hereunder in the amount set forth on Annex I to the Eighth Amendment or on Schedule 1 to the Assignment and Assumption pursuant to which such New Incremental Loan Lender assumed its New Incremental Loan Commitment, as applicable, as the same may be increased or decreased from time to time in accordance with the terms of this Agreement. The aggregate principal amount of the New Incremental Loan Lenders’ New Incremental Loan Commitments on the New Incremental Loan Closing Date is $5,000,000.
“New Incremental Loan Lender” means (a) the financial institutions and other Persons party to the Eighth Amendment providing New Incremental Loan Commitments on the New Incremental Loan Closing Date, and (b) each financial institution or other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution or Person that has ceased to be a party hereto pursuant to an Assignment and Assumption.

“New Incremental Loan Lender Advisors” means (x) Gibson, Dunn & Crutcher LLP, as legal counsel, (y) Rothschild & Co, as financial advisor and (z) any other financial advisor, auditor, attorney, accountant, appraiser, auditor, business valuation expert, environmental engineer or consultant, turnaround consultant, and other consultants, professionals and experts retained by the Ad Hoc Group of New Incremental Loan Lenders and/or the Required Lenders.
“New Incremental Loan Maturity Date” means with respect to the New Incremental Loans, the date that is the earliest of (a) September 11, 2020, (b) the date of the sale of all or substantially all of the Borrower’s consolidated assets, (c) the date of consummation of the Chapter 11 Plan, and (d) the date the Obligations have been accelerated in accordance with the terms herein.
“New Incremental Loan Specified Event of Default” means, without limiting the rights and remedies of the Lenders with respect to any Event of Default hereunder or under any of the other Loan Documents, (i) the Borrower or any Loan Party uses the proceeds of the New Incremental Loans in a manner other than in compliance with the terms of the New Incremental Loan Budget (subject to the variances set forth in Section 5.15(a)(ii)), (ii) any Loan Party asserts, challenges or initiates a suit or action, (a) contesting or seeking to invalidate the payment or lien priority of the New Incremental Loans as set forth herein, or (b) asserting that any other Indebtedness or Lien is senior in right of payment or lien priority to the New Incremental Loans, or such payment or lien priority of the New Incremental Loans is held to be junior to any other Indebtedness (in each case, other than any such Indebtedness incurred in the amount of and solely to finance the purchase or lease of any asset and secured by a Lien solely on such asset to the extent permitted hereunder), (iii) this Agreement or any of the other Loan Documents is amended, restated, supplemented or otherwise modified without the consent of the Required New Incremental Loan Lenders, (iv) in connection with any potential Chapter 11 Case, any of the Loan Parties support a plan of reorganization and/or disclosure statement that does not propose to indefeasibly repay the Obligations as set forth in the RSA, or any of the Loan Parties or their Subsidiaries shall seek, support or fail to contest in good faith the filing or confirmation of any such plan or entry of any such order, or (v) the occurrence of any other Event of Default hereunder or under any of the other Loan Documents if such Event of Default is not waived by the Required New Incremental Loan Lenders, or the enforcement of rights thereunder under is forborne, in each case, without the consent of the Required New Incremental Loan Lenders.

“Non-Public Information” means (i) material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Borrower or its Subsidiaries or their securities and (ii) information of a type that would be material non-public information (within the meaning of United States federal, state or other applicable securities laws) relating to Borrower if Borrower were a public reporting company with respect to Borrower or its Subsidiaries or their respective securities.

“Notes” means any notes evidencing the Term Loans (including New Incremental Loans), Revolving Loans or Swingline Loans, in each case issued pursuant to Section 2.04(e), if any, substantially in the form of Exhibit I-1, I-2 or I-3, respectively.

“Obligations” means (a) all obligations of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal (including, for the avoidance of doubt, any increases thereof as a result of PIK Interest) of and premium, if any, and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) on the Loans (including the New Incremental Loans), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and
(b)    the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising. Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” has the meaning set forth in Section 3.21.

~~“Offer Loans” has the meaning set forth in Section 10.04(j)(i).~~

“Officers’ Certificate” means a certificate executed by (i) the chairman of the Board of Directors (if an officer), the chief executive officer or the president and (ii) one of the Financial Officers, each in his or her official (and not individual) capacity.

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” means, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation, articles of incorporation or deed of incorporation and by-laws (or similar constituent documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constituent documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constituent documents) of such Person (and, where applicable, the equityholders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constituent document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Other Commitments” means Other Revolving Credit Commitments and/or Other Term Loan Commitments.

“Other Connection Taxes” means, with respect to any applicable Lender, assignor or assignee (collectively, “Recipient”), Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connection arising solely from having executed, delivered, become a party to, or performed any obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other List” has the meaning set forth in the definition of “Embargoed Person.”

“Other Loans” means one or more Classes of Other Revolving Credit Loans and/or Other Term Loans that result from a Refinancing Amendment.

“Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Other Term Loan Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Participant” has the meaning set forth in Section 10.04(e).

“Participant Register” has the meaning set forth in Section 10.04(e).

“Patriot Act” has the meaning set forth in Section 3.21(a).

“PBGC” means the Pension Benefit Guarantee Corporation referred to and defined in ERISA.

“Pension Plan” means any Employee Benefit Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (a) which is maintained or contributed to by any Company or any of its ERISA Affiliates, (b) to which any Company or any of its ERISA Affiliates has within the preceding six plan years made or been obligated to make contributions, including for these purposes, any Person which ceased to be an ERISA Affiliate during such six-year period, or (c) or with respect to which any Company or any of its ERISA Affiliates could incur liability, whether absolute or contingent (including under Section 4069 of ERISA).

“Perfection Certificate” means a perfection certificate in the form of Exhibit J-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a perfection certificate supplement in the form of Exhibit J-2 or any other form approved by the Collateral Agent.

“Permitted Acquisition” ~~means any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any Person, or of any business or division of any Person, (b) acquisition of all of the Equity Interests of any Person, and otherwise causing such Person to become a Wholly Owned Subsidiary of such Person, or (c) merger, consolidation or amalgamation or any other combination with any Person, if each of the following conditions is met:~~has the meaning set forth in this Agreement prior to giving effect to the Eighth Amendment.

~~(i)        subject to Section 1.07, no Event of Default then exists or would result immediately therefrom;~~

~~(ii)      after giving effect to such transaction on a Pro Forma Basis, Borrower shall be in compliance with all covenants set forth in Section 6.10 as of the most recently ended Test Period (assuming, for purposes of Section 6.10, that such transaction had occurred on the first day of such relevant Test Period);~~

~~(iii)     no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, Person or properties acquired, except (A) to the extent permitted to be incurred under Section 6.01 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business (and not in anticipation of such acquisition) and necessary or desirable to the continued operation of the underlying business, Persons or properties being so acquired, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, Persons or properties being so acquired on or before the consummation of such acquisition;~~

~~(iv)      the Person or business to be acquired shall be, or shall be engaged in, a business of the type that Borrower and its Restricted Subsidiaries are permitted to be engaged in under Section 6.14 and the Property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents in accordance with Section 5.11 and shall be free and clear of any Liens, other than Permitted Liens;~~

~~(v)       the Board of Directors of the Person to be acquired shall not have indicated its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);~~

~~(vi)      such Permitted Acquisition shall be consummated~~, ~~in all material respects, in accordance with all material laws;~~

~~(vii)    with respect to any transaction involving an aggregate acquisition consideration (including Earnout obligations) of more than $50,000,000, Borrower shall have provided the Administrative Agent (for further delivery to the Lenders) with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period that is available, (B) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such transaction, and (C) all such other information and data, including projections, relating to such transaction or the Person or business to be acquired as may be reasonably requested by the Administrative Agent or any Lender;~~

~~(viii)   at least five (5) Business Days before the proposed date of consummation of the transaction (or such shorter period as is acceptable to the Administrative Agent in its sole discretion, but in any event prior to the consummation of such transaction), Borrower shall have delivered to the Administrative Agent (for further delivery to the Lenders) an Officers’ Certificate certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance);~~

~~(ix)     the acquisition consideration (exclusive of (a) any amounts financed by Qualified Excluded Issuances and (b) the SingleHop Acquisition Consideration Amount) for any individual acquisition or series of related acquisitions shall not exceed $40,000,000, and the aggregate amount of the acquisition consideration (exclusive of any amounts financed by Qualified Excluded Issuances) for (A) all Permitted Foreign Acquisitions after the Closing Date shall not exceed $10,000,000 and (B) all Permitted Acquisitions (including Permitted Foreign Acquisitions but excluding the SingleHop Acquisition) since the Closing Date shall not exceed $80,000,000; provided that (x) no Equity Interests constituting all or a portion of such acquisition consideration shall constitute Disqualified Capital Stock and (y) any Earnout obligations by a Company in connection with any such Permitted Acquisition shall be unsecured; and~~

~~(x)         (a) in the case of an acquisition of all or substantially all of the Property of any Person, (A) the Person making such acquisition is Borrower or a Guarantor and (B) to the extent required under the Loan Documents, including Section 5.11, upon consummation of the Permitted Acquisition, the Person being so acquired becomes a Guarantor, (b) in the case of an acquisition of the Equity Interests of any Person, (A) the Person making such acquisition is Borrower or a Guarantor, (B) no less than 100% of the Equity Interests of the target Person shall be acquired by the Person making such acquisition, and (C) to the extent required under the Loan Documents, including Section 5.11, upon consummation of the Permitted Acquisition, the Person the Equity Interests of which are being so acquired becomes a Guarantor, and (c) in the case of a merger, consolidation or amalgamation or any other combination with any Person, the Person surviving such merger, consolidation, amalgamation or other combination (x) is Borrower or a Guarantor or (y) to the extent required under the Loan Documents, including Section 5.11, upon consummation of the Permitted Acquisition becomes a Guarantor.~~

~~“Permitted Foreign Acquisition” means a Permitted Acquisition, in which (i) the Person being acquired is a Foreign Entity, (ii) in the case of a Permitted Acquisition consisting of the acquisition of assets (other than of in excess of 50% of the Equity Interests of any Person), the acquiror of such assets is a Foreign Entity, or (iii) in the case of a Permitted Acquisition consisting of the acquisition of in excess of 50% of the Equity Interests of any Person, the Person making the Permitted Acquisition is a Foreign Entity.~~

“Permitted Hedging Agreement” means any Hedging Agreement to the extent constituting a swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies, in each case entered into in the ordinary course of business and not for speculative purposes or taking a “market view.”

“Permitted Liens” has the meaning set forth in Section 6.02.
“Permitted Variance” means (a) in respect of Actual Operating Disbursement Amounts, 25% for the First Testing Period, 20% for the Second Testing Period and 15% for each of the Third Reporting Period and for each Rolling Four Week Testing Period, and (b) in respect of Actual Cash Receipts, 15% for each Variance Testing Period.

“Person” means any natural person, corporation, business trust, joint venture, trust, association, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Petition Date” means the date of the commencement of any Chapter 11 Cases.

“PIK Interest” has the meaning set forth in Section 2.06(f).

“PIK Interest Rate” means (i) for any day immediately prior to the Amendment No. 6 Effective Date, 0% per annum and (ii) for any day on and after the Amendment No. 6 Effective Date, 0.75% per annum.

“Platform” means IntraLinks, SyndTrak or a substantially similar electronic transmission system.

“Pledgor” means each Company listed on Schedule 1.01(c), and each other Restricted Subsidiary of any Loan Party that is or becomes a party to this Agreement (in its capacity as a Guarantor) and the Security Documents pursuant to Section 5.11.

“PPSA” means the Personal Property Security Act as in effect from time to time (except as otherwise specified) in any applicable province or jurisdiction, or, in the case of the Province of Quebec, the Civil Code of Quebec.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

“Preferred Stock Issuance” means the issuance or sale by any Company of any Preferred Stock after the Closing Date.

“Premises” has the meaning assigned thereto in the applicable Mortgage.

“Prior Week” means for any week, the immediately preceding calendar week (Saturday through Friday) ending on the Friday of such week.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to (a) any Permitted Acquisition consummated prior to the New Incremental Loan Closing Date (to the extent not subsequently disposed of during ~~such~~any period of determination), or (b) any Disposition, in each case, as if such Permitted Acquisition or Disposition, and all other ~~Permitted Acquisitions or~~ Dispositions consummated during the applicable period, and any Indebtedness or other liabilities incurred in connection with any such ~~Permitted Acquisitions or~~ Dispositions, and any refinancing of Indebtedness in connection therewith, had been consummated and incurred at the beginning of such period. For purposes of this definition, (x) if any Indebtedness to be so incurred bears interest at a floating rate and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of incurrence had been the applicable rate for the entire period (taking into account any applicable interest rate Hedging Agreements) and (y) if since the beginning of such Test Period any Restricted Subsidiary is designated an Unrestricted Subsidiary (or any Unrestricted Subsidiary is designated as a Restricted Subsidiary) then any calculation of compliance with any ~~financial covenant or~~ financial term hereunder on a Pro Forma Basis shall be calculated giving pro forma effect thereto for such Test Period as if such designation had occurred at the beginning of such Test Period.

“Pro Rata Percentage” of any Revolving Lender at any time means the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment.

“Projections” has the meaning set forth in Section 3.04(b).

“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to Borrower or its Subsidiaries.

“PUC” means any state public service or public utility commission or other state Governmental Authority that exercises jurisdiction over the rates or services or the acquisition, construction or operation of any telecommunications system of any person who owns, constructs or operates any telecommunications system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to persons conducting business in such state.

“Purchase Money Obligation” means, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets (including Equity Interests of any Person owning fixed or capital assets) or the cost of installation, construction, repair, replacement or improvement of any fixed or capital assets provided, however, that (i) such Indebtedness is incurred within 120 days after such acquisition, installation, construction, repair, replacement or improvement of such fixed or capital assets (including Equity Interests of any Person owning the applicable fixed or capital assets) by such Person and (ii) the amount of such Indebtedness does not exceed the lesser of 100% of the Fair Market Value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Hedging Obligation under (or in respect of) a Permitted Hedging Agreement, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Hedging Obligation or such other Person as constitutes an “ECP” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(A)(v)(II) of the Commodity Exchange Act.

~~“Qualified Excluded Issuance” means an Equity Issuance solely to the extent the Net Cash Proceeds thereof are used within 10 days following the date of such Equity Issuance to finance one or more Permitted Acquisitions.~~

“Real Property” means, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real Property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.

“Refinancing” means the repayment in full of, the termination of any commitment to make extensions of credit under the Existing Credit Agreement, including the payment of all principal, prepayment premiums, accrued interest, fees and any commissions, costs and expenses in connection with the foregoing and the release of all guarantees and security in respect thereof.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each New Lender and Lender that agrees to provide any portion of the Other Loans or Other Commitments being incurred or provided pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning set forth in Section 10.04(c).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Licenses” has the meaning set forth in Section 3.01(a).

“Reimbursement Obligations” means Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements.

“Rejection Notice” has the meaning set forth in Section 2.10(h)(iii).

“Related Person” means, with respect to any Person, (a) each Affiliate of such Person and each of the officers, directors, partners, trustees, employees, affiliates, shareholders, Advisors, agents, attorneys-in-fact and Controlling Persons of each of the foregoing, and (b) if such Person is an Agent, each other Person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 9.05 or any comparable provision of any Loan Document.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Materials in, into, onto, from or through the Environment or any Real Property (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials).

“Repricing Event” means (i) any prepayment or repayment of Term Loans with the proceeds of, or any conversion of Term Loans into, any new or replacement tranche of term loans that are broadly marketed or syndicated to banks or other institutional investors bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Term Loans (as such comparative rates are determined by the ~~Administrative Agent~~Required Lenders in consultation with the Borrower), in a transaction the primary purpose of which is to decrease such “effective” interest rate, and (ii) any amendment to the Term Loan Facility that, directly or indirectly, reduces the “effective” interest rate applicable to the Term Loans provided that the primary purpose of such amendment is to decrease such “effective” interest rate (in each case, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity or if less the remaining weighted average life to maturity), including any mandatory assignment in connection therewith with respect to each Lender that refuses to consent to such amendment, in each case, other than in connection with the occurrence of a Change in Control or a Transformative Acquisition.

“Required New Incremental Loan Lenders” means, at any date of determination, New Incremental Loan Lenders having outstanding New Incremental Loans representing more than 50% of the sum of all outstanding New Incremental Loans at such time.

“Required Lenders” means, at any date of determination, Lenders having Loans, LC Exposure and unused Revolving Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving Commitments and Term Loan Commitments at such time.

“Reserve Regulations” has the meaning set forth in the definition of “Statutory Reserves.”

“Response” means (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(25) or any words of similar import defined under other applicable Environmental Law, or (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, remediate, contain, assess, abate, monitor or in any other way address any Hazardous Materials at, in, on, under or from any Real Property, or otherwise in the Environment, (ii) prevent, stop, control or minimize the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies, investigations, maintenance or monitoring in connection with, following, or as a precondition to or to determine the necessity of, the actions set forth in clause (i) or (ii) above.

“Responsible Officer” of any Person means any executive officer or Financial Officer of such Person and any other officer or similar official thereof with significant responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Indebtedness” means Indebtedness of any Company, the payment, prepayment, repurchase, defeasance or acquisition for value of which is restricted under Section 6.11(a).

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary.

“Retained Excess Cash Flow Amount” means, at any date of determination, an amount equal to (a) the sum of the amounts of Excess Cash Flow for all Excess Cash Flow Periods ending on or before the date of determination for which the amount of Excess Cash Flow shall have been calculated as provided in Section 5.01(c) and with respect to which any payment required under Section 2.10(f) has been paid, minus (b) the sum at the time of determination of the aggregate amount of prepayments required to be made pursuant to Section 2.10(f) through the date of determination (whether or not such prepayments are accepted by Term Loan Lenders) calculated without regard to any reduction in such sum that resulted from optional prepayments of the Term Loans or Revolving Loans referred to in Section 2.10(f)(B).

“Reuters Screen LIBOR01 Page” has the meaning set forth in the definition of “LIBOR Rate.”

“Revolving Availability Period” means the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Annex I or on Schedule 1 to the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) increased from time to time pursuant to ~~Section 2.19~~terms hereof and (b) reduced from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The aggregate principal amount of the Lenders’ Revolving Commitments as of the Amendment No. 5 Effective Date is $35,000,000.

~~“Revolving Commitment Increase” has the meaning set forth in Section 2.19(e).~~ “Revolving Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

~~“Revolving Increasing Lender” has the meaning set forth in Section 2.19(e).~~

“Revolving Lender” means a Lender with a Revolving Commitment.

“Revolving Loan” means a Loan made by the Lenders to Borrower pursuant to Section 2.01(b) or Other Revolving Credit Loans. Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“Revolving Maturity Date” means October 6, 2021, or, if such date is not a Business Day, the first Business Day thereafter.

“Rolling Four Week Testing Period” means each cumulative period of four weeks ending on the Friday of each of the calendar week ending after April 3, 2020.

“RSA” means the Restructuring Support Agreement and Term Sheet delivered in accordance with Section 5.15(b).

“Sale and Leaseback Transaction” has the meaning set forth in Section 6.03. “Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions Laws (including as of the date hereof, Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctions Laws” has the meaning set forth in the definition of “Embargoed Person.” “Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002, as amended from time to time and, and any successor statute.

“Screen Rate” has the meaning set forth in the definition of “LIBOR Rate.” “SDN List” has the meaning set forth in the definition of “Embargoed Person.”

“SEC” means, the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Second Testing Period” means (a) in respect of Actual Operating Disbursement Amounts, two calendar week ending on March 20, 2020, and (b) in respect of Actual Cash Receipts, the period commencing four weeks prior to, and ending on, March 20, 2020 (which shall include two weeks of Actual Cash Receipts plus two weeks of projected receipts).

“Secured Obligations” means (a) the Obligations, (b) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Permitted Hedging Agreement intended to protect against fluctuations in interest rates entered into with any counterparty that is a Secured Party and (c) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties owed to any Secured Party arising from Cash Management Services. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event will Secured Obligations include any Excluded Swap Obligations.

“Secured Parties” means, collectively:

(a)       with respect to the Obligations, the Administrative Agent, the Collateral Agent, each other Agent, each Issuing Bank and the Lenders (including the New Incremental Loan Lenders);

(b)       with respect to obligations under Permitted Hedging Agreements intended to protect against fluctuations in interest rates, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and each counterparty to a Permitted Hedging Agreement relating to the Loans if (i) at the date of entering into such Hedging Agreement such counterparty was an Agent, a Lender or an Affiliate of an Agent or Lender, and (ii) such counterparty executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such counterparty (x) appoints the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (y) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender; and

(c)       with respect to obligations arising from Cash Management Services, the Administrative Agent, the Collateral Agent, each other Agent, each Lender, and each Affiliate of an Agent or Lender that, in each case, provides Cash Management Services to a Loan Party; provided that such Affiliate executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such Affiliate (x) appoints the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and (y) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender.

“Securities Act” means the Securities Act of 1933, as amended from time to time and, and any successor statute.

“Securities Collateral” has the meaning set forth in the Security Agreement.

“Security Agreement” means a Security Agreement substantially in the form of Exhibit K among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, modified or supplemented from time to time.

“Security Agreement Collateral” means all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.11; provided that, for the avoidance of doubt, Excluded Property (as defined in the Security Agreement) shall not constitute Security Agreement Collateral.

“Security Documents” means the Security Agreement, the Mortgages, each Control Agreement, the Foreign Subsidiary Pledge Agreement and each other security document or pledge agreement delivered in accordance with applicable local or foreign Legal Requirements to grant a valid, enforceable, perfected security interest (with the priority required under the Loan Documents) in any Property as collateral for the Secured Obligations (including, for the avoidance of doubt, with respect to any New Incremental Loan Collateral), and all UCC or other financing statements (including fixture filings and transmitting utility filings, as applicable) or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage, any Control Agreement or any other such security document or pledge agreement to be filed or registered with respect to the security interests in Property created pursuant to the Security Agreement, any Mortgage, any Control Agreement and any other document or instrument utilized to pledge any Property as collateral for the Secured Obligations.

“SingleHop Acquisition~~” means the acquisition of SingleHop LLC pursuant to the SingleHop Acquisition Agreement.~~

~~“SingleHop Acquisition Agreement” means that certain Purchase and Sale Agreement~~ dated as of January 27, 2018 by and among the members of SingleHop LLC, SingleHop, the Borrower and the other parties thereto, collectively with all exhibits, schedules and other material agreements executed and/or delivered in connection therewith, in each case, in form and ~~substance reasonably satisfactory to the Administrative Agent.~~

~~“SingleHop Acquisition Consideration Amount” means the aggregate amount of acquisition consideration required to be paid by Borrower to purchase SingleHop on the terms and subject to the conditions set forth in, and in accordance with, the SingleHop Acquisition Agreement.“SingleHop Acquisition~~ Term Loan ~~Amount~~” means the ~~principal amount of Incremental Term Loans to be (a)~~term loans incurred by Borrower in conjunction with its consummation of the SingleHop Acquisition~~, (b) in an aggregate principal amount not to exceed $135,000,000 and (c) used by Borrower solely to pay a portion of the SingleHop Acquisition Consideration Amount and the fees, costs and expenses related thereto or incurred in connection therewith.~~

“Solvency Certificate” has the meaning set forth in Section 4.01(f).

“SPC” has the meaning set forth in Section 10.04(h).

~~“Specified Equity Contribution” has the meaning set forth in Section 8.03.~~

“Specified Event of Default” means an Event of Default under any of Sections 8.01(a), (b), (g) or (h).

~~“Specified Purchase Agreement Representations” means with respect to any Permitted Acquisition, those representations and warranties made by the seller or Person being acquired or any of its Subsidiaries or Affiliates in the acquisition agreement (however defined) with respect to such Permitted Acquisition as are material to the interests of the Lenders or the Arrangers, but only to the extent that Borrower or any of its Subsidiaries or Affiliates party to such acquisition agreement has a right (a) not to consummate the transactions contemplated by such acquisition agreement or (b) to terminate Borrower’s or any such Subsidiary’s or such Affiliate’s obligations under such acquisition agreement, in each case, as a result of a breach of such representation or warranty made by the seller, the Person to be acquired or any of its Subsidiaries or Affiliates in such acquisition agreement.~~

~~“Specified Representations” means those representations and warranties set forth in Sections 3.01(a), 3.02 (with respect to the entering into, borrowing, guaranteeing under, and performance of the Loan Documents and the granting of Liens in respect of the Collateral), 3.03 (with respect to the entering into, borrowing, guaranteeing under, and performance of the Loan Documents and the granting of Liens in respect of the Collateral), 3.10, 3.11, 3.16, 3.21 and 3.22.~~

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Dividend, Subsidiary designation or other event that by the terms of the Loan Documents requires “pro forma compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Statutory Reserves” means, for any day during any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained, during such Interest Period under regulations issued from time to time (including “Regulation D,” issued by the Board of Governors of the Federal Reserve Bank of the United States (the “Reserve Regulations”) by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against Eurocurrency funding liabilities (currently referred to as “Eurocurrency liabilities” (as such term is used in Regulation D)). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under the Reserve Regulations.

~~“Stub Period” has the meaning set forth in the definition of “Consolidated Interest Expense.”~~

“Subordinated Indebtedness” means Indebtedness of any Company that is by its terms subordinated and/or junior in right of payment to all or any portion of the Secured Obligations.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Borrower.

“Survey” means a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months before the date of delivery thereof unless there shall have occurred within six months before such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in such Mortgaged Property has been granted or become effective through operation of applicable Legal Requirements or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days before such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in such Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 4.01(l)(iii) or (b) otherwise reasonably acceptable to the Collateral Agent.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 provided that at no time shall the Swingline Commitment exceed the Revolving Commitment. The aggregate principal amount of the Swingline Commitment shall be $10,000,000 on the Closing Date.

“Swingline Exposure” means at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” has the meaning set forth in the preamble hereto.

“Swingline Loan” means any loan made by the Swingline Lender pursuant to Section 2.17.

“Syndication Agent” has the meaning set forth in the preamble hereto.

“Synthetic Lease” means, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any Property (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. federal (or foreign) income tax purposes, other than any such lease under which such Person is the lessor or (b) (i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of Property (including a Sale and Leaseback Transaction), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Insolvency Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which any Company is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than a Company of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness.

“Tax Returns” means all returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings or other similar charges imposed by a Governmental Authority, including any interest, fines, penalties or additions with respect to any of the foregoing.

“Term Borrowing” means a Borrowing comprised of Term Loans.

“Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder in the amount set forth on Annex I to this Agreement or on Schedule 1 to the Assignment and Assumption pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) increased from time to time pursuant to Section 2.19 as in effect prior to the New Incremental Loan Closing Date and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The aggregate principal amount of the Lenders’ Term Loan Commitments on the Closing Date is $300,000,000.

“Term Loan Facility” means the term loan facility represented by the Term Loans. “Term Loan Lender” means a Lender with a Term Loan Commitment or an outstanding

Term Loan.

“Term Loan Repayment Date” has the meaning set forth in Section 2.09(a).

“Term Loans” means the Initial Term Loans, an Incremental Term Loan (including the New Incremental Loans), an Extended Term Loan or an Other Term Loan, as applicable. Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

“Test Period” means, at any time, the four consecutive fiscal quarters of Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).
“Third Testing Period” means (a) in respect of Actual Operating Disbursement Amounts, three calendar week ending on March 27, 2020, and (b) in respect of Actual Cash Receipts, the period commencing four weeks prior to, and ending on, March 27, 2020 (which shall include one week of Actual Cash Receipts plus three weeks of projected receipts).

“Title Company” means any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Title Policy” has the meaning set forth in Section 4.01(l)(iii).

~~“Total Net Leverage Ratio” means, at any date of determination, the ratio of (i) Consolidated Indebtedness on such date less Unrestricted Cash of the Loan Parties to (ii) Consolidated EBITDA for the Test Period then most recently ended.~~

“Transactions” means, collectively, (a) the execution, delivery and performance of the Loan Documents and the initial Credit Extensions hereunder, (b) the Refinancing; and (c) the payment of all fees, costs and expenses to be paid on or before the Closing Date owing in connection with the foregoing.

~~“Transferred Guarantor” has the meaning set forth in Section 7.09.~~

“Transformative Acquisition” means any acquisition by Borrower or any Restricted Subsidiary whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Qualified Capital Stock of any Person that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, the terms of the Loan Documents would not provide Borrower and its Restricted Subsidiaries with adequate flexibility for the continuation or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type” means, when used in reference to any Loan or Borrowing, a reference to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined on the basis of Adjusted LIBOR Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.15(f). “Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or parent company is subject to home jurisdiction supervision if applicable Legal Requirements require that such appointment is not to be publicly disclosed.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the actuarial assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” means the United States of America.

“Unrestricted Cash” means unrestricted cash and Cash Equivalents owned by Borrower and its Domestic Subsidiaries or any other Loan Party (and not subject to any Lien (including any Lien arising by “control”) or other preferential arrangement in favor of any creditor thereof (other than (i) Liens created by or pursuant to this Agreement and the Loan Documents and (ii) Liens permitted under any of clauses (k), (p) or (u) of Section 6.02)).

“Unrestricted Subsidiary” means:

(a)       any Subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated in writing by the Borrower, as provided below); and

(b)       any Subsidiary of an Unrestricted Subsidiary.

The Borrower may designate in writing any Restricted Subsidiary of the Borrower to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary thereof (other than solely any Subsidiary of the Subsidiary to be so designated); provided that the Required New Incremental Loan Lenders must approve in their sole discretion any designation of an Unrestricted Subsidiary and provided further that:

(i)       any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Borrower;

(ii)       such Subsidiary is designated as an unrestricted subsidiary (or equivalent term) in respect of and for all purposes under all other Material Indebtedness;

(iii)      such designation shall constitute an Investment by the Borrower or its Restricted Subsidiaries in such Unrestricted Subsidiary at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or its Restricted Subsidiary’s Investment therein;

(iv)      each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary; and

(v)       no Event of Default has occurred and is continuing at the time of such designation; ~~and~~

~~(vi)     after giving effect to such designation, the Total Net Leverage Ratio and Minimum Consolidated Interest Coverage Ratio of the Borrower shall each be 0.25:1.00 lower than the required Total Net Leverage Ratio and Minimum Consolidated Interest Coverage Ratio set forth in Section 6.10 for the applicable Test Period, regardless of whether the Borrower would have otherwise been required to comply with the financial covenants pursuant to the terms of this Agreement;~~

Any such designation by the Borrower shall be notified by a Responsible Officer of the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and a certificate of such Responsible Officer certifying in reasonable detail that such designation complied with the foregoing provisions and providing calculations to demonstrate compliance with clause (vi) hereof. Any designation that does not comply with the foregoing requirements (including the requirement of New Incremental Loan Lender consent) shall be null and void. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been redesignated a Restricted Subsidiary may not be subsequently redesignated as an Unrestricted Subsidiary.

“Variance Testing Period” means, as applicable, each of the First Testing Period, Second Testing Period, Third Testing Period and, thereafter, each Rolling Four Week Testing Period ending on the Friday of each calendar week ending thereafter.

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Wholly Owned Subsidiary” means, with respect to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares to the extent required under applicable Legal Requirements) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% Equity Interest (other than directors’ qualifying shares to the extent required under applicable Legal Requirements) at such time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

~~“Yield Differential” means, with respect to any Term Loans made pursuant to Section 2.19, (i) the Effective Yield applicable to such Term Loans, minus (ii) the Effective Yield applicable to the Initial Term Loans, minus (iii) 50 basis points.~~

Section 1.02  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Borrowing of Term Loans”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03   Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The phrase “Material Adverse Effect” shall be deemed to be followed by the phrase “, individually or in the aggregate”. The words “asset” and “property” shall be construed to have the same meaning and effect. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated and (e) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents. Each reference herein to documents, agreements or other matters being “satisfactory,” “acceptable,” “reasonably satisfactory” or “reasonably acceptable” (or any expression of similar import) to the Administrative Agent and any term or provision contained herein to be made in the Administrative Agent’s “discretion” or “sole discretion” (or any expression of similar import), such determination may be made by the Administrative Agent at the direction of the Required Lenders (or counsel to the Required Lenders).

Section 1.04   Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document or any financial definition of any other provision of any Loan Document, and Borrower or the Required Lenders shall so request, the Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders and Borrower); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP before such change, and Borrower shall provide to the Administrative Agent and the Lenders within five days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of Borrower setting forth in reasonable detail the differences ~~(including any differences that would affect any calculations relating to the financial covenants as set forth in Section 6.10)~~ that would have resulted if such financial statements had been prepared without giving effect to such change. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any valuation of Indebtedness below its full stated principal amount as a result of application of Financial Accounting Standards Board Accounting Standards Update No. 2015-03, it being agreed that such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary in this Agreement or otherwise, (1) all liabilities under or in respect of any lease, whether now outstanding or any time entered into, incurred (including as a result of a refinancing or an acquisition otherwise permitted by this Agreement), amended or otherwise modified, that was treated (or, in the case of a refinancing, the original lease on the applicable asset was treated) as rental and lease expense on the Closing Date shall not constitute a capital lease obligation or Indebtedness for any purpose under the Loan Documents, and (2) all liabilities under or in respect of any lease that was entered into or incurred (including as a result of a refinancing or an acquisition otherwise permitted by this Agreement) after the Closing Date, is not a Synthetic Lease, and, after giving effect to any amendment or other modification thereto, would have been treated as rental and lease expense and not as a capital lease obligation under GAAP as in effect on the Closing Date, shall not constitute a capital lease obligation or Indebtedness for any purpose under the Loan Documents.

Without limiting the foregoing, if at any time the SEC permits or requires United States reporting companies to use IFRS in lieu of GAAP for reporting purposes, Borrower may notify the Administrative Agent that it has elected to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time; provided that, to the extent that such election would affect any financial ratio set forth in this Agreement or any requirement set forth in Section 5.01, (i) Borrower shall provide to the Administrative Agent financial statements and other documents reasonably requested by the Administrative Agent or any Lender setting forth a reconciliation with respect to such ratio or requirement made before and after giving effect to such election and (ii) if Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and Borrower shall negotiate in good faith to amend such ratio to preserve the original intent thereof in light of such change.

Section 1.05    ~~Pro Forma Calculations~~[Reserved]. ~~With respect to any applicable period during which any Permitted Acquisition or any Disposition occurs as permitted pursuant to the terms hereof, the financial covenants set forth in Section 6.10 shall be calculated with respect to such period and such Permitted Acquisition or Disposition on a Pro Forma Basis. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement (i) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number) and (ii) except for purposes of calculating the financial covenants set forth in Section 6.10, shall be calculated on a pro forma basis assuming that any unfunded Commitments (whether delayed draw, revolving or otherwise) in respect thereof are fully drawn and funded and without the netting of any cash proceeds of any proceeds of such Indebtedness from any component of such financial ratio.~~

Section 1.06    Resolution of Drafting Ambiguities.  Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof or thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.07   ~~Limited Condition Transactions~~[Reserved]. ~~In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of.~~

~~(i)       determining compliance with any provision of this Agreement that requires the calculation of a financial maintenance or incurrence covenant;~~

~~(ii)     so long as no Specified Event of Default exists at the time the Limited Condition Transaction is consummated, determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default); or~~

~~(iii)     testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or by reference to the Cumulative Credit Availability);~~

~~in each case, at the option of Borrower (Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements related to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.~~

~~For the avoidance of doubt, if Borrower has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of the incurrence ratios subject to the LCA Election on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.~~

Article II
THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(a)       each Term Loan Lender agrees, severally and not jointly, to make an Initial Term Loan to Borrower on the Closing Date in the principal amount equal to its Term Loan Commitment; ~~and~~

(b)       each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to Borrower, at any time and from time to time on and after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.; and

(c)      each New Incremental Loan Lender agrees to make New Incremental Loans to the Borrower on the New Incremental Loan Closing Date denominated in dollars in a principal amount not exceeding such New Incremental Loan Lender’s New Incremental Loan Commitment.

Amounts paid or prepaid in respect of Term Loans, including Extended Term Loans and Other Term Loans and New Incremental Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

Section 2.02    Loans.   (a)   This part (a) shall not apply to the New Incremental Loans. Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), (x) any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $250,000 and not less than $500,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)       This part (b) shall not apply to the New Incremental Loans. Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Lender to make such Loan and the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight (8) Eurodollar Borrowings in the aggregate outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)       This part (c) shall not apply to the New Incremental Loans. Except with respect to Loans made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate from time to time not later than 2:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders within two (2) Business Days.

(d)       This part (d) shall not apply to the New Incremental Loans. Unless the Administrative Agent shall have received written notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c), and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation, and (ii) in the case of Borrower, the greater of the interest rate applicable at the time to ABR Loans and the interest rate applicable to such Borrowing. If such Lender shall subsequently repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and any amounts previously so paid by Borrower shall be returned to Borrower.

(e)       Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or in the case of the Initial Term Loans, the Initial Term Loan Maturity Date or in the case of any New Incremental Loans, the New Incremental Loan Maturity Date and in the case of any Extended Term Loans, the applicable Extended Term Loan Maturity Date, or in the case of any Other Loan, the applicable maturity date of such Other Loan as specified in the applicable Refinancing Amendment, as applicable.

(f)       As it relates to New Incremental Loans and New Incremental Loan Borrowings:

(i)     Each New Incremental Loan shall be made as part of a New Incremental Loan Borrowing consisting of New Incremental Loans made by the New Incremental Loan Lenders ratably in accordance with their respective New Incremental Loan Commitments. The failure of any New Incremental Loan Lender to make any New Incremental Loan required to be made by it shall not relieve any other New Incremental Loan Lender of its obligations hereunder, it being acknowledged that the New Incremental Loan Commitments of the New Incremental Loan Lenders are several and no New Incremental Loan Lender shall be responsible for any other New Incremental Loan Lender’s failure to make New Incremental Loans as required hereby. The New Incremental Loans shall be funded, in whole, on the New Incremental Loan Closing Date to an account of the Borrower that is covered by a Control Agreement as designated in writing to the Administrative Agent in advance. From and after the funding of such New Incremental Loans, the New Incremental Loan Commitment of such New Incremental Loan Lender shall be reduced to zero;

(ii)     Subject to Section 2.12, each New Incremental Loan Borrowing shall be comprised entirely of Eurodollar Loans. Each New Incremental Loan Lender at its option may make any New Incremental Loan by causing any domestic or foreign branch or Affiliate of such New Incremental Loan Lender to make such New Incremental Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such New Incremental Loan in accordance with the terms of this Agreement;

(iii)     Each New Incremental Loan Lender shall make the New Incremental Loans to be made by it hereunder on the New Incremental Loan Closing Date by wire transfer of immediately available funds by 2:00 p.m. (New York City) time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the New Incremental Loan Lenders. Upon receipt of all requested funds, the Administrative Agent, subject to the terms and conditions herein, shall make the New Incremental Loans available to the Borrower by promptly wiring the amounts so received, in like funds, to the account of the Borrower described in Section 2.02(f)(i). The outstanding principal amount of the New Incremental Loans will begin to accrue interest on the New Incremental Loan Closing Date.

Section 2.03  Borrowing Procedure.  To request a Revolving Borrowing or Term Borrowing (other than a New Incremental Loan Borrowing), Borrower shall deliver, by hand delivery or facsimile (or other electronic transmission), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request for a Revolving Loan or a Term Loan shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a)       whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;

(b)       the aggregate principal amount of such Borrowing;

(c)       the date of such Borrowing, which shall be a Business Day;

(d)       whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(e)       in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of “Interest Period”;

(f)       the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

(g)       that the conditions set forth in Sections 4.02(b) and (c) are satisfied as of the date of the notice.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period of one month; provided, however, each Swingline Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04   Evidence of Debt; Repayment of Loans. (a) Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each Term Loan Lender (other than any New Incremental Loan Lender), the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09, (ii) the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date ~~and~~; (iii) the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month (or, if such date is not a Business Day, on the next succeeding Business Day) and is at least two (2) Business Days after such Swingline Loan is made; provided that, on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested; and (iv) the Administrative Agent for the account of each New Incremental Loan Lender, the then unpaid principal amount of each New Incremental Loan of such New Incremental Loan Lender on the New Incremental Loan Maturity Date.

(b)       Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)      The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder (including, for the avoidance of doubt, any increases in principal as a result of PIK Interest), the Type and Class thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder (which shall reflect the increase in the principal amount of the Loans as a result of the payment of PIK Interest pursuant to Section 2.06(f)) and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)       The entries made in the accounts maintained pursuant to Sections 2.04(b) and (c) shall be conclusive, absent manifest error, evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower and the other Loan Parties to pay, and perform, the Obligations in accordance with the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such entries, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)      Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Administrative Agent shall promptly prepare and deliver to Borrower, and Borrower shall promptly (and, in all events, within five (5) Business Days of receipt), execute and deliver to such Lender, a promissory note payable to such Lender and its registered assigns in the form of Exhibit I-1, I-2 or I-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the Lender and its registered assigns.

Section 2.05   Fees.

(a)      Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (a “Commitment Fee”) equal 0.50% per annum of the average daily unused amount of each Revolving Commitment of such Revolving Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Revolving Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Revolving Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)      Administrative Agent Fees.  Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the “Administrative Agent Fees”).

(c)       LC and Fronting Fees. Borrower agrees to pay to (i) the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Revolving Loan Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.25% per annum (or such other rate per annum as the Issuing Bank and Borrower may from time to time agree) on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s customary charges with respect to the administration, issuance, amendment, negotiation, renewal, payment or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate and no Letters of Credit remain outstanding. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 2.05(c) shall be payable within ten (10) Business Days after receipt by Borrower of written demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)     New Incremental Loan Exit Fee. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the New Incremental Loan Lenders, an exit fee in an amount equal to two percent (2.00%) of the sum of the principal amount of New Incremental Loans repaid or refinanced or accelerated on such date (the “New Incremental Loan Exit Fee”) upon the earlier of (x) acceleration of the Obligations pursuant to Section 8.01 (including acceleration as the result of any bankruptcy or similar proceeding), (y) termination, conversion and/or repayment or prepayment of the New Incremental Loans in full and (z) the New Incremental Loan Maturity Date. Any New Incremental Loan Exit Fee shall be presumed to be equal to the liquidated damages sustained by the New Incremental Loan Lenders as a result of a prepayment, and the Borrower agrees that it is reasonable under the existing circumstances and was negotiated at arms-length. The Borrower expressly waives any present or future law or statute that prohibits collection of the New Incremental Loan Exit Fee. The New Incremental Loan Exit Fee shall also be payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by other means. The Exit Fee shall be fully earned on the New Incremental Loan Closing Date.

(e)       ~~(d)~~ Other Fees.  Borrower agrees to pay the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between Borrower and the applicable Agents.

(f)       ~~(e)~~ Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Borrower shall pay (i) the Fronting Fees directly to the Issuing Bank, and (ii) the Fees provided under Section 2.05(d) directly to the Agents. Once paid, none of the Fees that are required to be paid hereunder shall be refundable under any circumstances.

Section 2.06   Interest on Loans.  (a) Subject to the provisions of Section 2.06(c), (i) the Revolving Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Revolving Loan Margin in effect from time to time and (ii) the Term Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Cash Interest Rate in effect from time to time plus the PIK Interest Rate.

(b)      Subject to the provisions of Section 2.06(c), (i) the Revolving Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Revolving Loan Margin in effect from time to time and (ii) (X) the Term Loans (other than the New Incremental Loans) comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Cash Interest Rate in effect from time to time for Eurodollar Borrowings for the Interest Period in effect for such Borrowing plus the PIK Interest Rate. and (Y) the New Incremental Loans shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such New Incremental Loan Borrowing, plus 10.00% per annum.

(c)       Notwithstanding the foregoing, at any time while a Specified Event of Default has occurred and is continuing, the overdue principal amount of any Loans and, to the extent permitted by applicable law, all overdue interest in respect of each Loan, and all overdue fees or other overdue amounts owed in respect of the Obligations shall be payable upon demand and shall bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal (including, for the avoidance of doubt, any increases thereof as a result of PIK Interest) of or interest on any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in Sections 2.06(a) and (b), or (ii) in the case of any other Obligation, 2.00% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d)      Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) (including interest on past due interest) and all interest accrued but unpaid on or after the Revolving Maturity Date or, in the case of the Initial Term Loans, the Initial Term Loan Maturity Date, in the case of any Extended Term Loans, the applicable Extended Term Loan Maturity Date, in the case of any New Incremental Loans, the New Incremental Loan Maturity Date or in the case of any Other Loan, the applicable maturity date of such Other Loan as specified in the applicable Refinancing Amendment, as applicable, shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan before the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)      All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14, bear interest for one day. The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive and binding absent manifest error. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any Insolvency Proceeding.

(f)       Subject to the provisions of Section 2.12, (i) any portion of interest accruing pursuant to the PIK Interest Rate determined in accordance with clause (a) or (b) above shall be paid in kind by increasing the outstanding principal amount of such Term Loans by the accrued interest outstanding on the applicable Interest Payment Date (such increase of principal, “PIK Interest”), which PIK Interest shall be automatically capitalized, compounded and added to the unpaid principal amount of the Term Loans on such Interest Payment Date and shall thereafter be considered Term Loans for all purposes under this Agreement, including the accrual of interest thereon (and shall no longer be treated as accrued and unpaid interest for all purposes of the Loan Documents); provided that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, at any time while an Event of Default has occurred and is continuing, all interest otherwise payable as PIK Interest shall be paid in cash, and (ii) any portion of interest accruing pursuant to the Cash Interest Rate determined in accordance with clause (a) or (b) shall be paid in cash.

(g)      Foreign Subsidiaries. Notwithstanding any other provisions of this Section 2.10, mandatory prepayments as a result of Section 2.10(c) in respect of a Foreign Subsidiary (i) may be retained by the applicable Foreign Subsidiary to the extent the making of any such mandatory prepayment from the Net Cash Proceeds of any Asset Sale of any property or assets referred to in Section 2.10(c) received by any Foreign Subsidiary would give rise to a materially adverse tax consequence as reasonably determined in good faith by the Borrower in consultation with the Administrative Agent (taking into account any foreign tax credit or benefit received in connection with such repatriation and after the Borrower and the applicable Foreign Subsidiary have used commercially reasonable efforts to mitigate such materially adverse tax consequence in order to make such prepayments) and may be retained by the applicable Foreign Subsidiary so long as such material adverse tax consequence continues to exist; provided that the aggregate amount of mandatory prepayments that have not been applied to the prepayment of the Loans pursuant to this subclause (h) shall not exceed $10,000,000 during the life of this Agreement; provided further that such Net Cash Proceeds of any such Asset Sale of any property or assets referred to in Section 2.10(c) shall be applied to prepay any Indebtedness of a Foreign Subsidiary permitted to be prepaid by this Agreement or reinvested in the business of any Company as permitted to be reinvested by this Agreement; provided further that if an Event of Default is then continuing, no prepayment of any such Indebtedness (other than any prepayment required by the terms of such Indebtedness) or reinvestments shall be permitted, and (ii) may be retained if prohibited under applicable local law (as reasonably determined by the Borrower); provided that such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to use commercially reasonable efforts to take such actions required by the applicable local law to permit such repatriation), and once such repatriation is permitted under the applicable local law, unless such prepayment amount may be retained under foregoing clause (i), such repatriation shall be promptly effected.

Section 2.07  Termination and Reduction of Commitments. (a) Subject to the provisions of Section 2.19, the Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Commitments, the Swingline Commitment and the LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b)      At its option, Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c)       Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least five (5) Business Days before the effective date of such termination or reduction (which effective date shall be a Business Day), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which such notice may be revoked by Borrower by notice to the Administrative Agent on or prior to the specified date of termination, if such condition is not met. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.08   Interest Elections.   (a)    Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than five (5) Eurodollar Borrowings outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)       To make an election pursuant to this Section 2.08, Borrower shall deliver, by hand delivery or facsimile (or by other electronic transmission), a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable.

(c)       Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)       the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)      the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)     whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)     if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)       Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered before the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09    Amortization of Term Borrowings      (a)       Subject to Sections 2.19 and 2.20, Borrower shall pay to the Administrative Agent, for the account of the Term Loan Lenders in accordance with each Term Loan Lender’s pro rata share of the initial aggregate principal amount of the Term Loans (and from and after the 2018 Incremental Effective Date, such pro rata share of the aggregate principal amount of the Term Loans, including the 2018 Incremental Term Loans, as outstanding on the 2018 Incremental Effective Date), on each March 31, June 30, September 30 and December 31, beginning with September 30, 2017, or if any such date is not a Business Day, on the immediately following Business Day (each such date, a “Term Loan Repayment Date”), a principal amount of the Term Loans equal to (1) for each Term Loan Repayment Date prior to the 2018 Incremental Effective Date, 0.25% of the initial aggregate principal amount of such Term Loans and (2) for each Term Loan Repayment Date from and after the 2018 Incremental Effective Date, an amount equal to $1,089,195.98 (in each case, as adjusted from time to time pursuant to Section 2.10), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)      To the extent not previously irrevocably paid in full in cash, all Initial Term Loans shall be due and payable on the Initial Term Loan Maturity Date, ~~each~~all New Incremental Loans shall be due and payable on the New Incremental Loan Maturity Date, all Extended Term Loans shall be due and payable on the applicable Extended Term Loan Maturity Date and each Other Term Loan shall be due and payable on its respective maturity date specified in its respective Refinancing Amendment.

Section 2.10   Optional and Mandatory Prepayments of Loans

(a)       Optional Prepayments. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10 (including, if applicable, the premium payable under Section 2.10(i); provided that each partial prepayment shall be in an amount that is an integral multiple of $250,000 and not less than $500,000.

(b)       Revolving Loan Prepayments.

(i)       In the event of the termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all outstanding Swingline Loans and either (A) replace all outstanding Letters of Credit or (B) Cash Collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

(ii)      In the event of any partial reduction of the Revolving Commitments, then (x) at or before the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i) in an aggregate amount sufficient to eliminate such excess.

(iii)    In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect, Borrower shall, without notice or demand, immediately first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, replace outstanding Letters of Credit or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i) in an aggregate amount sufficient to eliminate such excess.

(iv)     In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, Borrower shall, without notice or demand, immediately replace outstanding Letters of Credit or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i) in an aggregate amount sufficient to eliminate such excess.

(c)     Asset Sales. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by any Company, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Section 2.10(h)~~; provided, however, that with respect to any Net Cash Proceeds realized under an Asset Sale described in this Section 2.10(c), at the election of the Borrower (as notified by the Borrower to the Administrative Agent in writing on or prior to the date of such Asset Sale), and so long as no Event of Default shall have occurred and be continuing, the Borrower or such Subsidiary thereof may reinvest all or any portion of such Net Cash Proceeds in fixed or capital assets of the Borrower or such Subsidiary, so long as within 365 days after the receipt of such Net Cash Proceeds such reinvestment transactions shall have been consummated; provided that, if the Borrower or such Subsidiary enters into binding definitive agreements to reinvest such Net Cash Proceeds in operating assets of the Borrower or such Subsidiary within 365 days of the receipt thereof, the Borrower or such Subsidiary thereof shall be permitted to consummate such reinvestment on or prior to the date that is 180 days after the date on which such binding definitive documents are entered into; provided further, that the aggregate amount of such Net Cash Proceeds reinvested in accordance with this Section 2.10(c) shall not exceed $1,000,000 in any fiscal year of the Borrower; and provided further, however, that any Net Cash Proceeds not reinvested in accordance with the terms of, and within the time frames set forth in, this Section 2.10(c) shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.10(c)~~.

(d)      Debt Issuance, Preferred Stock Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by any Company or of any Preferred Stock Issuance by Borrower of Disqualified Capital Stock, Borrower shall make prepayments in accordance with Section 2.10(h) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

(e)      Casualty Events. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by any Company, Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Section 2.10(h); ~~provided that:~~

~~(i)       so long as no Event of Default shall then exist or would arise immediately therefrom, such proceeds shall not be required to be so applied on such date to the extent that (A) in the event such Net Cash Proceeds shall not exceed $2,500,000 per Casualty Event or $5,000,000 in Net Cash Proceeds in any fiscal year of Borrower, Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or before such date stating that such proceeds are reasonably expected to be used, or (B) in the event that such Net Cash Proceeds equals or exceeds $2,500,000 per Casualty Event or $5,000,000 in Net Cash Proceeds in any fiscal year of Borrower, the Administrative Agent has elected by notice to Borrower on or before such date to require such proceeds to be used, in each case, to repair, replace or restore any Property in respect of which such Net Cash Proceeds were paid or to reinvest in fixed or capital assets of any Loan Party, no later than 365 days following the date of receipt of such proceeds (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); and~~

~~(ii)      if all or any portion of such Net Cash Proceeds shall not be so applied within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(e).~~

(f)      Excess Cash Flow. No later than the earlier of (i) 90 days after the end of each Excess Cash Flow Period and (ii) the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), Borrower shall make prepayments in accordance with Section 2.10(h) in an aggregate principal amount equal to (A) (x) 50% of Excess Cash Flow for the Excess Cash Flow Period then ended if the Total Net Leverage Ratio at the end of such period is greater than or equal to 2.75:1.0, (y) 25% of Excess Cash Flow for the Excess Cash Flow Period then ended if the Total Net Leverage Ratio at the end of such period is less than 2.75:1.0 but greater than 1.5:1.0 and (z) 0.0% of Excess Cash Flow for the Excess Cash Flow Period then ended if the Total Net Leverage Ratio at the end of such period is less than or equal to 1.5:1.0 minus (B) the aggregate principal amount of optional prepayments of Term Loans (excluding as a result of any repurchase of Term Loans pursuant to Section 10.04(j)) or Revolving Loans (accompanied by a permanent reduction in the corresponding Revolving Commitments in an aggregate amount equal to such prepayment of Revolving Loans) pursuant to Section 2.10(a) made during such Excess Cash Flow Period or, at Borrower’s option, after such Excess Cash Flow Period and prior to the date such Excess Cash Flow payment is required to be made under this Section 2.10(f), in each case, to the extent such prepayment (1) does not occur in connection with a refinancing of all or a portion of such Loans and (2) is made with Internally Generated Funds.

(g)      ~~Foreign Subsidiaries. Notwithstanding any other provisions of this Section 2.10, mandatory prepayments as a result of Section 2.10(c) in respect of a Foreign Subsidiary (i) may be retained by the applicable Foreign Subsidiary to the extent the making of any such mandatory prepayment from the Net Cash Proceeds of any Asset Sale of any property or assets referred to in Section 2.10(c) received by any Foreign Subsidiary would give rise to a materially adverse tax consequence as reasonably determined in good faith by the Borrower in consultation with the Administrative Agent (taking into account any foreign tax credit or benefit received in connection with such repatriation and after the Borrower and the applicable Foreign Subsidiary have used commercially reasonable efforts to mitigate such materially adverse tax consequence in order to make such prepayments) and may be retained by the applicable Foreign Subsidiary so long as such material adverse tax consequence continues to exist; provided that the aggregate amount of mandatory prepayments that have not been applied to the prepayment of the Loans pursuant to this subclause (h) shall not exceed $10,000,000 during the life of this Agreement; provided further that such Net Cash Proceeds of any such Asset Sale of any property or assets referred to in Section 2.10(c) shall be applied to prepay any Indebtedness of a Foreign Subsidiary permitted to be prepaid by this Agreement or reinvested in the business of any Company as permitted to be reinvested by this Agreement; provided further that if an Event of Default is then continuing, no prepayment of any such Indebtedness (other than any prepayment required by the terms of such Indebtedness) or reinvestments shall be permitted, and (ii) may be retained if prohibited under applicable local law (as reasonably determined by the Borrower); provided that such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to use commercially reasonable efforts to take such actions required by the applicable local law to permit such repatriation), and once such repatriation is permitted under the applicable local law, unless such prepayment amount may be retained under foregoing clause (i), such repatriation shall be promptly effected.~~[Reserved]

(h)       Application of Prepayments.

(i)      Before any prepayment or repayment hereunder, Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(h)(ii), subject to the provisions of this Section 2.10(h)(i). Any prepayments required pursuant to Section 2.10(c)-(f) shall be applied (x) first to repay the outstanding principal of the New Incremental Loans on a pro rata basis among the New Incremental Loan Lenders, (y) second, to reduce the next four scheduled payments of Initial Term Loans, Extended Term Loans, Incremental Term Loans and Other Term Loans required to be made under Section 2.09(a) in direct order of maturity, on a pro rata basis among such Term Loans, and (~~y~~z) ~~second~~third on a pro rata basis among the payments on account of Initial Term Loans, Extended Term Loans, Incremental Term Loans and Other Term Loans remaining to be made on each Term Loan Repayment Date and the Final Maturity Date and Borrower shall comply with Section 2.10(b). Any prepayments of Term Loans pursuant to Section 2.10(a) shall be applied to the remaining scheduled payments of Initial Term Loans, Extended Term Loans, Incremental Term Loans and Other Term Loans required to be made under Section 2.09(a) on a pro rata basis among such Term Loans as directed by Borrower (or, in the absence of any such direction, in direct order of maturity) unless otherwise agreed by the adversely affected Lenders.

(ii)      Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

(iii)     Notwithstanding anything herein to the contrary, any Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made pursuant to this Section 2.10 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and Borrower no later than 5:00 p.m., New York City time, one (1) Business Day prior to the proposed date of such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount and Class of the mandatory repayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount and Class of Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds remaining thereafter may be retained by the Borrower and/or applied for any purpose not otherwise prohibited by this Agreement.

(i)       Call Protection. The Borrower shall pay a “prepayment premium” in connection with any Repricing Event with respect to all or any portion of the Term Loans that occurs on or prior to the six (6) month anniversary of the Amendment No. 4 Effective Date, in an amount not to exceed 1.0% of the principal amount of the Term Loans subject to such Repricing Event.

Section 2.11   Alternate Rate of Interest. If before the commencement of any Interest Period for a Eurodollar Borrowing:

(a)       the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) either (i) that Dollar deposits in the principal amounts of the Loans comprising the applicable Borrowing are not generally available in the London interbank market or (ii) that adequate and reasonable means (including by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

(b)      the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any Eurodollar Borrowing shall be converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.12  Increased Costs; Change in Legality. (a) If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, liquidity or similar requirement against Property of, deposits with or for the account of, or credit extended by or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank;

(ii)      impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)     subjects the Administrative Agent, any Lender or the Issuing Bank to any Taxes (other than (A) Indemnified Taxes and Other Taxes indemnified pursuant to Section 2.15 and (B) Excluded Taxes) on its Loans, principal, letters of credit, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or the Issuing Bank, as applicable, by an amount deemed by such recipient to be material of making, converting to or from, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Administrative Agent, such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company by an amount deemed by such Person to be material, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or the Issuing Bank hereunder by an amount deemed by the Administrative Agent, such Lender or the Issuing Bank to be material (whether of principal, interest or otherwise), then Borrower will pay to the Administrative Agent, such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. The protection of this Section 2.12 shall be available to the Administrative Agent, each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(b)       If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law regarding Capital Requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company by any amount deemed by such Lender or the Issuing Bank to be material, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, for any such reduction suffered.

(c)      A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 2.12(a) or (b) shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error; provided, however, that such certificate need not include any confidential or price sensitive information or any information that is prohibited by applicable Legal Requirements from being disclosed. Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)       Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the Issuing Bank for any increased costs or reductions incurred more than 180 days before the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to indicate the period of retroactive effect thereof.

(e)      Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to Borrower and to the Administrative Agent:

(i)       such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness (as determined in good faith by such Lender)) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Loan (or to convert an ABR Loan to a Eurodollar Loan or to continue a Eurodollar Loan for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn by such Lender by written notice to Borrower and to the Administrative Agent; and

(ii)      such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.12(f).

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(f)       For purposes of Section 2.12(e), a notice to Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by Borrower.

Section 2.13   Breakage Payments.  In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event and any liquidation or deployment of deposits required by such Lender to make, maintain or convert to such Loan. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate (together with any interest payable at the Default Rate, if then applicable, but excluding loss of margin or anticipated profit) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the Eurodollar market, whether or not such Loan was in fact so funded. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof; provided, however, that such certificate need not include any confidential or price sensitive information or any information that is prohibited by applicable Legal Requirements from being disclosed.

Section 2.14     Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a)    Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.10(h), 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, before 1:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 520 Madison Avenue, New York, New York 10022 Attn: Internap Corporation Account Manager, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

(b)       If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees and other amounts then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties, and (iii) third, towards the payment of all other Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amount of such amounts then due to such parties. It is understood that the foregoing does not apply to any adequate protection payments under any federal, provincial, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Administrative Agent may, subject to any applicable federal, provincial, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Lenders to the Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

(c)       If any Lender shall, by exercising any right of setoff or counterclaim (including pursuant to Section 10.08) or otherwise (including by exercise of its rights under the Security Documents), obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.14(c) shall not be construed to apply to any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans to any Eligible Assignee or participant, other than to any Company or any Affiliates thereof (as to which the provisions of this Section 2.14(c) shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable Insolvency Law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of such Secured Party under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

(d)      Unless the Administrative Agent shall have received written notice from Borrower before the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(e)       If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d), 2.17(d), 2.18(d), 2.18(e) or 10.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.15   Taxes   (a)    Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made without deduction or withholding for any and all Taxes, except as required by applicable Legal Requirements. If applicable Legal Requirements (as determined in the good faith discretion of an applicable Loan Party or the Administrative Agent) require the deduction or withholding of any Tax from any such payment by such Loan Party or the Administrative Agent, then (i) if the Tax in question is an Indemnified Tax or Other Tax the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, any Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions, reductions or withholdings been made, (ii) the relevant Loan Party, if applicable, shall make such deductions, reductions or withholdings and (iii) the relevant Loan Party, if applicable, shall timely pay the full amount deducted, reduced or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements.

(b)       In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirements, or at the option of the Administrative Agent timely reimburse it for payment of, any Other Taxes.

(c)      The Loan Parties shall jointly and severally indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank (in each case, with a copy delivered concurrently to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)      Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)       As soon as practicable after any payment of Taxes and in any event within twenty (20) Business Days following any such payment being due, by any Loan Party to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the Tax Return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)      Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Legal Requirements and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Legal Requirements or reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, at the time or times prescribed by applicable Legal Requirements and at the time or times reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, (i) each Foreign Lender shall, to the extent it is legally entitled to do so, furnish to Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable, (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable, (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, (B) two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8ECI (or any successor forms), (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two accurate and originally executed certificates substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable, (or any successor forms), or (D) to the extent a Foreign Lender is not the beneficial owner, two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8IMY (or any successor forms), accompanied by two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8ECI, U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, U.S. Tax Compliance Certificates substantially in the form of Exhibit L-2 or Exhibit L-3, U.S. Internal Revenue Service Forms W-9, and/or other certification documents (or any successor forms), as applicable, from each beneficial owner that would be required under this Section 2.15(f) if such beneficial owner were a lender; provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner, and (E) two accurate and complete originally executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made and (ii) any Lender that is not a Foreign Lender shall on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) furnish to Borrower and the Administrative Agent two accurate and complete originally executed U.S. Internal Revenue Service Forms W-9 (or any successor forms) certifying that such Lender is exempt from U.S. federal backup withholding Tax. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)      If a payment made to a Lender under any Loan Document may be subject to U.S. federal withholding tax under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent, such documentation prescribed by applicable Legal Requirements and such additional documentation reasonably requested by Borrower or the Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(g), the term “FATCA” shall include any amendments to FATCA after the date hereof.

(h)      If the Administrative Agent or a Lender (or an assignee) determines in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrower (or with respect to which Borrower’s payment of additional amounts pursuant to this Section 2.15), it shall pay over an amount equal to such refund to Borrower within a reasonable period and in any event within twenty (20) Business Days of such determination, net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender (or assignee) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if the Administrative Agent or such Lender (or assignee) is required to repay all or a portion of such refund to the relevant Governmental Authority, Borrower, upon the request of the Administrative Agent or such Lender (or assignee), shall repay the amount paid over to Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender (or assignee), as applicable, within ten (10) Business Days after receipt of written notice that the Administrative Agent or such Lender (or assignee) is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(h) shall require the Administrative Agent or any Lender (or assignee) to make available its Tax Returns or any other information which it deems confidential or privileged to Borrower or any other Person. Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender (or assignee) be required to pay any amount to Borrower the payment of which would place the Administrative Agent or such Lender (or assignee) in a less favorable net after-Tax position than the Administrative Agent or such Lender (or assignee) would have been in if the Indemnified Taxes or Other Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid.

Section 2.16   Mitigation Obligations; Replacement of Lenders; Mitigation of Obligations. If any Lender requests compensation under Section 2.12(a) or (b), or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce materially amounts payable pursuant to Section 2.12(a), 2.12(b) or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense, (iii) would not require such Lender to take any action inconsistent with legal or regulatory restrictions, and (iv) would not otherwise be disadvantageous to such Lender, whether from an economic, legal, regulatory or reputational standpoint or otherwise. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to the Administrative Agent shall be conclusive and binding absent manifest error.

(b)       Replacement of Lenders. In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.12(a) or (b), (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.12(e), (iii) Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.15, (iv) any Lender fails to consent to any amendment, waiver or other modification of any Loan Document requested by Borrower that requires the consent of 100% of the Lenders or 100% of all affected Lenders and, which, in each case, has been consented to by the Lenders or affected Lenders holding the majority of the aggregate principal amount of Loans outstanding and/or unused commitments applicable thereto, as the case may be, or (v) any Lender or the Issuing Bank defaults in its obligations to make Loans or issue Letters of Credit, as the case may be, or other extensions of credit hereunder, Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee (other than its existing rights to payments pursuant to Section 2.12(a) or (b) or 2.15) which shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (t) with respect to clause (iv) above, so long as the other restrictions contained in Section 10.04 are satisfied, no action by or consent of any Lender failing to consent to any such amendment, waiver or other modification shall be necessary in connection with such transfer or assignment, which shall be immediately and automatically effective upon payment of the amount set forth in clause (z) below, (u) in the case of any such assignment resulting from a claim for compensation under Section 2.12(a) or (b) or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction of such compensation or payment thereafter, (w) except in the case of clause (iv) above if the effect of such amendment, waiver or other modification of the applicable Loan Document would cure any Default or Event of Default then ongoing, no such Default or Event of Default shall have occurred and be continuing, (x) such assignment shall not conflict with any applicable Legal Requirement, (y) Borrower shall have received the prior written consent of the ~~Administrative Agent~~Required Lenders (and, if a Revolving Commitment is being assigned, the prior written consent of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, and (z) Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest and any prepayment premium or penalty (if any) accrued to the date of such payment on the outstanding Loans or LC Disbursements of such Lender or the Issuing Bank, respectively, affected by such assignment plus all Fees and other amounts owing to or accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Sections 2.12 and 2.13); provided further that, if before any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.12(a) or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to Section 2.16(a)), or if such Lender or the Issuing Bank shall irrevocably waive its right to claim further compensation under Section 2.12(a) or (b) in respect of such circumstances or event or shall irrevocably withdraw its notice under Section 2.12(e) or shall irrevocably waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender and the Issuing Bank hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender and the Issuing Bank as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s or the Issuing Bank’s interests hereunder in the circumstances contemplated by this Section 2.16(b).

(c)       Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender”, and the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans and/or Term Loan Commitments and Term Loans shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, except that the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans and/or Term Loan Commitments and Term Loans shall be included for purposes of voting, and the calculation of voting, on the matters set forth in Section 10.02(b)(i)-(x) and Section 10.02(b)(xiii) (including the granting of any consents or waivers); (ii) to the extent permitted by applicable Legal Requirements, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Loans pursuant to Section 2.10(a) shall, if Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans and the Revolving Exposure of other Lenders in accordance with Section 2.10(a) as if such Defaulting Lender had no Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (B) any mandatory prepayment of the Loans pursuant to Section 2.10 shall, if Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans and Revolving Exposure of other Lenders (but not to the Loans and Revolving Exposure of such Defaulting Lender) in accordance with Section 2.10 as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (B); (iii) the amount of such Defaulting Lender’s Revolving Commitment, Revolving Loans and LC Exposure shall be excluded for purposes of calculating the Commitment Fee payable to Revolving Lenders pursuant to Section 2.05(a) in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a) with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; (iv) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then: (A) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the Revolving Lenders that are not Defaulting Lenders in accordance with their respective Revolving Commitments but, in any case, only to the extent the sum of the Revolving Exposures of all Revolving Lenders that are not Defaulting Lenders does not exceed the total of the Revolving Commitments of all Revolving Lenders that are not Defaulting Lenders; (B) if the reallocation described in clause (A) above cannot, or can only partially, be effected (as reasonably determined by the Administrative Agent), Borrower shall within five (5) Business Days following notice by the Administrative Agent (x) prepay such Swingline Exposure of such Defaulting Lender and (y) Cash Collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.18(i) for so long as such LC Exposure is outstanding; (C) if Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this paragraph (iv), Borrower shall not be required to pay any LC Participation Fee to such Defaulting Lender pursuant to Section 2.05(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized; (D) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this paragraph (iv), then the fees payable to the Lenders pursuant to Section 2.05 shall be adjusted in accordance with such non-Defaulting Lenders’ reallocated LC Exposure; and (E) if any Defaulting Lender’s LC Exposure is neither Cash Collateralized nor reallocated pursuant to this paragraph (iv), then, without prejudice to any rights or remedies of the Issuing Banks or any Lender hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and LC Participation Fee payable under Section 2.05 with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Banks until such LC Exposure is Cash Collateralized and/or reallocated; (v) the Revolving Exposure of all Lenders as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender; and (vi) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by Borrower in accordance with paragraph (iv) of this Section 2.16(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with paragraph (iv)(A) of this Section 2.16(c) (and Defaulting Lenders shall not participate therein). In the event that each of the Administrative Agent, Borrower, the Issuing Banks and the Swingline Lender agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, LC Exposure and Revolving Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Commitment.

For purposes of this Agreement, (i) “Funding Default” means, with respect to any Defaulting Lender, the occurrence of any of the events set forth in the definition of “Defaulting Lender,” (ii) “Defaulted Loan” means the Loans of a Defaulting Lender; (iii) “Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated and/or the Obligations and the Specified Hedging Agreement Obligations (as defined in the Security Agreement) are declared or become immediately due and payable, (b) with respect to any Funding Default (other than any such Funding Default arising pursuant to clause (e) of the definition of “Defaulting Lender”), the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms hereof or any combination thereof) and (2) such Defaulting Lender shall have delivered to Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitment(s), and (c) the date on which Borrower, the Administrative Agent and the Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (iv) “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Percentage of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of Loans of such Defaulting Lender.

No amount of the Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in Section 2.16(c), performance by Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of Section 2.16(c). The rights and remedies against a Defaulting Lender under Section 2.16(c) are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

Section 2.17   Swingline Loans.

(a)      Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make, at is sole discretion, Swingline Loans to Borrower from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (and upon each such Borrowing of Swingline Loans, Borrower shall be deemed to represent and warrant that such Borrowing will not result in) (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance, in whole or in part, an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and reborrow Swingline Loans.

(b)      Swingline Loans. To request a Swingline Loan, Borrower shall hand deliver or transmit by facsimile transmission (or by other electronic transmission), a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 11:00 a.m., New York City time, on the Business Day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan, the location and number of Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c), and that the conditions set forth in Sections 4.02(b) and (c) are satisfied as of the date of the notice. Each Swingline Loan shall be (and maintained as) an ABR Loan. The Swingline Lender shall make each Swingline Loan available to Borrower by means of a credit to the general deposit account of Borrower with the Swingline Lender, if any, or otherwise to an account as directed by Borrower in the applicable Borrowing Request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank). The Swingline Lender shall endeavor to fund each Swingline Loan by 3:00 p.m., New York City time and shall in all events fund each Swingline Loan by no later than 5:00 p.m., New York City time, on the requested date of such Swingline Loan. Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Credit Extension contemplated by such request a Default or Event of Default has occurred and is continuing or would immediately thereafter result therefrom. Swingline Loans shall be made in minimum amounts of $250,000 and integral multiples of $100,000 above such amount.

(c)       Prepayment. Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 12:00 p.m., New York City time, on the proposed date of repayment.

(d)       Participations. The Swingline Lender (i) may at any time in its discretion, and (ii) no less frequently than every five (5) Business Days or as directed by the Administrative Agent from time to time on not less than one (1) Business Day’s written notice to the Swingline Lender, shall by written notice given to the Administrative Agent (provided such notice requirements shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.17(d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, the failure of any condition set forth in Article IV to be satisfied or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this Section 2.17(d) by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders (and the Administrative Agent may apply cash collateral provided for this purpose). The Administrative Agent shall notify Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this Section 2.17(d), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Borrower (or other party on behalf of Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this Section 2.17(d), as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 2.17(d) shall not relieve Borrower of any default in the payment thereof.

(e)       Resignation or Removal of the Swingline Lender. The Swingline Lender may resign as the Swingline Lender hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and Borrower. Following such notice of resignation, the Swingline Lender may be replaced at any time by written agreement among Borrower (with Borrower’s agreement not to be unreasonably withheld, delayed or conditioned), the Administrative Agent and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Swingline Lender. From and after the effective date of any such resignation or replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans to be made by it thereafter and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the resignation or replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans made by it before such resignation or replacement, but shall not be required to make additional Swingline Loans. Notwithstanding anything to the contrary in this Section 2.17(e) or otherwise, the Swingline Lender may not resign until such time as a successor Swingline Lender has been appointed and has accepted such appointment.

Section 2.18   Letters of Credit.

(a)      General. Subject to the terms and conditions set forth herein, Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for its own account or the account of a Wholly Owned Subsidiary, in each case to support payment and performance obligations incurred in the ordinary course of business by Borrower and its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Wholly Owned Subsidiary). The Issuing Bank shall have no obligation to issue, and Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the total Revolving Exposure would exceed the total Revolving Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Borrower, Administrative, Lenders and the Issuing Bank hereby acknowledge and agree that all Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Bank at the request of Borrower on the Closing Date.

(b)      Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, Borrower shall hand deliver or facsimile (or by other electronic communication) an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m., New York City time, on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i)        the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii)       the face amount thereof;

(iii)      the expiry date thereof (which shall not be later than the date set forth in Section 2.18(c));

(iv)      the name and address of the beneficiary thereof;

(v)       whether the Letter of Credit is to be issued for its own account or for the account of one of its Restricted Subsidiaries (provided that Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Restricted Subsidiary);

(vi)      the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vii)     the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(viii)    such other matters as the Issuing Bank may require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i)        the Letter of Credit to be amended, renewed or extended;

(ii)       the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(iii)      the nature of the proposed amendment, renewal or extension; and

(iv)      such other matters as the Issuing Bank may require.

If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that the provisions of this Section 2.18 shall apply in respect of all such applications. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Commitment, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $50,000.

(c)       Expiration Date. Each Letter of Credit shall expire at or before the close of business on the earlier of (x) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date; provided that this Section 2.18(c) shall not prevent any Issuing Bank from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (and, in any case, not to extend beyond the Letter of Credit Expiration Date) unless each such Issuing Bank elects not to extend for any such additional period.

(d)      Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.18(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default, the failure of any condition set forth in Article IV to be satisfied or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment).

(e)       Reimbursement.

(i)       If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that Borrower receives such notice; provided that Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans.

(ii)      If Borrower fails to make such payment when due, or if the amount is not financed pursuant to the proviso to Section 2.18(e)(i), the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 p.m., New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to the above paragraph before the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from Borrower after the receipt by the Issuing Bank of an amount of immediately available funds equal to 100% of all LC Disbursements that were otherwise unreimbursed will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

(iii)     If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of Borrower and such Revolving Lender severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, the interest rate applicable to ABR Revolving Loans; provided that, if Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (i) of this Section 2.18(e), then the Default Rate shall apply and (ii) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(f)      Obligations Absolute. The Reimbursement Obligation of  Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) prepayment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other fact, event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of Borrower hereunder; (v) the fact that a Default or Event of Default shall have occurred and be continuing; (vi) any material adverse change in the condition (financial or otherwise), results of operations, assets, liabilities (contingent or otherwise), material agreements, properties, solvency, business, management, prospects or value of any Company; or (vii) any other fact, circumstance or event whatsoever. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential, exemplary, special, punitive or other indirect damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable Legal Requirements) suffered by Borrower that are caused by the Issuing Bank’s failure to exercise the applicable standard of care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as determined by a court of competent jurisdiction in a final non-appealable decision) with respect to such a determination, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. The Issuing Bank shall not have any duties or obligations except those expressly set forth in this Agreement. The Issuing Bank shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). The Issuing Bank shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Issuing Bank also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Issuing Bank may consult with legal counsel (who may be counsel for any Loan Party) and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel or experts.

(g)      Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

(h)       Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is due, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is due to but excluding the date that Borrower reimburses such LC Disbursement, at the Default Rate. Interest accrued pursuant to this Section 2.18(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)        Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this Section 2.18(i), Borrower shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest and fees thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in paragraph (g) or (h) of Section 8.01. Funds in the LC Sub-Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower in accordance with Article IX. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuation of an Event of Default, such amount plus any accrued interest with respect to such amounts (to the extent not applied as aforesaid) shall, in accordance with Article IX, be returned to Borrower within ten (10) Business Days after all Defaults and Events of Default have been cured or waived.

(j)      Additional Issuing Banks. Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders or Affiliates of Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of each of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Bank (which consent shall not be unreasonably withheld) and such Revolving Lender(s). Any Revolving Lender designated as an issuing bank pursuant to this Section 2.18(j) shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

(k)       Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and Borrower. Following such resignation, the Issuing Bank may be replaced at any time by written agreement among Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. In the event that the resigning Issuing Bank is the only Issuing Bank under this Agreement at the time of such resignation, such resigning Issuing Bank agrees to use commercially reasonable efforts to find a successor that is willing to accept such appointment; provided, that if such resigning Issuing Bank is unable to find a successor Issuing Bank that is willing to accept such appointment, the resigning Issuing Bank’s resignation shall nevertheless become effective. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it before such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(l)        Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

(i)       any Order of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Legal Requirement applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve, liquidity or Capital Requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank deems material to it; or

(ii)      the issuance of such Letter of Credit would violate one or more policies of general application of the Issuing Bank.

(m)      The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

Section 2.19  Increases of the Term Loan and Revolving Commitments.

~~(a)~~      Borrower may~~, not more than five (5) times after the~~ not, after giving effect to the New Incremental Loan Closing Date and the New Incremental Loan Commitments, increase~~, at Borrower’s request to the Administrative Agent,~~ the then effective aggregate principal amount of the Term Loan Commitments and/or Revolving Commitments~~; provided that:~~

~~(i)       the cumulative aggregate principal amount of all increases in the Term Loan Commitments and/or Revolving Commitments pursuant to this Section 2.19 and Incremental Equivalent Debt incurred pursuant to Section 6.01(t) shall not at any time exceed the sum of (a) the Incremental Cap and (b) the SingleHop Acquisition Loan Amount, and any requested increase shall be in an integral multiple of $1,000,000 and not less than $5,000,000 (or such lower amount that represents all remaining availability pursuant to this Section 2.19);~~

~~(ii)      the proceeds of such increases shall be used for working capital and general corporate purposes of Borrower and its Restricted Subsidiaries, including Permitted Acquisitions and Capital Expenditures;~~

~~(iii)     Borrower shall execute and deliver such agreements, instruments and documents and take such other actions as may be reasonably requested by the Administrative Agent in connection with such increases and at the time of any such proposed increase;(iv)           no Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect to such increase and the application of proceeds therefrom; provided that with respect to any Incremental Term Loan the proceeds of which are used to finance a Limited Condition Transaction, it shall only be required that (x) to the extent required by the Lenders of such Incremental Term Loan, no Default or Event of Default shall have occurred on the date that definitive documents relating to such Limited Condition Transaction are entered into, immediately prior to and immediately after giving effect to the execution and delivery thereof, (y) to the extent required by the Lenders of such Incremental Term Loan, no Default or Event of Default shall have occurred immediately prior to or immediately after giving effect to the incurrence of such Incremental Term Loans and (z) no Specified Event of Default shall have occurred and be continuing at the time of incurrence of such Incremental Term Loan, or would occur immediately after giving effect to the incurrence thereof.~~. For the avoidance of doubt, (i) the New Incremental Loans and the interest rate applicable thereto shall not result in any increased pricing applicable to any other Term Loans and Section 2.19(a)(vii) of the Credit Agreement in effect prior to the New Incremental Loan Closing Date shall not apply in respect of any interest rate applicable to the Term Loans and (ii) the Eighth Amendment shall not affect the incurrence or validity of the Incremental Term Loans in effect prior to the New Incremental Loan Closing Date.

~~(v)      Borrower shall be in compliance, on a Pro Forma Basis, with each of the financial covenants specified in Section 6.10, on the date of such increase and as of the last day of the most recently ended fiscal quarter after giving effect to such increase (assuming, for purposes of Section 6.10, that the maximum Total Net Leverage Ratio permitted in any Test Period pursuant to Section 6.10(a) is 0.25 to 1.00 below the maximum Total Net Leverage Ratio set forth in Section 6.10(a) for such Test Period);~~

~~(vi)     the Incremental Term Loans shall have a maturity date no earlier than the Initial Term Loan Maturity Date and shall have a weighted average life to maturity no shorter than the Initial Term Loans;~~

~~(vii)    if the Effective Yield applicable to the Incremental Term Loans made pursuant to this Section 2.19 exceed the Effective Yield applicable to the Initial Term Loans by more than 50 basis points, then the interest rates set forth in Section 2.06 shall increase by the Yield Differential; provided that it being understood that any increase to the Effective Yield to any Initial Term Loan pursuant to this clause (vii) due to the application of any LIBOR or ABR floors will be effected solely through any increase in such floor; and~~

~~(viii)   the terms and conditions with respect to the Incremental Term Loans that are not consistent with the Initial Term Loans (except as otherwise set forth in this Section 2.19) shall be reasonably satisfactory to the Administrative Agent and (y) the terms and conditions with respect to the Revolving Commitments made pursuant to this Section 2.19 shall be consistent with the Initial Revolving Loans, without any change except as set forth in this Section 2.19.~~

~~(b)      Any request under this Section 2.19 shall be submitted by Borrower in writing to the Administrative Agent (which shall promptly forward copies to the Lenders). Borrower may also specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Term Loan Commitments and/or Revolving Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Term Loan Commitment and/or Revolving Commitment. No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Term Loan Commitment and/or Revolving Commitment. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Term Loan Commitments and/or Revolving Commitments pursuant to this Section 2.19. No Lender which declines to increase the principal amount of its Term Loan Commitment and/or Revolving Commitment may be replaced with respect to its existing Term Loan Commitment and/or Revolving Commitment as a result thereof without such Lender’s consent.~~

~~(c)       Each Increasing Lender shall as soon as reasonably practicable specify in writing the amount of the proposed increase of the Term Loan Commitments and/or Revolving Commitments that it is willing to assume (provided that any Lender not so responding within five (5) Business Days (or such shorter period as may be specified by the Administrative Agent) shall be deemed to have declined such a request). Borrower may accept some or all of the offered amounts or designate new lenders that are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.19 or with Section 2.21 below (each such new lender being a “New Lender”), which New Lenders may assume all or a portion of the increase in the aggregate principal amount of the applicable Term Loan Commitments and/or Revolving Commitments. The Administrative Agent, in consultation with Borrower, shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Term Loan Commitments and/or Revolving Commitments among Increasing Lenders and New Lenders.~~

~~(d)       Subject to the foregoing, any increase requested by Borrower shall be effective upon (A) delivery to the Administrative Agent of each of the following documents: (i) an originally executed copy of a Joinder Agreement signed by a duly authorized officer of each New Lender; (ii) a notice to the Increasing Lenders and New Lenders, in form and substance reasonably acceptable to the Administrative Agent, signed by a Financial Officer of Borrower; (iii) an Officers’ Certificate of Borrower, in form and substance reasonably acceptable to the Administrative Agent certifying to, among other things, that any increase in the Term Loan Commitments and/or Revolving Commitments pursuant to this Section 2.19 and the making of the Term Loans and/or Revolving Loans under this Section 2.19 is not in violation of the Credit Facilities; (iv) to the extent requested by any New Lender or Increasing Lender, executed Term Notes and/or Revolving Notes issued by Borrower in accordance with Section 2.04(e); (v) an amendment (an “Incremental Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Borrower, each Increasing Lender (if any), each New Lender (if any) and the Administrative Agent; and (vi) any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, and (B) satisfaction on the effective date of the Incremental Loan Amendment of (x) each of the conditions specified in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the effective date of the Incremental Loan Amendment), and (y) such other conditions as the parties thereto shall agree, provided that, with respect to any Incremental Term Loan the proceeds of which are used to finance a Limited Condition Transaction, it shall only be required under this Section 2.19(d)(B) that (x) to the extent required by the Lenders of such Incremental Term Loan, no Default or Event of Default shall have occurred on the date that definitive documents relating to such Limited Condition Transaction are entered into, immediately prior to and immediately after giving effect to the execution and delivery thereof, (y) to the extent required by the Lenders of such Incremental Term Loan, no Default or Event of Default shall have occurred immediately prior to or immediately after giving effect to the incurrence of such Incremental Term Loans and (z) no Specified Event of Default shall have occurred and be continuing at the time of incurrence of such Incremental Term Loan, or would otherwise occur immediately after giving effect to the incurrence thereof, and the only representations and warranties which shall be a condition to the availability of the Incremental Term Loans shall be the Specified Representations and the Specified Purchase Agreement Representations (in each case, pursuant to the terms thereof) as a result of the breach of one or more of such representations in such acquisition agreement (it being understood and agreed that, to the extent any of the Specified Representations are qualified or subject to “material adverse effect” (or equivalent term), for purposes of the making of such Specified Representations as of the closing date of such Limited Condition Transaction, the definition of “material adverse effect” (or equivalent term), shall be qualified by the same exceptions and qualifications that apply to the definition of “closing date material adverse effect” (or equivalent term defined in the acquisition agreement in connection with such Limited Condition Transaction). Any such increase shall be in an aggregate principal amount equal to (A) the principal amount that Increasing Lenders are willing to assume as increases to the principal amount of their Term Loan Commitments and/or Revolving Commitments plus (B) the principal amount offered by New Lenders with respect to the Term Loan Commitments and/or Revolving Commitments, in either case as adjusted by Borrower and the Administrative Agent pursuant to this Section 2.19. Notwithstanding anything to the contrary in Section 10.02, the Administrative Agent is expressly permitted, without the consent of the other Lenders, to amend the Loan Documents to the extent necessary or appropriate in the reasonable opinion of the Administrative Agent to give effect to any increases pursuant to this Section 2.19.~~

~~(e)       Upon each increase in the Revolving Commitments pursuant to this Section 2.19, (i) each Revolving Lender immediately before such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of any increase in the Revolving Commitments pursuant to this Section 2.19 (any such increase, a “Revolving Commitment Increase” and each such Lender, a “Revolving Increasing Lender”) in respect of such increase, and each such Revolving Increasing Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Increasing Lender) will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment and (i) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or before the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.13. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.~~

Section 2.20    Amend and Extend Transactions. (a)  At any time after the Closing Date, Borrower and any Term Loan Lender (any such Term Loan Lender, an “Extending Lender”) may agree, by notice to the Administrative Agent for further distribution to the Term Loan Lenders (each such notice, an “Extension Notice”), to extend (an “Extension”) the maturity date of such Lender’s Term Loans of a Class (which term, for purposes of this provision, shall also include any Term Loans outstanding hereunder pursuant to a previous amend and extend transaction pursuant to the terms of this Section 2.20 or any Class of Incremental Term Loans) (the “Existing Term Loan Class”) to the extended maturity date specified in such Extension Notice and Extension Amendment (each tranche Term Loans so extended, in each case as well as the original Term Loans not so extended, being deemed a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted; any Class of Term Loans the maturity of which shall have been extended pursuant to this Section 2.20, “Extended Term Loans”); provided, that (i) Borrower shall have offered to all Term Loan Lenders under the applicable Term Loan Facility that is the subject of the proposed Extension the opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions to each such Term Loan Lender (each such offer, an “Extension Offer”), (ii) subject to clauses (iv) and (v), the Extended Term Loans shall have substantially similar terms as the Class or Class of Term Loans that was the subject of the Extension Notice; provided that the Extension Offer and/or Extension Amendment may provide for other covenants and terms that apply to any period after the Final Maturity Date then in effect; provided further that (x) no Extended Terms Loans shall benefit from any guarantee or any security interest not otherwise also guaranteeing or securing, as the case may be, the other Term Loans and (y) the Extended Term Loans shall not ~~effect~~affect the validity and/or enforceability of any guaranty of, and/or security interest granted in respect of, any Existing Term Loan Class, (iii) any Extended Term Loans  may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments or commitment reductions hereunder, as specified in the applicable Extension Offer, (iv) the interest rates, rate floors, fees, original issue discounts, premiums, final maturity date, and scheduled amortization (subject to the limitations set forth in clause (v) of this Section 2.20(a)) applicable to any Extended Term Loans shall be determined by Borrower and the Extending Lenders, (v) before the Final Maturity Date then in effect, the amortization of any Extended Term Loans shall not exceed equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Extended Term Loans and (vi) all documentation in respect of such Extension Offer (including any Extension Notice any amendment to this Agreement implementing the terms of such Extension Offer (each such amendment, an “Extension Amendment”)) shall be consistent with the foregoing. In connection with any such Extension, Borrower and the Administrative Agent, with the approval of the Extending Lenders of the applicable Extension Series, may effect such amendments (including any Extension Amendment) to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to implement the terms of any such Extension Offer, including any amendments necessary to establish new Classes, tranches or sub-tranches in respect of the Extended Term Loans and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Borrower in connection with the establishment of such new tranches or sub-tranches (including to preserve the pro rata treatment of the extended and non-extended tranches), in each case on terms not inconsistent with this Section 2.20.

(b)       Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Class is converted to extend the related scheduled maturity date(s) in accordance with Section 2.20(a) (an “Extension Date”), the aggregate principal amount of the existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date). If the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Extending Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by Borrower pursuant to such Extension Offer, then the Term Loans of such Extending Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Extending Lenders have accepted such Extension Offer.

(c)       With respect to all Extensions consummated by Borrower pursuant to this Section 2.20, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.10 and (ii) any Extension Offer is required to be in a minimum amount of $30,000,000. Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrower’s sole discretion and may be waived by Borrower) of Term Loans of any or all applicable tranches accept the applicable Extension Offer.

(d)       In connection with any Extension, Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.20.

(e)      In connection with any Extension Amendment, Borrower shall deliver (i) an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such Extension Amendment and the Loan Documents as amended thereby, that such Extension Amendment, including the Extended Term Loans provided for therein, does not conflict with or violate the terms and provisions of this Agreement, does not affect the validity or perfection of the Collateral Agent’s Lien on the Collateral, and such other customary opinions reasonably requested by the Administrative Agent, (ii) customary reaffirmations and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Extended Term Loans are provided with the benefit of the applicable Loan Documents and (iii) board resolutions, secretary’s certificates, officer’s certificates and other closing certificates and documentation to the extent reasonably requested by the Administrative Agent.

(f)        In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error, then the Administrative Agent, Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of the applicable Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Term Loans under the Existing Term Loan Class in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Extension Series into which such other Term Loans were initially converted in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Extended Term Loans to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.20(a)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.20(a).

(g)      This Section 2.20 shall supersede any provisions in Section 10.02 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.20 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Term Loans without such Lender’s consent.

Section 2.21   Refinancing Amendments. (a)  At any time after the Closing Date, the Borrower may obtain, from any Lender or any New Lender, Other Loans to refinance all or any portion of the applicable Class or Classes of Loans then outstanding under this Agreement which will be made pursuant to Other Term Loan Commitments, in the case of Other Term Loans, and pursuant to Other Revolving Credit Commitments, in the case of Other Revolving Credit Loans, in each case pursuant to a Refinancing Amendment; provided that such Other Loans: (i) shall rank equal in priority in right of payment and of security with the other Loans and Commitments hereunder; (ii)(A) will have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment or redemption terms and premiums as may be agreed by the Borrower and the Lenders thereof and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Other Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Refinancing Amendment; (iii) may have optional prepayment terms (including call protection and prepayment terms and premiums as may be agreed between the Borrower and the Lenders thereof); provided that such terms shall require that any optional prepayment shall be applied on a pro rata basis to all Loans under this Agreement (or less than pro rata basis in respect of such Other Loans); (iv) (A) will have a final maturity date no earlier than the Loans being refinanced (except by virtue of amortization or prepayment of the Loans prior to the time of such refinancing) and (B) will have a weighted average life to maturity no shorter than that of the Loans being refinanced; (v) shall not exceed the aggregate principal amount of Indebtedness being refinanced; and (vi) will have such other terms and conditions (other than as provided in foregoing clauses (ii) through (iv)) that are identical in all material respects to, or (taken as a whole) are no more favorable to the lenders or holders providing such Other Commitments and Other Loans than those applicable to the Loans being refinanced; provided that the terms and conditions applicable to such Other Commitments and Other Loans may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Final Maturity Date in respect of the Class of Loans being refinanced that is in effect on the date such Other Commitments and Other Loans are incurred or obtained. Any Other Loans may participate on a pro rata basis or on a less than pro rata basis (but, except as otherwise permitted by this Agreement, not on a greater than pro rata basis) in any mandatory prepayments under Section 2.10(h)(i), as specified in the applicable Refinancing Amendment. In connection with any Refinancing Amendment, the Borrower shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Other Loans are provided with the benefit of the applicable Loan Documents.

(b)      Each Class of Other Commitments and Other Loans incurred under this Section 2.21 shall be in an aggregate principal amount that is not less than $30,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Other Commitments and Other Loans incurred pursuant thereto (including any amendments necessary to treat the Other Loans and/or Other Commitments as Loans and Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21.

(c)       This Section 2.21 shall supersede any provisions in Sections 2.14 or 10.02 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.21 may be amended with the consent of the Required Lenders. For the avoidance of doubt, no Refinancing Amendment shall effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to Section 10.02(b), unless each such Lender has, or all such Lenders have, as the case may be, given its or their consent to such amendment. No Lender shall be under any obligation to provide any Other Commitment unless such Lender executes a Refinancing Amendment.

Article III
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references in this Article III to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) on the Closing Date and upon each Credit Extension thereafter that:

Section 3.01   Organization; Powers; Regulatory Licenses.

(a)      Each Company (i) is duly incorporated or organized and validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals (including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to any Company by a state or federal agency or commission or other federal, state or local or foreign regulatory bodies, in each case, regulating competition and telecommunications businesses) (collectively, the “Regulatory Licenses”) to carry on its business as now conducted and as proposed to be conducted and (iii) is qualified, licensed and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify, be licensed or be in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)      Each Regulatory License is valid and in full force and effect and has not been, or will not have been, suspended, revoked, cancelled, restricted, terminated, not renewed or adversely modified, except to the extent any failure to be valid or in full force and effect or any suspension, revocation, cancellation, restriction, termination, nonrenewal or modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Regulatory License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) any pending regulatory proceeding (other than those affecting the communications industry generally) or judicial review before a Governmental Authority, unless such pending regulatory proceedings or judicial review would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Loan Party has knowledge of any event, condition or circumstance that would preclude any Regulatory License from being renewed in the ordinary course (to the extent that such Regulatory License is renewable by its terms), except where the failure to be renewed has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)      The licensee of each Regulatory License is in compliance with each Regulatory License and has fulfilled and performed, or will fulfill or perform, all of its obligations with respect thereto in a timely manner, including with respect to the filing of all reports, notifications and applications required by the Communications Act or the rules, regulations, policies, instructions and orders of the FCC or any PUC, and the payment of all regulatory fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure to be in compliance or to fulfill or perform its obligations or pay such fees or contributions has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)       One or more Loan Parties owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Equity Interests in, and Controls, all of the voting power and decision-making authority of, each licensee of the Regulatory Licenses, except for any Regulatory License the termination of which could not reasonably be expected to result in a Material Adverse Effect, and each such licensee is a Restricted Subsidiary.

Section 3.02   Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s organizational powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

Section 3.03   No Conflicts; No Default. The Transactions (a) do not require any consent, exemption, authorization or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (iii) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate or result in a default or require any consent or approval under (x) any indenture, instrument, agreement, or other document binding upon any Company or its property or to which any Company or its property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document (other than such as have been obtained and are in full force and effect), (d) will not violate any Legal Requirement in any material respect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Security Documents and Permitted Liens. No Default or Event of Default has occurred and is continuing.

Section 3.04   Financial Statements; Projections.   (a)   Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower and its Restricted Subsidiaries as of and for the fiscal years ended December 31, 2016, December 31, 2015, and December 31, 2014, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) consistently applied throughout the applicable period covered, respectively, thereby and present fairly in all material respects the financial condition and results of operations and, if applicable, cash flows of the applicable Companies as of the dates and for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes).

(b)      Borrower has heretofore delivered to the Lenders the forecasts of financial performance of Borrower and its Restricted Subsidiaries for the fiscal years 2017 – 2022, including forecasts of financial performance on a quarterly basis for the first eight fiscal quarters occurring after the Closing Date (the “Projections”). The Projections have been prepared in good faith by the Loan Parties and based upon (i) the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof and the Closing Date to be reasonable) and (ii) accounting principles consistent with the historical audited financial statements delivered pursuant to Section 3.04(a) above consistently applied throughout the periods covered thereby.

~~(c)       Since December 31, 2016, there has been no event, change, circumstance, condition, development or occurrence that has had, or could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.~~

Section 3.05   Properties. Each Company has good and marketable title to, or valid leasehold interests in, all its Property material to its business, free and clear of all Liens and irregularities, deficiencies and defects in title except for Permitted Liens and minor irregularities, deficiencies and defects in title that, individually or in the aggregate, do not, and could not reasonably be expected to, interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purpose. ~~No Company is in default under any provision of any lease agreement to which it is a party with respect to any Data Center Lease, where such default could reasonably be expected to result in a Material Adverse Effect.~~

Section 3.06  Intellectual Property. (a)    Each Company owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), all patents and patent applications, trademarks, trade names, service marks, copyrights, domain names and applications for registration thereof, and technology, trade secrets, proprietary information, inventions, know-how and processes, in each case necessary for the conduct of its business as currently conducted and proposed to be conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)       Except for exceptions to the following that could not reasonably be expected to result in a Material Adverse Effect, no claim has been asserted or is pending by any Person challenging or restricting the use of any such Intellectual Property or challenging the ownership, validity, registerability or enforceability of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The operation of each Company’s business as currently conducted and proposed to be conducted and the use of such Intellectual Property by each Company does not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the rights of any Person, except for such claims, infringements and violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except pursuant to licenses and other user agreements entered into by each Company in the ordinary course of business and as otherwise could not reasonably be expected to result in a Material Adverse Effect, no Company has done anything to authorize or enable any other Person to use any such Intellectual Property. Except for exceptions to the following that could not reasonably be expected to result in a Material Adverse Effect, each Company has taken commercially reasonable actions to protect the secrecy, confidentiality and value of all trade secrets used in such Company’s business.

(c)       Except for exceptions to the following that could not reasonably be expected to result in a Material Adverse Effect: (i) to the knowledge of any Loan Party based on reasonable investigations, there is no violation by others of any right of any Company with respect to any Intellectual Property, (ii) to the knowledge of any Loan Party based on reasonable investigations, no Company is infringing upon or misappropriating, diluting, misusing or otherwise violating any copyright, patent, trademark, trade secret or other Intellectual Property right of any other Person, (iii) no Company is in breach of, or in default under, any license of Intellectual Property by any other Person, to such Company, and (iv) no proceedings have been instituted or are pending against any Company or, to the knowledge of any Loan Party, threatened, and no claim against any Company has been received by any Company, alleging any such infringement or misappropriation of the Intellectual Property of any other Person.

(d)      Neither the execution, delivery or performance of this Agreement and the other Loan Documents, nor the consummation of the Transactions and the other transactions contemplated hereby and thereby, will alter, impair or otherwise affect or require the consent, approval or other authorization of any other Person in respect of any right of any Company in any Intellectual Property, except to the extent that such alteration, impairment, effect, consent, approval or other authorization, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)       Except for exceptions to the following that could not reasonably be expected to result in a Material Adverse Effect, no Company is subject to any settlement, covenant not to sue or other instrument, agreement or other document, or any outstanding Order.

Section 3.07   Equity  Interests and Subsidiaries.   (a)  Schedule 3.07(a) sets forth a list of (i) Borrower and each Subsidiary of Borrower and its jurisdiction of incorporation or organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of Equity Interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by (or purporting to be pledged by) it under the Security Documents, free of any and all Liens (other than Permitted Liens). As of the Closing Date, there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any such Equity Interests of any Subsidiary of Borrower (or any economic or voting interests therein).

(b)       An accurate organizational chart, showing the ownership structure of Borrower and each Subsidiary as of the Closing Date, is set forth on Schedule 3.07(b).

Section 3.08    Litigation; Compliance with Legal Requirements. There are no actions, suits, claims, disputes, proceedings or investigations at law or in equity by or before any Governmental Authority, including the FCC and any PUC, now pending or, to the knowledge of any Loan Party, threatened against or affecting any Company or any business, Property or rights of any Company (a) that purport to affect or involve any Loan Document or any of the Transactions, the ability of any Company to perform its obligations under any Loan Document or the ability of any Company to consummate any of the Transactions or (b) that have resulted in or that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.09   Agreements.  No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction, or any restriction under its Organizational Documents that has resulted or could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, Schedule 3.09 attached hereto accurately and completely lists all Material Agreements to which any Company is a party which are in effect on the date hereof and Borrower has made available for review by the Administrative Agent complete and correct copies of all such Material Agreements, including any amendments, supplements or modifications with respect thereto, and, except for exceptions to the following that could not reasonably be expected to result in a Material Adverse Effect, all such agreements are in full force and effect.

Section 3.10   Federal Reserve Regulations.  (a)  No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing, buying or carrying Margin Stock.

(b)      No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of Regulation U or X of the Board. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

Section 3.11   Investment Company Act, etc. No Company is (a) an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, or required to be registered pursuant to, the Investment Company Act of 1940, as amended, or (b) subject to regulation under any Legal Requirement (other than Regulation X) that limits its ability to incur, create, assume or permit to exist Indebtedness under the Loan Documents or grant any Contingent Obligation in respect of such Indebtedness.

Section 3.12    Use of Proceeds.  Borrower will use the proceeds of the Initial Term Loans to finance the Transactions and pay any related fees and expenses. The proceeds of the Revolving Loans and the Swingline Loans are to be used for working capital and general corporate purposes of Borrower and its Subsidiaries, including solely prior to the effectiveness of the Eighth Amendment, Permitted Acquisitions and Capital Expenditures. The Borrower will  use the proceeds of the New Incremental Loans solely in accordance with Section 5.15(a).

Section 3.13    Taxes. Each Company has (a) timely filed or caused to be timely filed all federal, state, local and foreign Tax Returns and other materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid or caused to be duly and timely paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Company has knowledge (or could reasonably have knowledge upon due inquiry) of any proposed or pending tax assessments, deficiencies, audits or other proceedings and no proposed or pending tax assessments, deficiencies, audits or other proceedings have resulted, or could, individually or in the aggregate, reasonably be expected to result, in a Material Adverse Effect. No Company has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. No Company is party to any tax sharing or similar agreement.

Section 3.14    No Material Misstatements.    Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates, Borrowing Requests or other written information (other than projections, forward-looking information and information of a general economic or industry-specific nature) furnished by or on behalf of Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered pursuant thereto (as modified or supplemented by other information so furnished), when taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect as of the date such information is dated or certified; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that any such projected financial information is not to be viewed as fact, is not a guarantee of financial performance and is subject to uncertainties and contingencies, many of which are beyond any Company’s control, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material).

Section 3.15    Labor  Matters.   There are no strikes, lockouts or slowdowns against any Company pending or, to the best of the knowledge of the Loan Parties, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except to the extent that the failure to do so has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. Except for exceptions to the following that could not reasonably be expected to result in a Material Adverse Effect, the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

Section 3.16  ~~Solvency~~[Reserved].   ~~Both immediately before and immediately after the consummation of the Transactions to occur on the Closing Date, (a) the fair value of the properties of the Loan Parties, taken as whole, will exceed their debts and liabilities, subordinated, contingent or otherwise, taken as a whole, (b) the present fair saleable value of the Property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, taken as a whole, as such debts and other liabilities become absolute and matured, (c)          the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, taken as a whole, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct their business in which they are engaged as such businesses are now conducted and are proposed, contemplated or about to be conducted following the Closing Date.~~

Section 3.17    Employee Benefit Plans.   (a)   Each Company and each of its ERISA Affiliates is in material compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, with respect to all Employee Benefit Plans. Each Employee Benefit Plan complies in all material respects, and is operated and maintained in compliance in all material respects, with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service for all required amendments and nothing has occurred which would prevent, or cause the loss of, such qualification.

(b)      No ERISA Event (i) has occurred or (ii) is expected to occur, and with respect to subsection (ii), to which any Company or any of its ERISA Affiliates is reasonably expected to incur any material liability. No Pension Plan has any Unfunded Pension Liability. Within the last six years, no Pension Plan has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA under which any Company or any of its ERISA Affiliates has any liability which has not been satisfied in full, nor has any Pension Plan (determined at any time within the last six years) with an Unfunded Pension Liability been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Company or any of its ERISA Affiliates. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of any Company or any of its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

(c)       With respect to Canadian Pension Plans: (i) as of the Closing Date, no steps have been taken to terminate any Canadian Pension Plan (wholly or in part) which could result in any Company being required to make an additional contribution to the Canadian Pension Plan; (ii) no Canadian Pension Plan is a “defined benefit” pension plan governed by the Pension Benefits Act (Ontario), (iii) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made in accordance with all applicable Legal Requirements and the terms of each Canadian Pension Plan have been made in accordance with all applicable Legal Requirements and the terms of each Canadian Pension Plan, in each case in all material respects; and (iv) each Canadian Pension Plan is maintained in all material respects in compliance with all applicable Legal Requirements.

(d)      To the extent applicable, each Foreign Plan has been established, administered and maintained in substantial compliance with its terms and with the requirements of all Legal Requirements and has been maintained, where required, in good standing with applicable regulatory authorities, in each case in all material respects. No Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended, fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the Property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued. All contributions or payments which are due with respect to each Foreign Plan have been made in full, in each case in all material respects. All amounts payable under any Foreign Plan are properly reflected on the financial statements of the applicable Company.

Section 3.18   Environmental Matters.  Except for the matters described on Schedule 3.18 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any Environmental Claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.19  Insurance.   Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations. All insurance required to be maintained by the Companies under the immediately preceding sentence is in full force and effect, all premiums in respect thereof have been duly paid. Except for exceptions to the following that could not reasonably be expected to result in a Material Adverse Effect, all Real Property of each Company, and the use, occupancy and operation thereof, comply in all respects with all Insurance Requirements.

Section 3.20  Mortgages. Each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof (excluding any Excluded Property, as defined in the Security Agreement), subject only to Permitted Liens, and when the Mortgages are filed in the offices specified on Schedule 3.20 (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections ~~5.11, 5.12~~5.11 and ~~5.15,~~5.12, as applicable, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11, ~~5.12~~ and ~~5.15,~~5.12, as applicable, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof (excluding any Excluded Property, as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than Permitted Liens.

Section 3.21  Anti-Terrorism Law; Foreign Corrupt Practices Act. (a) No Company and, to the knowledge of each Company, none of its Affiliates is in violation of, or shall use any proceeds of the Loans or the Letters of Credit in violation of, any Legal Requirements relating to (i) terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”), the Criminal Code (Canada) and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and, in each case, the regulations promulgated thereunder (collectively, the “Canadian Anti-Terrorism Laws”), and (ii) OFAC and Canadian Sanctions.

(b)       No Company and to the knowledge of each Company, no Affiliate, representative or agent of any Company, is (i) currently the subject of, controlled by any entity or Person that is the subject of, or acting on behalf of any entity or Person that is the subject of, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or to any Canadian economic sanctions, including under the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada) and the Criminal Code (Canada) and, in each case, the regulations promulgated thereunder (“Canadian Sanctions”), (ii) is located in, or has any assets located in, any Sanctioned Country, or (iii) is under administrative, civil or criminal investigation for an alleged violation of, or has received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, any Anti-Terrorism Law, any Canadian Anti-Terrorism Law or any Sanctions Laws, by a governmental authority that enforces such laws; and Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person or entity, for the purpose of financing the activities of any Person or entity currently the subject of any U.S. sanctions administered by OFAC or any Canadian Sanctions.

(c)       No Company and, to the knowledge of each Company, no Affiliate or agent of any Company, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any Property or interests in Property blocked or frozen pursuant to the Executive Order or any Canadian Sanctions, or otherwise directly or indirectly derives revenues from investments in, or transactions with, any Person described in clause (b) above or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, any Canadian Anti-Terrorism Law, any Canadian Anti-Terrorism Law or any Sanctions Law.

(d)       Each Company and each of their respective Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Company and its respective Subsidiaries and each of their respective directors, officers, employees, agents and Affiliates with all Anti-Terrorism Laws, Canadian Anti-Terrorism Laws and Sanctions Laws.

(e)       No Company nor any director or officer, nor to the knowledge of the Loan Parties, any agent, employee or other Person acting, directly or indirectly, on behalf of any Company, has, in the course of its actions for, or on behalf of, any Company, directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.22  Security Documents. (a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable security interests in, the Security Agreement Collateral and, (i) when financing statements (including fixture filings and transmitting utility filings, as applicable) and other filings in appropriate form are filed in the offices specified in the Perfection Certificate (as updated in accordance with the terms hereof) and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Document), the Liens created by the Security Agreement shall, to the extent such Liens can be perfected by the taking of such actions, constitute fully perfected security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral, in each case subject to no Liens other than Permitted Liens.

(b)      The  Security Agreement (as amended by the Eighth Amendment) is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties (including the New Incremental Loan Lenders), legal, valid and enforceable security interests in, the Foreign Subsidiary Collateral and the Foreign Subsidiary Collateral is subject to no Liens other than Permitted Liens.

(c)       ~~(b)~~ When (i) the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, and (ii) financing statements (including fixture filings and transmitting utility filings, as applicable) and other filings in appropriate form are filed in the offices specified in the Perfection Certificate (as updated in accordance with the terms hereof), the Liens created by such Security Agreement shall constitute in the United States fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in such Security Agreement), in each case, if and to the extent a security interest in such Intellectual Property Collateral can be perfected solely by such filings.

Section 3.23   Status of Obligations as Senior Indebtedness, etc. All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute “Senior Indebtedness” or similar term with respect to all Subordinated Indebtedness and any other Indebtedness permitted to be incurred hereunder constituting Indebtedness that is subordinated and/or junior in right of payment to the Obligations.

Section 3.24   License Subsidiaries.

Each License Subsidiary has no significant assets (other than the Regulatory Licenses held by it) or material liabilities (other than under the Loan Documents to which it is a party).

Section 3.25   No EEA Financial Institution.

No Loan Party is an EEA Financial Institution.

Article IV
CONDITIONS TO CREDIT EXTENSIONS

Section 4.01   Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

(a)      Loan Documents. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent a properly executed counterpart of each of the Loan Documents and the Perfection Certificate.

(b)       Corporate Documents. The Administrative Agent shall have received:

(i)       a certificate of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its incorporation or organization, as the case may be, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of Borrower, the Credit Extensions hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate required by this clause (i));

(ii)      a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State; and

(iii)     such other customary documents, instruments or certificates as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

(c)       Officers’ Certificate. The Administrative Agent shall have received a customary certificate, dated the Closing Date and signed by a Financial Officer of Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01.

(d)       Refinancing of Existing Debt. The Refinancing shall have been consummated, all commitments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been (or concurrently with the initial funding of the Credit Facilities will be) terminated or released.

(e)       Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arrangers, the Lenders and the Issuing Bank, a favorable written opinion of Jenner & Block LLP, special counsel for the Loan Parties, substantially to the effect set forth in Exhibit N of this Agreement as of the Closing Date, which such opinion will be (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.

(f)        Solvency Certificate. The Administrative Agent shall have received a solvency certificate (a “Solvency Certificate”) in the form of Exhibit M, dated the Closing Date and signed by the chief executive officer of Borrower.

(g)       Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(h)       Representation and Warranties. As of the Closing Date, each of the representations and warranties relating to any Company set forth in Article III or in any other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Closing Date.

(i)        Material Adverse Effect. Since December 31, 2016, no Material Adverse Effect shall have occurred.

(j)        Fees. The Arrangers and Administrative Agent shall have received all Fees (including any fees to be paid for the account of any Lender on the Closing Date that Borrower has previously agreed to in writing) and other amounts due and payable on or before the Closing Date, including, to the extent invoiced not less than one Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including the premiums and recording taxes and fees and the legal fees and expenses of Jones Day and McCarthy Tétrault LLP (Canada), each as special counsel to the Administrative Agent and Jefferies Finance LLC, as Arranger, and the fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors), in each case to the extent required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document.

(k)       Personal Property Requirements. Except as otherwise provided in ~~Section 5.15, the~~Schedule 5.15 to this Agreement as in effect on the Closing Date, Collateral Agent shall have received:

(i)        all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(ii)      the Intercompany Note executed by and among the Companies, accompanied by an endorsement to the Intercompany Note in the form attached thereto, undated and endorsed in blank by each of the Loan Parties;

(iii)     all other certificates, agreements, including control agreements, or instruments necessary to perfect the Collateral Agent’s security interest in all Chattel Paper, all Instruments, all Deposit Accounts identified in Schedule 10 to the Perfection Certificate and all Investment Property of each Loan Party, in each case to the extent constituting Collateral (as each such term is defined in, and to the extent required by, the Security Agreement);

(iv)     UCC financing statements (including fixture filings and transmitting utility filings, as applicable) in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Legal Requirements in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents;

(v)      certified copies, each as of a recent date, of (w) UCC searches with respect to each Loan Party that the Collateral Agent deems necessary or appropriate, (x) United States Patent and Trademark Office and United States Copyright Office searches with respect to each Loan Party, (y) tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches listing all effective lien notices or comparable documents that name any Company as debtor and that are filed in the state and county jurisdictions in which any Company is organized or maintains its principal place of business, and (z) such other searches that the Collateral Agent deems necessary or appropriate;

(vi)      with respect to each location set forth on Schedule 4.01(k)(vi), a Landlord Access Agreement or Bailee Letter, as applicable; and

(vii)    evidence reasonably acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable filing or recording taxes, fees, charges, costs and expenses required for the filing or recording of the Security Documents.

(l)        Real Property. Except as otherwise provided in ~~Section 5.15,~~Schedule 5.15 to this Agreement as in effect on the Closing Date, the Collateral Agent shall have received:

(i)       a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any leasehold interest (solely to the extent relating to a “company-controlled” data center) in such Mortgaged Property, and otherwise in form for recording or filing in the recording or filing office of each applicable governmental subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Legal Requirements, and such financing statements (including fixture filings and transmitting utility filings, as applicable) and any other instruments necessary to grant a mortgage Lien under the laws of any applicable jurisdiction, all of which shall be in form and substance satisfactory to the Collateral Agent;

(ii)      with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination and non-disturbance agreements, memoranda of leases or other instruments as are necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

(iii)    with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 100% of the Fair Market Value of such Mortgaged Property and fixtures or other value acceptable to the Collateral Agent, which Fair Market Value (or such other value) as of the Closing Date is set forth on Schedule 4.01(l)(iii), which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable Legal Requirements (i.e., policies which insure against losses regardless of location or allocated value of the insured Property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, variable rate, environmental lien, subdivision, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions reasonably acceptable to the Collateral Agent;

(iv)     with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;

(v)     evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

(vi)     with respect to each Mortgaged Property, copies of all Leases in which any Loan Party holds the lessor’s interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be reasonably acceptable to the Collateral Agent;

(vii)    with respect to each Mortgaged Property, each Loan Party shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property;

(viii)   evidence in the form of a standard “life of loan” flood hazard determination certificate for each Mortgaged Property as to whether (i) such Mortgaged Property is a Flood Hazard Property and (ii) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program; and

(ix)     if such Mortgaged Property is a Flood Hazard Property, the relevant Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the existence of such Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program.

(m)     Insurance. Except as otherwise provided in ~~Section 5.15,~~Schedule 5.15 to this Agreement as in effect on the Closing Date, the Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

(n)      Bank Regulatory Documentation. To the extent requested not less than three Business Days prior to the Closing Date, the Administrative Agent and the Lenders shall have received, in form and substance satisfactory to them, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable Anti-Terrorism Laws or “know-your-customer” Legal Requirements, including the Executive Order.

Section 4.02  Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Bank to make any Credit Extension (excluding the initial Credit Extension on the Closing Date) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a)       Notice.  The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

(b)       No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.

(c)       Representations and Warranties.  Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

Each of the delivery of a Borrowing Request or notice requesting the issuance, amendment, extension or renewal of a Letter of Credit and the acceptance by Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and immediately after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in this Section 4.02 (and, for Credit Extensions on the Closing Date, Section 4.01) have been satisfied. Borrower shall provide such information ~~(including calculations in reasonable detail of the covenants in Section 6.10)~~ as the Administrative Agent may reasonably request to confirm that the conditions in Sections 4.01 and 4.02 have been satisfied. For purposes of determining satisfaction of the conditions specified in Section 4.01 and, after the Closing Date, Section 4.02, by releasing its signature page hereto or to an Assignment and Assumption, each Agent and each Lender that has signed this Agreement or an Assignment and Assumption shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Agent or such Lender, as the case may be.

Section 4.03  Conditions to Making of New Incremental Loans. The obligations of the New Incremental Loan Lenders to fund their New Incremental Loans are subject to the occurrence of the New Incremental Loan Closing Date and satisfaction or waiver by such New Incremental Loan Lenders of the conditions set forth in the Eighth Amendment.

Article V
AFFIRMATIVE COVENANTS

Each Company warrants, covenants and agrees with the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired or have been Cash Collateralized and all amounts drawn thereunder have been reimbursed in full, each Loan Party will, and will cause each of its Restricted Subsidiaries to:

Section 5.01   Financial Statements, Reports, etc. Furnish to the Administrative Agent for distribution to the Lenders:

(a)      Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year (but no later than the date on which Borrower would be required to file a Form 10-K under the Exchange Act if it were subject to Sections 15 and 13(d) of the Exchange Act), (i) the audited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with GAAP and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing reasonably satisfactory to the ~~Administrative Agent~~Required Lenders (which opinion shall not be qualified as to scope or contain any going concern or other qualification or exemption), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and such Subsidiaries as of the dates and for the periods specified in accordance with GAAP and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year and budgeted amounts;

(b)      Quarterly Reports. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year (but no later than the date on which Borrower would be required to file a Form 10-Q under the Exchange Act if it were subject to Sections 15 and 13(d) of the Exchange Act), (i) the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and such Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section 5.01, subject to normal year-end audit adjustments and the absence of footnotes and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts;

(c)      Financial Officer’s Certificate. Concurrently with any delivery of financial statements under Section 5.01(a) or (b) above, a Compliance Certificate (i) certifying that no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying in reasonable detail the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii~~) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in~~ Section 6.10 ~~and the Cumulative Credit Availability, (iii~~) setting forth the total assets of all Immaterial Subsidiaries as of the last day of the most recently ended Test Period and the Consolidated EBITDA attributable to all Immaterial Subsidiaries for such Test Period, (~~iv~~iii) setting forth a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such list or a confirmation that there is no change in such information since the later of the Closing Date and the last date of disclosure of any such information to the Administrative Agent and (~~v~~iv) in the case of delivery of financial statements under Section 5.01(a) above, setting forth Borrower’s calculation of Excess Cash Flow and Retained Excess Cash Flow Amount;

(d)       Financial Officer’s Certificate Regarding Collateral. Concurrently with any delivery of financial statements under Section 5.01(a) above, a certificate of a Financial Officer certifying that as of the date thereof (i) all UCC financing statements (including fixture filings and transmitting utility filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a sufficient description of the Collateral have been filed of record (or delivered to the Collateral Agent for filing of record) in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect, perfect or maintain the perfection or priority of the Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period), and (ii) all possessory Collateral required to be delivered to the Collateral Agent or the Administrative Agent pursuant to the Security Documents has been so delivered;

(e) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, notices and other materials or information filed by any Company with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

(f)       Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter” or similar document received by any such Person from its certified public accountants and the management’s responses thereto;

(g)       ~~Budgets. As soon as available and in any event within 90 days after the end of each fiscal year of Borrower (but no later than any delivery of financial statements under Section 5.01(a)), a consolidated budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income for each of Borrower’s and its Subsidiaries’ business units and sources and uses of cash and balance sheets) prepared by Borrower for (i) each fiscal quarter of such fiscal year prepared in detail and (ii) such fiscal year and the immediately two succeeding fiscal years (except that no budget is required to be provided for any fiscal year after the fiscal year in which the Final Maturity Date occurs) in summary form, in each case, of Borrower and its Subsidiaries, with appropriate presentation and discussion in reasonable detail of the principal assumptions upon which such budget is based, accompanied by a certificate of a Financial Officer of Borrower certifying that the budget of Borrower and its Subsidiaries is a reasonable estimate for the period covered thereby; it being agreed that the form of budget most recently delivered to the Administrative Agent prior to the Closing Date is satisfactory to the Administrative Agent for the purposes of this clause (g);~~[Reserved].

(h)       Certification of Public Information.  Borrower and each Lender acknowledges that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through a Platform, any document or notice that Borrower has not specifically labeled “Public-Contains Only Public Information” shall not be posted on that portion of the Platform designated for such Public Lenders. If Borrower has not so labeled a document or notice delivered pursuant to this Section 5.01, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to Borrower, its Subsidiaries and their securities. Notwithstanding anything in any Loan Document to the contrary, documents required to be delivered pursuant to Sections 5.01(a)(i) and (b)(i) may be posted on that portion of the Platform designated for Public Lenders regardless of whether Borrower has or has not specifically labeled any such document “Public-Contains Only Public Information;”

(i)        Regulatory Information.  Promptly, from time to time, copies of such reports and written information to and from any Governmental Authority, including the FCC and any PUC, with jurisdiction over the Property or business of any Company, as the Administrative Agent may reasonably request; and

(j)       Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, or the environmental condition of any Real Property, as the Administrative Agent or any Lender may reasonably request. Each Lender acknowledges that the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to in this Section 5.01, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery (from the Administrative Agent) of or maintaining its copies of such documents.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and shall be deemed to have been delivered on the date (1) on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet and gives written notice thereof to the Administrative Agent; or (1) on which such documents are posted on a U.S. government website or on Borrower’s behalf on an Internet or intranet website, if any, in each case, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Section 5.02  Litigation and Other Notices.  Furnish to the Administrative Agent (who shall distribute to the Lenders) written notice of the following promptly (and, in any event, within ten (10) Business Days (or, in the case of Section 5.02(a), within five (5) Business Days) following the occurrence thereof):

(a)       knowledge of the occurrence of any Default or the occurrence of any Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)       the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that has had, or could reasonably be expected to result in, a Material Adverse Effect, (ii) with respect to any Loan Document or (iii) with respect to any of the other Transactions;

(c)       any development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect;

(d)       the occurrence of a Casualty Event in excess of $10,000,000 (whether or not covered by insurance);

(e)       the occurrence of any ERISA Event or any events with respect to Canadian Pension Plans or Foreign Plans that, alone or together with any other ERISA Events or any events with respect to Canadian Pension Plans or Foreign Plans that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

(f)       the receipt by any Company of any notice of any Environmental Claim, Release or violation of or potential liability under, or knowledge by any Company that there exists a condition that has resulted, or could reasonably be expected to result, in an Environmental Claim, Release or a violation of or liability under, any Environmental Law, except for Environmental Claims, Releases, violations and liabilities the consequence of which, in the aggregate, have not subjected and could not be reasonably be expected to subject the Companies collectively to liabilities exceeding $10,000,000.

Section 5.03  Existence; Businesses and Properties.   (a)   Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and take all commercially reasonable action to maintain all rights and franchises, licenses and permits material to its business, except as otherwise expressly permitted under Section 6.05 or 6.06.

(b)       Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, do or cause to be done all things that are commercially reasonable and necessary to maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, consistent with past practice.

Section 5.04   Insurance. (a) Maintain, with insurers that Borrower believes in good faith are financially sound and reputable, insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations in similar circumstances, including insurance with respect to Mortgaged Properties against such casualties and contingencies and of such types and in such amounts with such deductibles and provisions for minimum claim amounts as is customary in the case of similar businesses operating in the same or similar locations, and will furnish to the Administrative Agent, upon its written request, information presented in reasonable detail as to the insurance so carried; provided that with respect to physical hazard insurance, following the occurrence and during the continuation of an Event of Default, the Collateral Agent shall be entitled to agree to the adjustment of any claim thereunder without the consent of any Company. Each such policy of insurance shall as appropriate, (i) name the Collateral Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Lenders, as lender’s loss payee thereunder.

(b)       With respect to each Mortgaged Property, obtain flood insurance (which may take the form of a separate policy or be included as part of Borrower’s casualty insurance policy) in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973.

(c)      No Loan Party that is an owner of any Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party’s respective Mortgage or under Section 5.04(a), and each Loan Party shall otherwise comply in all material respects with all material Insurance Requirements in respect of the Premises; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.

Section 5.05   Obligations and Taxes.  File all applicable Tax returns and pay its Material Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, and (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien.

Section 5.06   Employee Benefits. (a) Comply in all material respects with all applicable Legal Requirements, including the applicable provisions of ERISA and the Code, with respect to all Employee Benefit Plans and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within five (5) Business Days after any Responsible Officer of any Company or any ERISA Affiliate of any Company knows or has reason to know that, any ERISA Event or other event with respect to an Employee Benefit Plan has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $5,000,000 or the imposition of a Lien, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) any annual report (Form 5500 Series) filed by any Company or any of its ERISA Affiliates with the Employee Benefits Security Administration with respect to each Employee Benefit Plan; (ii) the most recent actuarial valuation report for each Pension Plan or Multiemployer Plan and each annual report for any Multiemployer Plan; (iii) all notices received by any Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event; and (iv) such other information, documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.

(b)       Maintain all Employee Benefit Plans, Canadian Pension Plans and Foreign Plans in compliance in all material respects with all applicable Legal Requirements and ensure that all premiums and payments relating to Employee Benefit Plans, Canadian Pension Plans and Foreign Plans are paid as due; provided, however, that a Loan Party may terminate any such plan in accordance with all applicable Legal Requirements if the aggregate unfunded liability to the Loan Parties is not greater than $5,000,000.

Section 5.07  Maintaining Records; Access to Properties and Inspections; Annual Meetings. (a) Keep proper books of record and account in which entries in conformity with GAAP are made of all material dealings and transactions in relation to its business and activities. Upon reasonable advance notice, each Company will permit any representatives designated by the Administrative Agent or any Lender or any of the advisers to the Ad Hoc Group of New Incremental Loan Lenders during normal business hours to visit and inspect the financial records and the Property of such Company and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender or any advisers to the Ad Hoc Group of New Incremental Loan Lenders to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants)~~; provided that (i) excluding any such visits and inspections during the continuation of an Event of Default, only representatives of the Collateral Agent on behalf of the Secured Parties, may exercise visitation and inspection rights under this Section 5.07, and (ii) the Administrative Agent and the Secured Parties shall not exercise such rights more often than twice in any period of 12 consecutive months, absent the existence of an Event of Default~~.

(b)      Within 120 days after the close of each fiscal year of the Companies, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time or, at the option of the Administrative Agent, a conference call) with all Lenders who choose to attend such meeting or conference call at which meeting or conference call shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budget presented for the current fiscal year of the Companies.

Section 5.08  Use of Proceeds.  Use the proceeds of the Loans only for the purposes set forth in ~~Section 2.19(a)(ii) and~~ Section 3.12 and 5.15 and request the issuance of Letters of Credit only to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries.

Section 5.09  Compliance with Environmental Laws; Environmental Reports. Except for exceptions to the following that could not reasonably be expected to result in a Material Adverse Effect, comply, and use commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, in all respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct any remedial action required in accordance with Environmental Laws; provided, however, that none of Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 5.10  Compliance Policy. Maintain compliance policies and procedures applicable to each Company that are designed to ensure compliance with Sections 6.18 and 6.19 by each Company, which compliance policies and procedures shall include: (a) take-down policies and procedures for websites paid for or on behalf of Embargoed Persons or otherwise in violation of any Sanctions Law; (b) policies and procedures for screening and otherwise verifying that no Company directly or indirectly accepts as a new customer, maintains a customer relationship with, nor receives any payment from, any Embargoed Person; and (c) policies and procedures for ensuring continued compliance with the Sanctions Laws, including: (i) training all employees, directors and officers of each Company with respect to the Sanctions Laws; (ii) policies and procedures with respect to resellers, vendors and service providers of each Company (collectively, “Third Parties”) regarding such Third Parties’ compliance with the Sanctions Laws and remedies with respect to any Third Party’s failure to comply with the Sanctions Laws; (iii) timely and appropriately monitoring activities of each Company to ensure compliance with these policies and procedures; (iv) investigating alleged or potential violations of the Sanctions Laws by any Person or entity within any Company; (v) determining the conditions under which voluntary disclosures will be made to Governmental Authorities following the discovery and/or investigation of actual or potential violations of the Sanctions Laws; and (vi) maintaining all records required under the Sanctions Laws.

Section 5.11   Additional Collateral; Additional Guarantors.   (a)   Subject to this Section 5.11, with respect to any Property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (but, in any event, excluding ~~(A) voting equity interests of (i) a CFC or (ii) a subsidiary that owns no material assets other than the stock of one or more CFCs, in each case in excess of 65% of all voting Equity Interests of such subsidiary; (B) any equity interests of a direct or indirect subsidiary of a CFC; and (C)~~ any Excluded Property, as defined in the Security Agreement), other than any such Excluded Property constituting New Incremental Loan Collateral, which such Property shall be required to be granted as Collateral in the same manner as the Liens granted pursuant to the Eighth Amendment and other than as described in paragraph (8) of such definition), promptly (and in any event within twenty (20) Business Days after the acquisition thereof as may be extended with the consent of the ~~Administrative Agent in its~~Required Lenders in their sole discretion) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such Property subject to no Liens other than Permitted Liens and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Documents in accordance with all applicable Legal Requirements, including the filing of financing statements (including fixture filings and transmitting utility filings, as applicable) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Borrower and the other Loan Parties shall (subject to the limitations set forth in the Security Documents) otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.

(b)       With respect to (x) any Person that is or becomes a Wholly Owned Subsidiary of a Loan Party after the Closing Date (other than an Excluded Subsidiary), (y) any Excluded Subsidiary that creates, incurs, issues, assumes, guarantees or otherwise becomes directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary; or (z) any Wholly Owned Subsidiary of Borrower that is an Excluded Subsidiary that ceases to be an Excluded Subsidiary (whether pursuant to the definition thereof, the definition of Immaterial Subsidiary or otherwise), promptly (and in any event within thirty (30) Business Days after any of clause (x), (y) or (z) first applies to such Person, as may be extended with the consent of the ~~Administrative Agent~~Required Lenders in ~~its~~their sole discretion) (i) except to the extent any of the following constitutes Property that is Excluded Property (as defined in the Security Agreement) or is otherwise excluded as Collateral under the Security Agreement, deliver to the Collateral Agent, as and to the extent required by the Security Agreement, the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by a Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary (A) to execute a Joinder Agreement to become a Guarantor and a Pledgor or, in the case of any pledge of Equity Interests in a Foreign Subsidiary, if ~~reasonably~~ requested by the Administrative Agent or the Collateral Agent or the Required New Incremental Loan Lenders, execute a security document compatible with the laws of such Foreign Subsidiary’s jurisdiction of organization (and in form and substance reasonably satisfactory to the Collateral Agent) to cause such Subsidiary to become a Guarantor and a Pledgor~~, (B) if reasonably requested by the Administrative Agent, deliver customary opinions of counsel to Borrower in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (C~~ and (B) to take all actions necessary or advisable in the reasonable opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such Security Document, including the filing of financing statements (including fixture filings and transmitting utility filings, as applicable) or equivalent registrations in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(c)    With respect to any Person that is or becomes a Subsidiary of a Loan Party after the Closing Date, promptly (and in any event within thirty (30) Business Days after such Person becomes a Subsidiary as may be extended with the consent of the ~~Administrative Agent~~Required Lenders in ~~its~~their sole discretion) execute and deliver to the Collateral Agent (i) a counterpart to the Intercompany Note and (ii) if such Subsidiary is a Loan Party, an endorsement to the Intercompany Note (undated and endorsed in blank) in the form attached thereto, endorsed by such Subsidiary.

(d)      Promptly grant to the Collateral Agent (and in any event within thirty (30) Business Days of the acquisition thereof as may be extended with the consent of the ~~Administrative Agent~~Required Lenders in ~~its~~their sole discretion) a security interest in and Mortgage on (i) each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon (other than any Excluded Property, as defined in the Security Agreement), individually has a Fair Market Value on the date of acquisition thereof of at least $2,500,000 and (ii) each leased Real Property of such Loan Party of a “company-controlled” data center (unless the Collateral Agent otherwise consents or the applicable Loan Party shall have used all commercially reasonable efforts to obtain, but failed to obtain, such Mortgage), in each case, as additional security for the Secured Obligations (unless the subject Property is already mortgaged to a third party to the extent permitted by Section 6.02(i)). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected first priority Liens subject only to Permitted Liens. Such Loan Party shall promptly deliver to the Collateral Agent (and in any event within thirty (30) Business Days as may be extended with the consent of the ~~Administrative Agent in its~~Required Lenders in their sole discretion) a Landlord Access Agreement with respect to each Data Center Lease (unless the applicable Loan Party shall have used all commercially reasonable efforts to obtain, but failed to obtain, such Landlord Access Agreements within such 30 Business Day period). The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by applicable Legal Requirements to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, enforceability, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including, but not limited to, a Title Policy, a Survey and environmental assessments (only with respect to such Real Property owned in fee by such Loan Party) and, if reasonably requested by the Administrative Agent, a customary local counsel opinion in respect of such Mortgage, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent).

Section 5.12   Security Interests; Further Assurances. (a) Promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at the Companies’ expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Administrative Agent or the Collateral Agent necessary or desirable for the continued validity, enforceability, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or (subject to any limitations in the Security Documents) obtain any consents or waivers as may be necessary or appropriate in connection therewith.

(b)       Subject to any limitations in the Security Documents, deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, instruments, consents, authorizations, approvals and Orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as required by applicable Legal Requirements or as the Administrative Agent and the Collateral Agent shall reasonably deem necessary or advisable to perfect or maintain the validity, enforceability, perfection and priority of the Liens on the Collateral pursuant to the Security Documents.

Section 5.13   Information Regarding Collateral.  Concurrently with the delivery of financial statements pursuant to Section 5.01(a), deliver to the Administrative Agent and the Collateral Agent a Perfection Certificate Supplement.

Section 5.14  Maintenance of Ratings. Use commercially reasonable efforts ~~to cause the~~(a) within 30 Business Days after the New Incremental Loan Closing Date, if the New Incremental Loans are not rolled up into the DIP Facility, to obtain and maintain a rating for the New Incremental Loans by Standard & Poor’s Ratings Group and Moody’s Investors Service Inc. (but not to maintain a specific rating) and (b) cause the other Loans and Borrower’s corporate credit to continue to be rated by Standard & Poor’s Ratings Group and Moody’s Investors Service Inc. (but not to maintain a specific rating).

Section 5.15    ~~Post-Closing      Matters~~Specified New Incremental Loan Covenants. ~~Execute and deliver the documents and complete the tasks set forth in Schedule 5.15, in each case within the time limits specified therein (which may be extended up to the date that is 90 days after the Closing Date with the consent of the Administrative Agent in its sole discretion).~~

(a)       New Incremental Loan Budget.

(i)        The use of proceeds of New Incremental Loans by the Loan Parties under this Agreement and the other Loan Documents shall be limited solely in accordance with the New Incremental Loan Budget which shall be in form and substance satisfactory to the Required New Incremental Loan Lenders (subject to the variances set forth in Section 5.15(a)(ii)); provided that, no proceeds of the New Incremental Loans will be used in connection with (including without limitation, to fund or prefund) any executive retention plan without the express written consent of the Required New Incremental Loan Lenders; provided further that, for the avoidance of doubt, the initial New Incremental Loan Budget does not contemplate or include the funding or prefunding of any executive retention plan. The New Incremental Loan Budget shall set forth, on a weekly basis, among other things, Budgeted Cash Receipts, Budgeted Operating Disbursement Amounts, and Budgeted Restructuring Related Amounts for the 13-week period commencing with the week that includes the New Incremental Loan Closing Date and such New Incremental Loan Budget shall be approved in writing by, and be in form and substance reasonably satisfactory to, the Required New Incremental Loan Lenders (it being acknowledged and agreed that the initial New Incremental Loan Budget attached as Schedule II to the Eighth Amendment is approved by and satisfactory to the Required New Incremental Loan Lenders and is and shall be the New Incremental Loan Budget unless and until replaced in accordance with terms of this Section) and disclosed in writing to the Administrative Agent. The New Incremental Loan Budget shall be updated, modified or supplemented by the Borrower from time to time in writing transmitted to the Administrative Agent and the New Incremental Loan Lenders with the written consent of and/or at the request of the Required New Incremental Loan Lenders (with a copy of such written consent or request concurrently delivered to the Administrative Agent), but in any event not less than one time in each four (4) consecutive week period, commencing with the first full week after the New Incremental Loan Closing Date, and each such updated, modified or supplemented budget shall be in form and substance satisfactory to, the Required New Incremental Loan Lenders in their reasonable discretion, and no such updated, modified or supplemented budget shall be effective if Required New Incremental Loan Lenders (or the New Incremental Loan Lender Advisors at the direction of the Required New Incremental Loan Lenders) object in writing within three days of receipt and if no written objection is received within three days of receipt, the updated, modified or supplemented budget shall be deemed the new approved New Incremental Loan Budget; provided, however, that in the event the Required New Incremental Loan Lenders, on the one hand, and the Borrower, on the other hand, cannot agree as to an updated, modified or supplemented budget, such disagreement shall constitute an immediate Event of Default once the period covered by the prior approved New Incremental Loan Budget has terminated (and at all times thereafter such then current approved New Incremental Loan Budget shall remain in effect unless and until a new New Incremental Loan Budget is not objected to by the Required New Incremental Loan Lenders (or the New Incremental Loan Lender Advisors on behalf of the Required New Incremental Loan Lenders)). Each New Incremental Loan Budget delivered to the New Incremental Loan Lenders and the Administrative Agent shall be accompanied by such supporting documentation as reasonably requested by the Required New Incremental Loan Lenders. Each New Incremental Loan Budget shall be prepared in good faith based upon assumptions believed by the Borrower to be reasonable.

(ii)      For each Variance Testing Period, the Borrower shall not permit: (x) the Actual Cash Receipts to be less than Budgeted Cash Receipts (each calculated on a cumulative basis as opposed to on a line by line basis), in each case, for such Variance Testing Period, by more than the Permitted Variance for such Variance Testing Period and (y) Actual Operating Disbursement Amounts (excluding Restructuring Related Amounts) to exceed the Budgeted Operating Disbursement Amounts (excluding Budgeted Restructuring Related Amounts) (each calculated on a cumulative basis as opposed to on a line by line basis), in each case, for such Variance Testing Period, by more than the Permitted Variance for such Variance Testing Period.

(iii)    The Borrower shall deliver to the Administrative Agent and the New Incremental Loan Lenders on or before 5:00 p.m. (New York City time) on Thursday of each week (commencing on March 19, 2020) a certificate which shall include such detail as is reasonably satisfactory to the Required New Incremental Loan Lenders, signed by a Responsible Officer of the Borrower certifying that (i) the Loan Parties are in compliance with the covenants contained in Subsection 5.15(a)(i) and (ii) above and (ii) no Default, Event of Default or New Incremental Loan Specified Event of Default has occurred or, if such a Default, Event of Default or New Incremental Loan Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, together with a New Incremental Loan Budget Variance Report, each of which shall be prepared by the Borrower as of the last day of the respective Variance Testing Period or other period then most recently ended, and shall be in a form and substance satisfactory to the Required New Incremental Loan Lenders in their sole discretion.

The Administrative Agent and the Lenders (i) may assume that the Loan Parties will comply with the New Incremental Loan Budget, (ii) shall have no duty to monitor such compliance and (iii) shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any New Incremental Loan Budget. The line items in the New Incremental Loan Budget for payment of interest, expenses and other amounts to the Administrative Agent and the Lenders are estimates only, and the Loan Parties remain obligated to pay any and all Obligations in accordance with the terms of the Loan Documents regardless of whether such amounts exceed such estimates. Nothing in any New Incremental Loan Budget shall constitute an amendment or other modification of any Loan Document or other lending limits set forth therein.

(b)      Milestones. The Borrower shall, or shall cause the following to occur, by the times and dates set forth below (as any such time and date may be extended with the consent of the Required New Incremental Loan Lenders or the New Incremental Loan Lenders Advisors at the direction of the Required New Incremental Loan Lenders, which consent may be delivered via electronic mail); provided that where used in this Section 5.12(b), any “delivery” required by this Section 5.12(b) shall require delivery to the Administrative Agent (which shall reasonably promptly furnish to each of the Lenders and the Lender Advisors, as well as to any other Person specified below):

(i)       Borrower will enter into the RSA in form and substance acceptable to the New Incremental Loan Lenders on or prior to the New Incremental Loan Closing Date;

(ii)      [Reserved];

(iii)     By March 16, 2020, the Borrower shall provide to the New Incremental Loan Lenders final versions of first day pleadings, Chapter 11 Plan and Chapter 11 Plan Disclosure Statement, in each case, in form and substance reasonably satisfactory to the Required New Incremental Loan Lenders;

(iv)     By no later than March 16, 2020, the Borrower shall commence solicitations of consents to the Chapter 11 Plan pursuant to and in accordance with definitive documents in form and substance reasonably acceptable to the Required New Incremental Loan Lenders and the Borrower;

(v)      By no later than March 16, 2020, the Borrower shall cause the Petition Date to occur in order to implement the Chapter 11 Case;

(vi)     By no later than five (5) days after the Petition Date, the Borrower shall file (i) a Chapter 11 Plan Disclosure Statement, (ii) Chapter 11 Plan, votes for which shall have already been solicited, and (iii) a motion seeking entry of an order scheduling a combined hearing with respect to Chapter 11 Plan confirmation and Chapter 11 Plan Disclosure Statement approval (the “Prepack Scheduling Order”), in each case in form and substance reasonably acceptable to the Required New Incremental Loan Lenders and the Borrower;

(vii)    By no later than five (5) days following the Petition Date, the Bankruptcy Court shall enter (i) an interim order authorizing a DIP Facility to be provided by the New Incremental Loan Lenders (the “DIP Facility”) in form and substance acceptable to the Required New Incremental Loan Lenders and the Borrower, and (ii) the Prepack Scheduling Order;

(viii)   By no later than forty-five (45) days following the Petition Date, the Bankruptcy Court shall enter a final order authorizing the DIP Facility, in form and substance reasonably acceptable to the Required New Incremental Loan Lenders and the Borrower;

(ix)     By no later than sixty (60) days following the Petition Date, the Bankruptcy Court shall enter an order confirming the Chapter 11 Plan, in form and substance reasonably acceptable to the Required New Incremental Loan Lenders and the Borrower; and

(x)      By no later than seventy-five (75) days following the Petition Date, the effective date of the Chapter 11 Plan shall have occurred.

(c)      Monthly Reporting. As soon as available, but in any event not later than the 45th day after the end of month, the Borrower shall furnish to the Administrative Agent, for reasonably prompt further delivery on to the New Incremental Loan Lenders, an unaudited financial summary of the financial performance, and unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal month and such portion of the fiscal year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(d)    Weekly Update Call. On or prior to third Business Day of each week (or such other day of any week or time agreed to as among the Required New Incremental Loan Lenders, the Administrative Agent and the Borrower) commencing with the first full week beginning after the New Incremental Loan Closing Date, management of the Borrower shall hold a weekly telephonic meeting with the Lenders, the Administrative Agent and their respective counsel to update such Lenders and the Administrative Agent on financing results, operations, various business and legal matters of the Loan Parties.

(e)      Senior Status. The Loan Parties shall ensure that the New Incremental Loans shall be at least pari passu with respect to Liens in respect of the other Secured Obligations.

(f)     Additional Matters. The Borrower shall provide the Administrative Agent, Ad Hoc Group of New Incremental Loan Lenders, the New Incremental Loan Lenders and the New Incremental Loan Lender Advisors with updates of any material developments in connection with the Loan Parties’ reorganization efforts, whether in connection with the Chapter 11 Cases or otherwise.

Article VI
NEGATIVE COVENANTS

Each Company warrants, covenants and agrees with the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired or have been Cash Collateralized and all amounts drawn thereunder have been reimbursed in full, no Company will, nor will they cause or permit any of their Restricted Subsidiaries to:

Section 6.01  Indebtedness.  Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)      Indebtedness incurred under this Agreement and the other Loan Documents;

(b)      Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b);

(c)      Indebtedness consisting of Hedging Obligations under Permitted Hedging Agreements, in each case outstanding and entered into ~~in the ordinary course of business and not for speculative purposes or taking a “market view”; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;(d) Indebtedness arising from Investments permitted by Section 6.04~~prior to the New Incremental Loan Closing Date;

(d)      Indebtedness outstanding on the New Incremental Loan Closing Date to the extent incurred in accordance with this Agreement as in effect prior to the New Incremental Loan Closing Date;

(e)      Indebtedness of Borrower and its Restricted Subsidiaries in respect of Purchase Money Obligations, Synthetic Lease Obligations and Capital Lease Obligations to the extent (i) arising under agreements entered into prior to the New Incremental Loan Closing Date in accordance with this Agreement as in effect prior to the New Incremental Loan Closing Date or (ii) entered into after the New Incremental Loan Closing Date in an aggregate amount ~~(together with any refinancing thereof permitted under clause (m))~~ not to exceed, at any time outstanding, ~~the greater of (x) $35,000,000 and (y) 43% of Consolidated EBITDA for the most recently ended Test Period as of such time~~$250,000; provided, however, that, in the case of Purchase Money Obligations, (A) such Indebtedness is incurred within 120 days after such acquisition, installation, construction, repair, replacement or improvement of such fixed or capital assets (including Equity Interests of any Person owning the applicable fixed or capital assets) by such Person and (B) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction, repair, replacement or improvement, as the case may be; ~~and (ii) Indebtedness of Borrower and its Restricted Subsidiaries in respect of~~ Capital Lease Obligations in an aggregate amount (together with any refinancing thereof ~~permitted under clause (m)) not to exceed $500,000 at any time outstanding;~~

(f)      ~~Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof, or Indebtedness of any Person that is assumed by Borrower or any of its Restricted Subsidiaries in connection with the acquisition of assets by Borrower or any of its Restricted Subsidiaries, in an aggregate principal amount not to exceed at any time outstanding for all such Restricted Subsidiaries the greater of (x) $20,000,000 and (y) 24% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided that such Indebtedness (i) in the case of Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof, exists at the time such Person becomes a Restricted Subsidiary, (ii) is not created in anticipation or contemplation of such Person becoming a Restricted Subsidiary and (iii) is not directly or indirectly recourse to any of the Companies or any of their respective assets, other than to the Person that becomes a Restricted Subsidiary or, in the case of an acquisition of assets, to the Person acquiring such assets;~~[Reserved];

(g)     Indebtedness in respect of bid, performance or surety bonds issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company incurred in the ordinary course of business with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed), in an aggregate amount at any time outstanding not to exceed ~~the greater of (x) $5,000,000 and (y) 6% of Consolidated EBITDA for the most recently ended Test Period as of such time;~~$300,000;

(h)      Contingent Obligations of any Company in respect of Indebtedness otherwise permitted under this Section 6.01 (other than this Section 6.01(h));

(i)      Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence;

(j)       Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(k)     Indebtedness of any Foreign Subsidiary to the extent (i) outstanding on the New Incremental Loan Closing Date to the extent incurred in accordance with this Agreement as in effect prior to the New Incremental Loan Closing Date or (ii) incurred after the New Incremental Loan Closing Date in an aggregate outstanding principal amount for all such Indebtedness of Foreign ~~Subsidiaries in an amount~~ not to exceed, at any time outstanding, ~~the greater of (x) $5,000,000 and (y) 6% of Consolidated EBITDA for the most recently ended Test Period as of such time~~ $500,000; provided that in the case of both (i) and (ii), such Indebtedness is not directly or indirectly recourse to any of the Companies or of their respective assets, other than to such Foreign Subsidiary;

(l)       Other Indebtedness of any Company ~~in an aggregate principal amount for all Companies in an amount not to exceed, at any time outstanding, the greater of (x) $25,000,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided that no Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred or would result from the incurrence thereof; provided further that the aggregate principal amount of Indebtedness at any time outstanding incurred pursuant to this subclause (l) by any Company that is not a Guarantor shall not exceed the greater of (x) $10,000,000 and (y) 12% of Consolidated EBITDA for the most recently ended Test Period as of such time~~incurred in accordance with Section 6.01(l) of this Agreement as in effect prior to the New Incremental Loan Closing Date to the extent such Indebtedness is outstanding on the New Incremental Loan Closing Date;

(m)     Indebtedness which represents a refinancing or renewal of any of the Indebtedness described in any of clauses (b)~~, (e), (f)~~ or (~~t~~e); provided that (A) any such refinancing Indebtedness is in an aggregate principal amount (or aggregate amount, as applicable) not greater than the aggregate principal amount (or aggregate amount, as applicable) of the Indebtedness being renewed or refinanced, plus the amount of any reasonable premiums required to be paid thereon and reasonable fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life to maturity than the Indebtedness being renewed or refinanced, (C) the covenants, events of default, subordination (including lien subordination) and other terms, conditions and provisions thereof (including any guarantees thereof or security” documents in respect thereof) shall be, in the aggregate, no less favorable to the Administrative Agent, the Collateral Agent and the Lenders than those contained in the Indebtedness being renewed or refinanced, and (D) no Default or Event of Default has occurred and is continuing or would result therefrom;

(n)      Indebtedness incurred to pay premiums for insurance policies maintained by Borrower or any Restricted Subsidiary thereof in the ordinary course of business;

(o)      Contingent Obligations with respect to bonds issued to support workers’ compensation, unemployment or other insurance or self-insurance obligations, and similar obligations, in each case incurred in the ordinary course of business;

(p)     Indebtedness constituting indemnification, deferred purchase price adjustments, earn-outs or other similar contingent payment obligations incurred in connection with any Investment or Disposition not prohibited hereunder (other than, in the case of a Disposition, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by Borrower or the applicable Restricted Subsidiary, as the case may be, in connection with any such Disposition;

(q)      Indebtedness in respect of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(r)       Indebtedness representing deferred compensation to directors, officers, employees, members of management and consultants of Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(s)      Indebtedness consisting of promissory notes issued by Borrower or any Restricted Subsidiary to future, current or former directors, officers, employees, members of management and consultants thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance a purchase or redemption of Equity Interests of Borrower from such Persons that is permitted by Section 6.08; and

(t)       ~~Notwithstanding the foregoing, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date, issue, incur or otherwise obtain Indebtedness of the Borrower in respect of one or more series of senior or subordinated notes or loans (which may be unsecured or secured on a junior or a pari passu basis with the Initial Revolving Loans and Initial Term Loans), in each case issued in a public offering, Rule 144A or other private placement or bridge in lieu of the foregoing, or senior or subordinated mezzanine Indebtedness, in each case, that are issued or made in lieu of increases to the Term Loan Commitments and/or Revolving Loan Commitments pursuant to Section 2.19 (the “Incremental Equivalent Debt”); provided that (i) together with such Incremental Equivalent Debt, the aggregate cumulative principal amount of Incremental Equivalent Debt incurred or issued pursuant to this subclause (t) and Incremental Term Loans and increases in Revolving Credit made under Section 2.19 does not exceed the sum of (A) the Incremental Cap and (B) the SingleHop Acquisition Loan Amount, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) if such Incremental Equivalent Debt is secured, the obligations in respect thereof shall not be secured by any Lien on any asset other than any asset constituting Collateral, (iv) such Incremental Equivalent Debt shall be subject to a customary intercreditor agreement, lien subordination, payment subordination and/or other intercreditor arrangement reasonably satisfactory to the Administrative Agent, (vii) such Incremental Equivalent Debt shall have a final maturity date which is no earlier than the then Initial Term Loan Maturity Date of the Initial Term Loans and a weighted average life to maturity which is equal to or greater than the weighted life to maturity of the Initial Term Loans, (viii) other than with respect to Incremental Equivalent Debt constituting debt securities, the MFN provisions set forth in Section 2.19(a)(vii) shall apply to any Incremental Equivalent Debt and (ix) such Incremental Equivalent Debt shall have terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole); provided that a certificate of the Borrower as to the satisfaction of the conditions described above is delivered at least five (5) Business Days (or such fewer number of days as shall be acceptable to the Administrative Agent in its sole discretion) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness (which may be in the form of a term sheet) and drafts of documentation relating thereto.~~[Reserved].

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

To the extent otherwise constituting Indebtedness, the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall be deemed not to be Indebtedness for purposes of this Section 6.01.

Section 6.02  Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a)      inchoate Liens for amounts required to be remitted but not yet due with respect to Canadian Pension Plans or for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;

(b)      Liens in respect of Property of any Company imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the Property of the Companies, taken as a whole, or the Loan Parties, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, or the Loan Parties, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;

(c)      any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 6.01(m~~)(A~~), does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Closing Date (minus the aggregate amount of any permanent repayments and prepayments thereof since the Closing Date but only to the extent that such repayments and prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or a portion of such Indebtedness) and (ii) does not encumber any Property other than the Property subject thereto on the Closing Date (any such Lien, an “Existing Lien”);

(d)      easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions, servitudes and other similar charges or encumbrances, and minor title deficiencies, in each case, on or with respect to any Real Property, whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such Real Property or (iii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at or otherwise with respect to such Real Property;

(e)      Liens arising out of judgments, attachments or awards not resulting in an Event of Default and in respect of which such Company shall in good faith be diligently prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(f)      Liens (other than any Lien imposed by ERISA or in respect of any Foreign Plan or, except as provided in clause (a) above, any Canadian Pension Plan) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this Section 6.02(f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien, and (ii) to the extent such Liens are not imposed by Legal Requirements, such Liens shall in no event encumber any Property other than cash and Cash Equivalents;

(g)      Leases, subleases or licenses of the properties of any Company, in each case entered into in the ordinary course of such Company’s business so long as such Leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the Property subject thereto;

(h)      Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

(i)      Liens securing Indebtedness incurred pursuant to Section 6.01(e) (or any refinancing or renewal thereof permitted under Section 6.01(m)), provided that (i) any such Liens attach only to the Property being financed pursuant to such Indebtedness, (ii) do not encumber any other Property of any Company, other than accessions to such property and the proceeds and products thereof, or any lease of such property (including accessions thereto) and the proceeds and products thereof, and (iii) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of the Fair Market Value or the cost of the Property secured by such Lien; provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(j)       Liens ~~on property rented to, or leased by, any Company pursuant to a Sale and Leaseback Transaction; provided that (i) such Sale and Leaseback Transaction is permitted by Section 6.03, (ii) such Liens do not encumber any other property of any Company (other than accessions to such property and the proceeds and products thereof, or any lease of any such property (including accessions thereto) and the proceeds and products thereof), and (iii) such Liens secure only the Attributable Indebtedness and other obligations not constituting Indebtedness incurred in connection with such Sale and Leaseback Transaction~~existing on the New Incremental Loan Closing Date provided, that such Liens were permitted under this Agreement as in effect prior to the New Incremental Loan Closing Date;

(k)      bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to Cash Management Services; provided that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(l)       ~~Liens existing on Property at the time of its acquisition or existing on Property of a Person at the time such Person is acquired or merged with or into or amalgamated or consolidated with any Company to the extent permitted hereunder; provided that such Liens (i) do not extend to Property not subject to such Liens at the time of such acquisition, merger, consolidation or amalgamation (other than improvements thereon, replacements of such property and additions and accessions thereto, proceeds and products thereof and, in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (ii) are not created in anticipation or contemplation of such acquisition, merger, consolidation or amalgamation;~~[Reserved];

(m)     Liens granted pursuant to the Security Documents to secure the Secured Obligations;

(n)      licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

(o)      the filing of UCC or PPSA financing statements (or equivalent) solely as a precautionary measure in connection with operating leases or consignment of goods;

(p)      Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC (or any equivalent provision of the UCC or PPSA) covering only the items being collected upon;

(q)     Liens granted by a Company in favor of a Loan Party in respect of Indebtedness owed by such Company to such Loan Party; provided that such Indebtedness is (i) evidenced by the Intercompany Note and (ii) pledged by such Loan Party as Collateral pursuant to the Security Documents;

(r)     ~~Liens securing Indebtedness incurred pursuant to Section 6.01(l) in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $15,000,000 and (y) 18% of Consolidated EBITDA for the most recently ended Test Period as of such date;~~[Reserved];

(s)      ~~other Liens (other than Liens securing Indebtedness incurred pursuant to Section 6.01(l)) with respect to the Property or assets of any Company as to which the aggregate amount at any time outstanding of all obligations secured thereby does not exceed the greater of (x) $7,500,000 and (y) 9% of Consolidated EBITDA for the most recently ended Test Period as of such date;~~[Reserved];

(t)       ~~Lien securing Indebtedness incurred pursuant to Section 6.01(t);~~[Reserved];

(u)      setoff rights or banker’s liens for account charges and fees against funds on deposit with such banks;

(v)      Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(w)     ~~Liens on money or property constituting proceeds of any Indebtedness incurred to fund any acquisition of assets or Equity Interests, to the extent that such proceeds are held in escrow pending the closing of such acquisition, so long as such Indebtedness would be permitted by Section 6.01;~~[Reserved];

(x)      Liens solely on good faith earnest money deposits made in connection with any letter of intent or purchase agreement not prohibited hereunder;

(y)      Liens on insurance policies and the proceeds thereof securing insurance premium financing not prohibited hereunder;

(z)      ~~Liens on the fee interest in Real Property leased by the Borrower or any Restricted Subsidiary~~[Reserved]; and

(aa)    Liens that are contractual rights of setoff relating to (i) pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower and its Restricted Subsidiaries, or (ii) purchase orders and other agreements entered into with customers of Borrower or any Restricted Subsidiary thereof in the ordinary course of business.

Section 6.03  Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred (a “Sale and Leaseback Transaction”) ~~unless (i) the sale of such property is entered into in the ordinary course of business and is made for cash consideration in an amount not less than the Fair Market Value of such Property, (ii) the Sale and Leaseback Transaction is permitted by Section 6.06 and Section 6.17 and is consummated within ten (10) Business Days after the date on which such Property is sold or transferred, (iii) any Liens arising in connection with its use of the Property are permitted by Section 6.02(j), (iv) the~~; provided, that a Sale and Leaseback Transaction ~~would~~shall be permitted ~~under Section 6.01, assuming the Attributable Indebtedness with respect to the Sale and Leaseback Transaction constituted Indebtedness under Section 6.01 and (v) the Attributable Indebtedness incurred with respect to such Sale and Leaseback Transactions shall not exceed $10,000,000 in the aggregate during the life of this Agreement~~to the extent existing as of the New Incremental Loan Closing Date.

Section 6.04  Investments, Loans and Advances.  Directly or indirectly, lend money or credit (by way of guarantee, assumption of debt or otherwise) or make advances to any Person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a)      Investments outstanding on the Closing Date and identified on Schedule 6.04(a);

(b)     the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(c)      Hedging Obligations permitted pursuant to Section 6.01(c);

(d)      loans and advances to directors, employees and officers of Borrower and the Restricted Subsidiaries for bona fide business purposes, in an aggregate amount not to exceed
$~~2,000,000~~250,000 at any time outstanding (calculated without regard to write-downs or write-offs thereof); provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;

(e)      Investments by (i) Borrower in any Guarantor, (ii) any Company in Borrower or any Guarantor, and (iii) a Restricted Subsidiary of Borrower that is not a Guarantor in any other Restricted Subsidiary of Borrower that is not a Guarantor; provided that any Investment in the form of a loan or advance shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents;

(f)      Investments in securities of trade creditors or customers in the ordinary course of business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

~~(g)      mergers, consolidations and amalgamation in compliance with Section 6.05;~~

(g)     ~~(h)~~ Investments ~~made by Borrower or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06~~consisting of the Borrower’s receipt of cash receipts on behalf of Foreign Subsidiaries and the provision of cash disbursements to Foreign Subsidiaries, in each case, in the ordinary course of business and consistent with past practice;

(h)      Investments existing on the New Incremental Loan Closing Date to the extent made in accordance with this Agreement as in effect prior to the New Incremental Loan Closing Date;

(i)       ~~acquisitions of Property in compliance with Section 6.07 (other than Section 6.07(a));~~[Reserved];

(j)       ~~Dividends in compliance with Section 6.08;~~[Reserved];

(k)     ~~Investments of any Person that becomes a Restricted Subsidiary on or after the date hereof; provided that (i) such Investments exist at the time such Person is acquired, (ii) such Investments are not made in anticipation or contemplation of such Person becoming a Restricted Subsidiary, and (iii) such Investments are not directly or indirectly recourse to any of the Companies or any of their respective assets, other than to the Person that becomes a Restricted Subsidiary;~~[Reserved];

(l)       ~~Permitted Acquisitions (including the formation of Subsidiaries for the purpose of consummating Permitted Acquisitions);~~[Reserved];

(m)     ~~other Investments in an aggregate amount not to exceed on the date such Investments are made the greater of (x) $12,500,000 and (y) 15% of Consolidated EBITDA for the most recently ended Test Period as of such date;~~

(m)    ~~(n) Investments in an aggregate amount outstanding not to exceed the Cumulative Credit Availability as of the time such Investments were made; provided, that Borrower shall have delivered an Officers’ Certificate to the Administrative Agent certifying as to compliance with the foregoing;~~[Reserved];

(n)      ~~(o)~~ Investments consisting of prepayments to suppliers or extensions of trade credit, in each case in the ordinary course of business;

(o)      ~~(p)~~ advances of payroll to employees in the ordinary course of business;

(p)      ~~(q)~~ Investments of a Restricted Subsidiary that was designated an Unrestricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary” that were in existence at the time of such redesignation; and

(q)      ~~(r)~~ Investments consisting of Liens permitted under Section 6.02.

For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured as of the time made), without adjustment for subsequent changes in the value of such Investment, net of all returns on such Investment up to the original amount of such Investment ~~(without duplication of any such returns that are included in the Cumulative Credit Availability).~~

Section 6.05   Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger, consolidation or amalgamation~~, except that the following shall be permitted:~~

~~(a)      Dispositions of assets in compliance with Section 6.06 (other than Section 6.06(d) and Section 6.06(e));~~

~~(b)      Permitted Acquisitions;~~

~~(c)      any solvent Company (other than Borrower) may merge, consolidate or amalgamate with or into Borrower or any Guarantor (as long as Borrower or a Guarantor is the surviving Person in such merger, consolidation or amalgamation and, in the case of any Guarantor, remains a Wholly Owned Subsidiary of Borrower); provided that the Lien on and security interest in such Property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or 5.12, as applicable;~~

~~(d)      any Restricted Subsidiary of Borrower that is not a Guarantor may merge, consolidate or amalgamate with or into any other Restricted Subsidiary of Borrower that is not a Guarantor; and~~

~~(e)      any Immaterial Subsidiary may dissolve, liquidate or wind up its affairs at any time if Borrower determines in good faith that such dissolution, liquidation or winding up is in the best interests of Borrower and its Restricted Subsidiaries and is not disadvantageous to any Agent or Lender in any material respect.To the extent the requisite Lenders under Section 10.02(b) waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 6.05, such Collateral (unless sold or otherwise disposed of to a Company or any Affiliate thereof), but not the proceeds thereof, shall be sold free and clear of the Liens created by the Security Documents, and, so long as Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing~~.

Section 6.06   Asset Sales.   Effect any Disposition of any Property, except that the following shall be permitted:

(a)      Dispositions of obsolete, worn out, surplus or damaged Property by Borrower or any of its Restricted Subsidiaries in the ordinary course of business that is, in the reasonable good faith judgment of Borrower, no longer economically practicable to maintain or useful or used in the conduct of the business of the Companies taken as a whole; provided, however that the Fair Market Value of all such Dispositions from and after the New Incremental Loan Closing Date shall not exceed $250,000;

(b)      ~~other Dispositions of Property; provided that (i) the cumulative aggregate consideration received in respect of all Dispositions of Property pursuant to this clause (b) on or after the Closing Date (other than any Disposition of any personal property by any Company for Fair Market Value in the ordinary course of business resulting in not more than $500,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and not more than $2,000,000 in Net Cash Proceeds in any 12-month period) does not exceed $25,000,000, (ii) such Dispositions of Property are made for Fair Market Value and on an arms-length commercial basis, and (iii) at least 75% of the consideration payable in respect of such Disposition of Property is in the form of cash or Cash Equivalents (including any securities that are required to be converted into cash or Cash Equivalents within 180 days of the date of such Disposition solely to the extent so required);~~[Reserved];

(c)      leases and subleases (and licenses and sublicenses) of real or personal Property and (ii) any license, sublicense or other grant of rights in or to any trademark, copyright, patent or other Intellectual Property, in each case of subclauses (i) and (ii), in the ordinary course of business and in accordance with the applicable Security Documents;

(d)      Investments in compliance with Section 6.04;

(e)      ~~mergers, consolidations and amalgamations in compliance with Section 6.05;~~[Reserved];

(f)      Dividends in compliance with Section 6.08;

(g)      sales of inventory and equipment held for sale in the ordinary course of business and Dispositions of cash and Cash Equivalents in the ordinary course of business;

(h)      any Disposition of Property that constitutes a Casualty Event;

(i)       any Disposition of Property by any Subsidiary of Borrower to Borrower or any of its Restricted Subsidiaries; provided that if the transferor of such Property is a Guarantor, the transferee thereof must be Borrower or a Guarantor;

(j)      ~~any Disposition of one or more Immaterial Subsidiaries and, in the event that the “Funio” division of iWeb Technologies Inc. would qualify as an Immaterial Subsidiary at the time of such Disposition if determined on a stand-alone basis, the “Funio” division of iWeb Technologies Inc;~~[Reserved];

(k)      the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any Intellectual Property that is not material to the business of Borrower and its Restricted Subsidiaries, taken as a whole;

(l)       Dispositions consisting of Liens permitted by Section 6.02;

(m)     ~~Sale and Leaseback Transactions permitted by Section 6.03;~~[Reserved];

(n)      Dispositions of Investments, if any, in existence on the New Incremental Loan Closing Date in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements as in existence on the New Incremental Loan Closing Date;

(o)      ~~the unwinding of any Hedging Agreement~~[Reserved]; and

(p)     the sale or other disposition by Borrower or a Restricted Subsidiary of shares of capital stock of any of its Foreign Subsidiaries in order to qualify members of the governing body of such Foreign Subsidiary if and to the extent required by applicable Legal Requirements.

~~To the extent the requisite Lenders under Section 10.02(b) waive the provisions of this Section 6.06, with respect to the sale of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 6.06, such Collateral (unless sold or otherwise disposed of to a Company or any Affiliate thereof), but not the proceeds thereof, shall be sold free and clear of the Liens created by the Security Documents, and, so long as Borrower shall have previously provided to the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Collateral Agent shall take all actions it deems appropriate in order to effect the foregoing.~~

Section 6.07  Acquisitions. Directly or indirectly purchase or otherwise acquire (in one or a series of related transactions) (i) all or substantially all of the Property of any Person, or any business or division of any Person, or (ii) all of the Equity Interests of any Person,; except that the following shall be permitted:

(a)      Investments in compliance with Section 6.04;

(b)      Capital Expenditures to the extent not otherwise prohibited hereunder;

(c)      purchases and other acquisitions of inventory, materials, equipment and intangible Property in the ordinary course of business; and

(d)      leases or licenses of real or personal Property in the ordinary course of business and in accordance with this Agreement and the applicable Security Documents~~;~~

 ~~(e)      Permitted Acquisitions;~~

~~(f)       mergers, consolidations and amalgamations in compliance with Section 6.05; and~~

~~(g)     Dividends in compliance with Section 6.08.provided that the Lien on and security interest in such Property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable.~~

Section 6.08  Dividends.    Declare or pay, directly or indirectly, any Dividends with respect to any Company (including pursuant to any Synthetic Purchase Agreement), except that the following shall be permitted:

(a)      Dividends by any Company that is a Wholly Owned Subsidiary of Borrower to Borrower or any Guarantor that is a Wholly Owned Subsidiary of Borrower shall be permitted and (ii) Dividends by any Company that is a non-Wholly Owned Subsidiary of Borrower to its equity holders generally, so long as Borrower or its respective Restricted Subsidiary which owns the capital stock in the Restricted Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon the relative holding of the capital stock in the Restricted Subsidiary paying such Dividends);

(b)     payments by Borrower to repurchase or redeem Qualified Capital Stock of Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance or termination of employment or service; provided, that the aggregate amount of payments ~~to Borrower shall not exceed, in any period of 12 consecutive months, $2,000,000 (the “Annual Redemption Basket”), plus the aggregate amount of net cash proceeds from the issuance of Qualified Capital Stock of the Borrower that have not otherwise been used, the net cash proceeds of capital contributions to the Borrower that have not otherwise been used and the net cash proceeds of any key man life insurance policy covering the applicable director, officer or employee received by Borrower during such 12 consecutive month period that have not otherwise been used; provided, that 50% of the unused amount of the Annual Redemption Basket shall increase the Annual Redemption Basket by such amount for the next succeeding period of 12 consecutive months, but not any additional periods of 12 consecutive months (with any payments made under this Section 6.08(b) being allocated last to any carry-over amounts); provided, further that the aggregate amount of payments pursuant to this clause (c) shall not exceed $6,000,000 during~~b) shall not exceed $250,000 over the life of this Agreement;

(c)      ~~so long as no Default or Event of Default exists and is continuing, Dividends in an aggregate amount outstanding not to exceed the Cumulative Credit Availability so long as the Total Net Leverage Ratio does not exceed 2.75:1.00 at the same time that such Dividend is made after giving effect to the payment thereof; provided that Borrower shall have delivered an Officers’ Certificate to the Administrative Agent certifying as to compliance with the foregoing;~~[Reserved];

(d)      ~~so long as no Default or Event of Default exists and is continuing, additional Dividends in an aggregate amount not to exceed $1,000,000 during the life of this Agreement;~~[Reserved];

(e)      repurchases of Qualified Capital Stock of Borrower deemed to occur upon exercise of stock options or warrants or similar rights if such Qualified Capital Stock represents a portion of the exercise price of such options or warrants or similar rights (as long as Borrower and its Restricted Subsidiaries make no payment in connection therewith that is not otherwise permitted hereunder);

(f)       ~~Borrower may pay cash in lieu of fractional capital stock in connection with any dividend, split or combination thereof or any Permitted Acquisition or other similar Investment permitted hereunder;~~[Reserved];

(g)      ~~the distribution, by dividend or otherwise, of Qualified Capital Stock of Unrestricted Subsidiaries~~[Reserved]; and

(h)     ~~the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement, (ii) no Event of Default occurred and was continuing immediately prior to such declaration and (iii) no Specified Event of Default has occurred and is continuing at the time of such dividend or distribution~~[Reserved].

Section 6.09  Transactions with Affiliates.   Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than (x) between or among the Loan Parties~~,~~ and (y) between and among the Companies that are not Loan Parties ~~or (z) between and among the Companies so long as such transactions do not exceed $5,000,000 in the aggregate to the Loan Parties during the life of this Agreement)~~, other than on terms and conditions, taken as a whole, at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following shall be permitted:

(a)      Dividends permitted by Section 6.08;

(b)      Investments permitted by Sections 6.04 (a), (b), (d), (e), and (q);

(c)      reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, or severance arrangements, in each case approved by the Board of Directors of the applicable Company;

(d)      transactions entered into prior to the New Incremental Loan Closing Date in accordance with this Agreement as in effect prior to the New Incremental Loan Closing Date; and

(e)      ~~(d)~~ transactions between Borrower or any Restricted Subsidiaries and any Person other than an Unrestricted Subsidiary that would constitute a transaction with an Affiliate solely because a director of such Person is also a director of Borrower; provided, however, that such director abstains from voting as a director of Borrower on any matter involving such other Person.

Section 6.10  ~~Financial Covenants~~[Reserved].

~~(a)      Maximum Total Net Leverage Ratio. Permit the Total Net Leverage Ratio, as of the last day of any Test Period set forth in the table below, to exceed the ratio set forth opposite such Test Period in the table below:~~

~~Test Period End Date~~	~~Total Net Leverage Ratio~~
~~12/31/19~~	~~7.25:1.00~~
~~3/31/20~~	~~7.25:1.00~~
~~6/30/20~~	~~7.25:1.00~~
~~9/30/20~~	~~7.25:1.00~~
~~12/31/20~~	~~7.25:1.00~~

~~Test Period End Date~~	~~Total Net Leverage Ratio~~
~~3/31/21~~	~~5.50:1.00~~
~~6/30/21~~	~~5.00:1.00~~
~~9/30/21~~	~~4.50:1.00~~
~~12/31/21 and thereafter~~	~~4.50:1.00~~

~~(b)      Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, as of the last day of any Test Period set forth in the table below, to be less than the ratio set forth opposite such Test Period in the table below:~~

~~Test Period End Date~~	~~Consolidated Interest Coverage Ratio~~
~~12/31/19~~	~~1.60:1.00~~
~~3/31/20~~	~~1.60:1.00~~
~~6/30/20~~	~~1.60:1.00~~
~~9/30/20~~	~~1.60:1.00~~
~~12/31/20~~	~~1.60:1.00~~
~~3/31/21~~	~~2.00:1.00~~
~~6/30/21~~	~~2.00:1.00~~
~~9/30/21 and thereafter~~	~~2.00:1.00~~

Section 6.11  Prepayments of Other Indebtedness; Modifications of Organizational Documents, Acquisition and Certain Other Documents, etc. Directly or indirectly:

(a)     (including pursuant to any Synthetic Purchase Agreement) make or offer to make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption, retirement, defeasance, or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, ~~unsecured Indebtedness, Indebtedness secured by a Lien that is junior to the Liens securing the Obligations, any Indebtedness outstanding under any Subordinated Indebtedness or any Disqualified Capital Stock; provided that so long as no Default or Event of Default exists and is continuing, Borrower and its Restricted Subsidiaries may make payments of unsecured Indebtedness, Indebtedness secured by a Lien that is junior to the Liens securing the Obligations, and Subordinated Indebtedness in an aggregate amount not to exceed the Cumulative Credit Availability so long as the Total Net Leverage Ratio does not exceed 2.75:1.00 at the time of such prepayment after giving effect thereto; provided that Borrower shall have delivered an Officers’ Certificate to the Administrative Agent certifying as to compliance with the foregoing~~(i) any Loans (other than the New Incremental Loans) until the payment in full of all New Incremental Loans and interest and other Obligation in respect thereof, without the prior written consent of the New Incremental Loan Lenders and (ii) any other Indebtedness (other than the New Incremental Loans);

(b)      waive, amend, supplement or modify, or permit the waiver, amendment, supplementation or modification of, any provision of any ~~Material~~ Indebtedness or Disqualified Capital Stock ~~in any manner that is, or could reasonably be expected to be, adverse in any material respect to the interests of any Agent or Lender~~; or

(c)     except as otherwise ~~permitted or~~ required by the Security Agreement, terminate, amend, waive, modify (including electing to treat any Pledged Interests (as defined in the Security Agreement) as a “security” under Section 8-103 of the UCC) or change any of its Organizational Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests~~, other than any such terminations, amendments, waivers, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of any Agent or the Lenders~~.

Section 6.12  Limitation on Certain Restrictions on Subsidiaries.  Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Restricted Subsidiary to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness owed to any Company, (ii) make loans or advances to any Company or (iii) transfer any of its properties to any Company, except for such encumbrances, restrictions or conditions existing under or by reason of:

(a)      applicable mandatory Legal Requirements;

(b)      this Agreement and the other Loan Documents;

(c)      customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Restricted Subsidiary;

(d)      customary provisions restricting assignment of any agreement entered into by a Restricted Subsidiary in the ordinary course of business;

(e)      customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property pending the consummation of such sale; provided that (i) such restrictions and conditions apply only to the Property to be sold, and (ii) such sale or other Disposition is permitted hereunder;

(f)      any limitation pursuant to an agreement as in effect on the New Incremental Loan Closing Date; provided that such agreement was not entered into in contemplation of the New Incremental Loan Closing Date;

(g)      any agreement in effect at the time any Subsidiary becomes a Restricted Subsidiary of Borrower or any agreement assumed by Borrower or a Restricted Subsidiary thereof in connection with an acquisition of assets by Borrower or such Restricted Subsidiary that is not prohibited hereunder; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of Borrower or in contemplation of such acquisition and, in the case of a Subsidiary becoming a Restricted Subsidiary, the restriction or condition does not apply to Borrower or any other Restricted Subsidiary;

(h)     customary limitations on the disposition or distribution of assets or property (including, without limitation, Equity Interests) in joint venture agreements, asset sale agreements, options, sale-leaseback agreements, stock sale agreements, lease agreements, licenses and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(i)       restrictions contained in Capital Leases or agreements relating to Purchase Money Obligations, which restrictions are applicable only to the property so purchased or leased;

(j)       customary net worth provisions contained in real property leases, subleases, licenses or permits entered into by Borrower or any of its Restricted Subsidiaries, so long as such net worth provisions would not reasonably be expected to impair materially the ability of the Loan Parties to meet their ongoing obligations under the Loan Documents;

(k)     ~~customary restrictions in agreements evidencing, governing, guaranteeing or securing Indebtedness permitted under Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Indebtedness permitted under Section 6.01(t), are market terms at the time of issuance and are imposed solely on Borrower and its Restricted Subsidiaries;~~[reserved];

(l)       customary subordination of subrogation, contribution and similar claims contained in guaranties permitted hereunder;

(m)     subordination of intercompany obligations, to the extent required by this Agreement or other Indebtedness permitted by Section 6.01; or

(n)    any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (a) through (m) above, provided, however that the applicable provisions of such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are not, taken as a whole, materially more restrictive than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.13  Limitation on Issuance of Capital Stock.

(a)      With respect to Borrower, issue any Equity Interest that is Disqualified Capital Stock.

(b)      With respect to any Restricted Subsidiary of Borrower, issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of Borrower or any Restricted Subsidiaries in any class of the Equity Interests of such Restricted Subsidiary and (ii) Restricted Subsidiaries of Borrower formed or acquired after the Closing Date in accordance with Section 6.14 (or Subsidiaries that have been designated or redesignated as Restricted Subsidiaries in compliance with the definition of “Unrestricted Subsidiary”) may issue Equity Interests to Borrower or a Wholly Owned Subsidiary of Borrower that is a Restricted Subsidiary to own such Equity Interests. All Equity Interests issued in accordance with this Section 6.13(b) shall, to the extent required by Sections 5.11 and 5.12 or any Security Document, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Document.

Section 6.14  Business.    Engage (directly or indirectly) in any businesses other than those businesses in which Borrower and its Restricted Subsidiaries are engaged on the New Incremental Loan Closing Date ~~as described in the Confidential Information Memorandum~~ (or which are similar or reasonably related or ancillary thereto or are reasonable extensions or expansions thereof).

Section 6.15  Limitation on Accounting Changes.  Make or permit, any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed, except (a) changes that are required or permitted by GAAP or (b) to implement IFRS (in each case of clauses (a) and (b), subject in each case to the provisions of Section 1.04).

Section 6.16  Fiscal Periods. Change its fiscal year-end and fiscal quarter-ends to dates other than December 31 and the last day of each March, June, September and December, respectively.

Section 6.17  No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Company to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues to secure the Secured Obligations, whether now owned or hereafter acquired, or which requires the grant of any Lien for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens (other than Liens permitted under Section 6.02(m)) on the properties encumbered thereby; (c) any prohibition or limitation that (i) exists pursuant to applicable Legal Requirements, or (ii) consists of customary restrictions and conditions contained in any agreement relating to the Disposition of any Property pending the consummation of such Disposition; provided that (1) such restrictions apply only to the Property to be sold and such sale is permitted hereunder, and (2) such Disposition is permitted hereunder, or (iii) restricts subletting or assignment of any lease governing a leasehold interest of Borrower or any of its Restricted Subsidiaries; and (d) agreements, instruments, deeds or leases described in clauses (a) through (n) of Section 6.12.

Section 6.18  Anti-Terrorism Law; Anti-Money Laundering. (a)   Directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.21 or any Sanctioned Country, (ii) deal in, or otherwise engage in any transaction relating to, any Property or interests in Property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, Canadian Anti-Terrorism Law or Sanctions Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, Canadian Anti-Terrorism Law or Sanctions Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Companies’ compliance with this Section 6.18).

(b)      Cause or permit any of the funds of such Loan Party that are used to repay the Credit Extensions to be derived from any unlawful activity with the result that the making of the Credit Extensions would be in violation of Legal Requirements.

Section 6.19  Embargoed Person. Directly or indirectly (a) cause or permit any of the funds or properties of the Loan Parties that are used to repay the Loans or other Credit Extensions to constitute Property of, or be beneficially owned directly or indirectly by, any Embargoed Person, (b) cause or permit any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable Legal Requirements or the Credit Extensions are in violation of applicable Legal Requirements, or (c) cause or permit any Company to conduct any business or engage in any action that is in violation of any Sanctions Law or any Canadian Sanctions.

Section 6.20  Compliance with Canadian Pension Plans

Directly or indirectly (a) establish any new defined benefit Canadian Pension Plan, (b) permit its unfunded pension fund and other employee benefit plan obligation and liabilities to remain unfunded other than in accordance with applicable law, or (c) terminate or wind-up any defined benefit Canadian Pension Plan, except as otherwise permitted under Section 5.06(b).

Section 6.21  Permitted Activities of License Subsidiaries.

No License Subsidiary shall (a) incur, directly or indirectly, any debt for borrowed money or credit advanced other than the Indebtedness under this Agreement and the other Loan Documents; (b) create, or suffer to exist any Lien upon any Property or assets now owned or hereafter acquired by it other than the Liens created under the Security Documents to which it is a party and Permitted Liens; (c) engage in any business or activity or own any material assets other than (i) holding the Regulatory Licenses and (ii) performing its obligations and activities incidental thereto under the Loan Documents; (d) consolidate with or merge or amalgamate with or into, or convey, transfer or lease all or substantially all its assets to, any Person other than a License Subsidiary and in accordance with the provisions of this Agreement; (e) sell or otherwise dispose of any Equity Interests of any of its Restricted Subsidiaries other than to a License Subsidiary and in accordance with the other provisions of this Agreement; (f) create or acquire any Subsidiary or make or own any Investment in any Person (other than Investments set forth in Section 6.04(b), (f), (j), (o), (p) or (r)); or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 6.22  Regulatory Licenses.

No Loan Party shall, or shall permit any of its Subsidiaries to, operate its businesses other than in accordance with applicable Legal Requirements with respect to, and the terms and conditions of, the Regulatory Licenses, unless such failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Loan Party shall fail, or shall permit any of its Subsidiaries to fail, to file any report or application or pay any regulatory or filing fee pertaining to its businesses which is required to be filed with or paid to any Governmental Authority pursuant to applicable Legal Requirements, unless such failure to file a report or pay any regulatory or filing fee would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Loan Party shall, or shall permit any of its Subsidiaries to, take any action that could reasonably be expected to result in a Governmental Authority instituting any proceedings for the cancellation, revocation, non-renewal, short-term renewal or adverse modification of any Regulatory License, unless such proceedings would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or take or permit to be taken any other action within its control that could reasonably be expected to result in non-compliance in any respect with applicable Legal Requirements with respect to any Regulatory License, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party shall ensure that no Company other than a License Subsidiary that is a Loan Party shall own any interest in any Regulatory License.

Article VII
GUARANTEE

Section 7.01  The Guarantee. The Guarantors hereby, jointly and severally, guarantee, as primary obligors and not as sureties, to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of, and premium and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans (including the New Incremental Loans) made by the Lenders (including the New Incremental Loan Lenders) to, and the Notes held by each Lender of, Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if Borrower or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02  Obligations Unconditional.  The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and to the fullest extent permitted by applicable Legal Requirements, are primary, absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full of the Guaranteed Obligations with respect to the Secured Obligations set forth in clauses (a) and (b) of the definition thereof). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)      at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)      any of the acts mentioned in any of the provisions of this Agreement, the other Loan Documents or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)      the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)      any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents; or

(e)      the release of any other Guarantor pursuant to Section 7.09.

The Guarantors hereby expressly waive, to the fullest extent permitted by applicable Legal Requirements, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower or any Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive , to the fullest extent permitted by applicable Legal Requirements, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall be primary and shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03  Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.04  Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than (i) contingent reimbursement and indemnification obligations that are not then due and payable, (ii) obligations in respect of undrawn Letters of Credit and (iii) Guaranteed Obligations constituting Secured Obligations of the types specified in clause (b) and (c) of the definition of Secured Obligations) and the expiration of termination of undrawn Letters of Credit (or Cash Collateralization thereof)), and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its Guarantee in this Article VII, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.04(e) shall be subordinated to such Loan Party’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 7.05  Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the Obligations of Borrower under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06  Instrument for the Payment of Money.   Each Guarantor hereby acknowledges that the Guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07  Continuing Guarantee. The Guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08  General Limitation on Guarantee Obligations.   In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency or reorganization law or other Legal Requirement affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any other Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Sections 7.04 and 7.10, respectively) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09  ~~Release of Guarantors~~[Reserved]~~. If, in compliance with the terms and provisions of the Loan Documents, (i) all of the Equity Interests or (ii) all or substantially all of the Property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a Person or Persons (other than any Company or any Affiliate thereof), such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its Obligations under this Agreement (including under Section 10.03) and its Obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale or other disposition of all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be automatically released, and, so long as Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents the Collateral Agent and/or the Administrative Agent as shall reasonably request, the Collateral Agent shall take, and the Lenders hereby irrevocably authorize the Collateral Agent to take, such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents~~.

Section 7.10  Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders for the full amount guaranteed by such Guarantor hereunder.

Section 7.11  Qualified ECP Guarantors.   Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Article VII in respect of Hedging Obligations that constitute Secured Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.11, or otherwise under this Article VII, voidable under applicable Legal Requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.11 shall remain in full force and effect until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than (i) contingent reimbursement and indemnification obligations that are not then due and payable, and (ii) obligations in respect of undrawn Letters of Credit) and the expiration of termination of undrawn Letters of Credit (or Cash Collateralization thereof)) and the expiration and termination of the Commitments of the Lenders under this Agreement and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 7.11 constitute, and this Section 7.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Article VIII
EVENTS OF DEFAULT

Section 8.01  Events of Default. Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):

(a)      default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for repayment thereof or by acceleration thereof or otherwise;

(b)      default shall be made in the payment of any interest on any Credit Extension or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether optional or mandatory) or by acceleration or demand thereof or otherwise, and such default shall continue unremedied for a period of three (3) Business Days;

(c)     any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings of Loans or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect (or in any respect, in the case of any representation or warranty that is (x) qualified as to “materiality”, “Material Adverse Effect” or similar language or (y) made pursuant to Section 3.21) when so made, deemed made or furnished;

(d)      default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.01, 5.02, 5.03(a) 5.08, 5.10, 5.11 or ~~5.15~~5, 15 or in Article VI;

(e)      default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 20 days (or three (3) Business Days in the case of the Fee Letter) after the occurrence thereof;

(f)      any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due before its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $20,000,000 at any one time;

(g)      ~~other than with respect to an Immaterial Subsidiary,~~ an Insolvency Proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company or any of their respective Restricted Subsidiaries or of a substantial part of the Property of any Company or any of their respective Restricted Subsidiaries, under any Insolvency Laws, (ii) the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for any Company or for a substantial part of the Property of any Company, or (iii) the winding-up or liquidation of any Company; and such proceeding or petition shall continue undismissed for 60 days or an Order approving or ordering any of the foregoing shall be entered;

(h)      ~~other than with respect to an Immaterial Subsidiary,~~ any Company or any of their respective Restricted Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief any Insolvency Laws, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any Insolvency Proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar official for any Company or for a substantial part of the Property of any Company, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) wind up or liquidate~~, or (viii) take any action for the purpose of effecting any of the foregoing~~;

(i)      one or more Orders for the payment of money in an aggregate amount in excess of $20,000,000 (to the extent not covered by insurance from an unaffiliated insurance company with an A.M. Best financial strength rating of at least A-, it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such Order;

(j)       one or more ERISA Events or noncompliance or other events with respect to Canadian Pension Plans or Foreign Plans shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events and noncompliance or other events with respect to Canadian Pension Plans or Foreign Plans that have occurred, could reasonably be expected to result in liability of any Company or any of its ERISA Affiliates in an aggregate amount exceeding $20,000,000 or the imposition of a Lien on any properties of a Company that is not a Permitted Lien;

(k)      any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents with respect to any material portion of the Collateral (including a valid, enforceable, perfected first priority security interest in and Lien on, such portion of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Document)) in favor of the Collateral Agent, or shall be asserted by or on behalf of any Company not to be, a valid, enforceable, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral (other than an immaterial portion) covered thereby; provided that it shall not be an Event of Default under this clause (k) if the Collateral Agent shall not have, or shall cease to have, a valid, enforceable and perfected first priority (except as expressly provided in this Agreement or the Security Documents) security interest in or Lien on any Collateral purported to be covered by the Security Documents to the extent that any such loss of perfection or intended priority results from the failure of the Collateral Agent to maintain possession of certificates or instruments actually delivered to it representing Collateral or to file UCC continuation statements;

(l)       any material provision of any Loan Document (or any Loan Document as a whole) shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of any Loan Party or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Company (directly or indirectly) shall repudiate, revoke, terminate or rescind (or purport to do any of the foregoing) or deny any portion of its liability or obligation for the Obligations; or

(m)     there shall have occurred a Change in Control;

(n)      ~~[reserved]~~a New Incremental Loan Specified Event of Default shall occur; or

(o)      there shall have occurred the termination of, or the receipt by any Company of notice of the termination of, or the occurrence of any event or condition which would, with the passage of time or the giving of notice or both, constitute an event of default under or permit the termination of, any one or more Data Center Leases of any Company, provided that it shall not constitute an Event of Default pursuant to this paragraph (o): (i) unless the impact of the termination of any such affected Data Center Leases, individually or in the aggregate, reduces or could reasonably be expected to reduce the Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the Test Period commencing from the first full fiscal quarter following any such termination by at least 15% below the amount it would have been had all such terminations not occurred, (ii) if the termination of such Data Center Lease occurs as a result of (A) the expiration of any such Data Center Lease on the stated expiration date or (B) any Company terminating such Data Center Lease in accordance with its terms in the absence of any default thereunder by any party thereto or (iii) for a Loan Party to terminate the Data Center Leases set forth on Schedule 8.01(o);

then, and in every such event (other than an event with respect to Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments; (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties (to the maximum extent permitted by applicable Legal Requirements), anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding; and (iii) exercise any and all of its other rights and remedies under applicable Legal Requirements, hereunder and under the other Loan Documents; and in any event with respect to Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties (to the maximum extent permitted by applicable Legal Requirements), anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding.

In addition, without limiting the foregoing, in the event of a foreclosure (or other similar exercise of remedies) by Collateral Agent on any of the Collateral pursuant to a public or private sale or other Disposition, the Collateral Agent, the Administrative Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale or other Disposition and, in addition, the Collateral Agent or the Administrative Agent, as agent for and representative of all of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or other Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale.

Section 8.02  Rescission.    If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations owing by them that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.02, then upon the written consent of the Required Lenders (which may be given or withheld in their sole discretion) and written notice to Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders, the Issuing Bank and the other Secured Parties to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit Borrower or any of the other Loan Parties and do not give Borrower and/or any of the Loan Parties the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

Section 8.03  ~~Borrower’s Right to Cure~~[Reserved].   ~~Notwithstanding anything to the contrary contained in Section 8.01, for purposes of determining whether an Event of Default has occurred under any financial covenant set forth in Section 6.10, any equity contribution (in the form of Qualified Capital Stock) made to Borrower after the last day of any fiscal quarter and on or before the day that is 10 days after the day on which financial statements are required to be delivered for that fiscal quarter will, at the request of Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the financial covenants at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution, a “Specified Equity Contribution”); provided that (a) Borrower shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of Consolidated EBITDA with respect to any fiscal quarter unless, after giving effect to such requested Specified Equity Contribution, there will be a period of at least two consecutive fiscal quarters in the Relevant Four Fiscal Quarter Period in which no Specified Equity Contribution has been made, (b) the amount of any Specified Equity Contribution and the use of proceeds therefrom will be no greater than the amount required to cause Borrower to be in compliance with the financial covenants, (c) no more than five (5) Specified Equity Contributions may be made during the term of the Credit Facilities, (d) all Specified Equity Contributions and the use of proceeds therefrom will be disregarded for all other purposes under the Loan Documents (including calculating Consolidated EBITDA for purposes of determining basket levels, Applicable Revolving Loan Margin, Applicable Term Loan Margin, and other items governed by reference to Consolidated EBITDA, and for purposes of the Dividends covenant in Section 6.08). To the extent that the proceeds of the Specified Equity Contribution are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating any financial covenant set forth in Section 6.10 for the Relevant Four Fiscal Quarter Period. For purposes of this paragraph, the term “Relevant Four Fiscal Quarter Period” means, with respect to any requested Specified Equity Contribution, the four fiscal quarter period ending on (and including) the fiscal quarter in which Consolidated EBITDA will be increased as a result of such Specified Equity Contribution.~~

Section 8.04  Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral (other than New Incremental Loan Collateral) pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement or any other Loan Document, promptly by the Collateral Agent as follows:

(a)      First, to the payment in full in cash of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization (including compensation to the Collateral Agent, the Administrative Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent and the Administrative Agent in connection therewith and all amounts for which the Collateral Agent and the Administrative Agent is entitled to indemnification pursuant to the provisions of any Loan Document), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)      Second, to the payment in full in cash of all other reasonable costs and expenses of such sale, collection or other realization (including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c)     Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations in respect of the Credit Facilities (other than principal, Reimbursement Obligations and obligations to Cash Collateralize Letters of Credit) in each case equally and ratably in accordance with the respective amounts thereof then due and owing (it being agreed that, for purposes of applying this clause (c), all interest and all other amounts described herein will be deemed payable in accordance with this Agreement regardless of whether such claims are allowed in any proceeding described in Section 8.01(g) or (h));

(d)      Fourth, to the payment in full in cash of Secured Obligations of the type specified in clause (b) or (c) of the definition of Secured Obligations then due and owing and the principal amount of the Obligations in respect of the Credit Facilities (including Reimbursement Obligations and obligations to Cash Collateralize Letters of Credit), pro rata;

(e)      Fifth, to the payment in full in cash of the remaining Secured Obligations then due and owing, pro rata; and

(f)       Sixth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (f) above, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

Section 8.05  Application of New Incremental Loan Collateral Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the New Incremental Loan Collateral shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement or any other Loan Document in respect of the New Incremental Loan Collateral, promptly by the Collateral Agent as follows:

(a)      First, to the payment in full in cash of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization (including compensation to the Collateral Agent, the Administrative Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent and the Administrative Agent in connection therewith and all amounts for which the Collateral Agent and the Administrative Agent is entitled to indemnification pursuant to the provisions of any Loan Document), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)      Second, to the payment in full in cash of all other reasonable costs and expenses of such sale, collection or other realization (including compensation to the Ad Hoc Group of New Incremental Loan Lenders and the New Incremental Loan Lenders Advisors in connection therewith), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c)     Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations in respect of the New Incremental Loans in each case equally and ratably in accordance with the respective amounts thereof then due and owing (it being agreed that, for purposes of applying this clause (c), all interest and all other amounts described herein will be deemed payable in accordance with this Agreement regardless of whether such claims are allowed in any proceeding described in Section 8.01(g) or (h));

(d)      Fourth, without duplication of amounts applied pursuant to clauses (a)-(c) above, as set forth in Section 8.04;;

(e)      Fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) above, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

Article IX
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01  Appointment. (a) Each Lender and the Issuing Bank hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents and the Administrative Agent and the Collateral Agent hereby accept such designations and appointments. Each Lender and each Issuing Bank irrevocably authorizes each Agent, in such capacity, through its agents or employees, to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Agents, the Lenders and the Issuing Bank, and no Loan Party shall have rights as a third party beneficiary of any such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)      Each Lender and the Issuing Bank hereby irrevocably authorizes the Administrative Agent (i) to increase the principal amount of any outstanding Loans on a pro rata basis as a result of PIK Interest in accordance with the terms of this Agreement, and (ii) based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by Collateral Agent under the provisions of the UCC or PPSA, including pursuant to Sections 9-610 or 9-620 of the UCC (or any equivalent provision of the UCC or the PPSA), at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any other sale or foreclosure conducted by Collateral Agent (whether by judicial action or otherwise) in accordance with applicable Legal Requirements.

(c)      Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement a security interest can be perfected by possession or control. Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

Section 9.02  Agent in Its Individual Capacity.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders or the Issuing Bank.

Section 9.03  Exculpatory Provisions.  No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, if the Agent is not indemnified to its satisfactory, or that is contrary to any Loan Document or applicable Legal Requirements including, for the avoidance of doubt any action that may be in violation of the automatic stay under any Insolvency Law or that may effect a foreclosure, modification or termination of Property of a Defaulting Lender under any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof describing such Default or Event of Default is given to such Agent by Borrower, a Lender, or the Issuing Bank, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document. Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. Neither any Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents.

Section 9.04  Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by a proper Person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless each Agent shall have received written notice to the contrary from such Lender or the Issuing Bank before the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other Advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such Advisors.

Section 9.05  Delegation of Duties.   Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower consent (not to be unreasonably withheld or delayed) shall be required for (i) any delegation of a material portion of the duties of such Agent (taken as a whole) or (ii) any delegation that could reasonably be expected to have a Material Adverse Effect on Borrower; provided, however, if Borrower fails to reply to any delegation request pursuant to this Section 9.05 within two (2) Business Days, Borrower shall be deemed to have given its consent to such request; provided, further, Borrower consent shall not be required if such delegation is, in the opinion of such Agent, necessary or advisable to create, maintain, or perfect the security interest in or Lien on the Collateral. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply, without limiting the foregoing, to their respective activities in connection with the syndication of the Credit Facilities provided for herein as well as activities as Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Section 9.06  Successor Agent. Each Agent may resign as such at any time upon at least 10 days’ prior notice to the Lenders, the Issuing Bank and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor Agent from among the Lenders. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 10 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which successor shall be (i) a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $500,000,000, or an Affiliate of such institution, or (ii) another entity satisfactory to the Required Lenders; provided that if such retiring Agent is unable to find a successor Agent that is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents, and the Required Lenders shall assume and perform all of the duties of the Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent. Any such resignation by an Agent hereunder shall also constitute, to the extent applicable, its resignation as an Issuing Bank and as Swingline Lender, in which case such resigning Agent (a) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (b) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation.

Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article IX, Section 10.03 and Sections 10.08 to 10.10 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 9.07  Non-Reliance on Agent and Other Lenders.  Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank further represents and warrants that it has reviewed the Confidential Information Memorandum and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Section 9.08  Name Agents.  The parties hereto acknowledge that the Arrangers, the Book Manager, the Documentation Agent and the Syndication Agent hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender or the Issuing Bank hereunder.

Section 9.09  Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Persons (to the extent not reimbursed by Borrower or the Guarantors and without limiting the obligation of Borrower or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 9.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and Reimbursement Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately before such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and Reimbursement Obligations) be imposed on, incurred by or asserted against such Agent or Related Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR RELATED PERSON); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and nonappealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Related Person’s, as the case may be, gross negligence or willful misconduct. The agreements in this Section 9.09 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 9.10  Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures or cause any of the foregoing (through Affiliates or otherwise), with respect to any Collateral or any other Property of any such Loan Party, without the prior written consent of the ~~Administrative Agent~~Required Lenders. Without limiting the foregoing, each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of the ~~Administrative Agent~~Required Lenders, it will not take any enforcement action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable Legal Requirements to credit bid or purchase any portion of the Collateral at any sale or foreclosure thereof referred to in Section 9.01(b); provided that nothing contained in this Section shall affect any Lender’s right to credit bid its pro rata share of the Obligations pursuant to Section 363(k) of the Bankruptcy Code.

Section 9.11  Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to a Loan Document without deduction of applicable withholding Tax from such payment, within ten (10) days after demand therefor, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 9.12  Lender’s Representations, Warranties and Acknowledgements.  (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender and Issuing Bank acknowledges that no Agent or Related Person of any Agent has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders or Issuing Bank, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender or Issuing Bank with any credit or other information concerning any Loan Party, including the business, prospects, operations, Property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Persons.

(b)      Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption and funding its Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.

Section 9.13  Security Documents and Guarantee.

(a)      Agents under Security Documents and Guarantee.  Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee, the Collateral and the Loan Documents; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Secured Obligations with respect to any Permitted Hedging Agreement. Subject to Section 10.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or Disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other Disposition of assets, release any Lien encumbering any item of Collateral owned by any Guarantor that becomes an Excluded Subsidiary or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.02) have otherwise consented or (ii) release any Guarantor from the Guarantee pursuant to Section 7.09, or to the extent such Guarantor becomes an Excluded Subsidiary, or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.02) have otherwise consented.

(b)     Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other Disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other Disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other Disposition.

(c)      Release of Collateral and Guarantees, Termination of Loan Documents.

(i)       Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Hedging Agreement) take such actions as shall be required to release its security interest in any Collateral subject to any Disposition permitted by the Loan Documents, and to release any guarantee obligations under any Loan Document of any Person subject to such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents, to release any guarantee obligations under any Loan Document of any Guarantor that becomes an Excluded Subsidiary and to release its security interest in any Collateral owned by any Guarantor that becomes an Excluded Subsidiary.

(ii)      Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Secured Obligations under clauses (a) and (b) of the definition thereof (other than (i) contingent reimbursement and indemnification obligations that are not then due and payable, and (ii) obligations in respect of undrawn Letters of Credit) and the expiration of termination of undrawn Letters of Credit (or Cash Collateralization thereof)) have been paid in full and all Commitments have terminated or expired, upon request of Borrower, the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any other Secured Party) take such actions as shall be required or reasonably requested to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Secured Obligations under clause (c) of the definition thereof. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payment had not been made.

(d)      The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.14  Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)      to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)      to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under Sections 2.02 and 10.03) allowed in such judicial proceeding; and

(c)      to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Article X
MISCELLANEOUS

Section 10.01  Notices. (a) Generally. Notices and other communications provided for herein shall, except as provided in Section 10.01(b), be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)       if to any Company, to Borrower at One Ravinia Drive, Suite 1300, Atlanta, Georgia 30346, Attention: Chief Financial Officer, Facsimile No.: (404) 302-9920, with a copy to (which shall not constitute notice or service of process) Jenner & Block LLP, ~~633 West 5th~~353 North Clark Street, ~~Suite 3600, Los Angeles, California 90071,~~Chicago, Illinois 60605, Attention: ~~Neil Cummings~~Anna Meresidis, facsimile no. (~~213) 239-5199~~312) 527-0484;

(ii)      if to the Administrative Agent, the Collateral Agent or the Swingline Lender, to it at: Jefferies Finance LLC, 520 Madison Avenue, New York, New York 10022, Attention: Account Officer Internap Corporation, Facsimile No.: (212) 284-3444;

(iii)     if to the Issuing Bank, to it at 1075 Peachtree Street, Suite 1800, Atlanta, Georgia 30309, G4-XMDA-18-8; and

(iv)     if to a Lender, to it at its address (or facsimile number) set forth on Annex I or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.

Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 10.01(b)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor.

(b)     Posting.  Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement before the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Credit Extension hereunder (all such non-excluded communications, collectively, the “Communications”), by (x) transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the e-mail address(es) provided to Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require or (y) pursuant to the last paragraph of Section 5.01. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender, the Issuing Bank or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

(c)      To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(d)      Each Loan Party further agrees that the Administrative Agent may make the Communications available to the other Agents, the Lenders or the Issuing Bank by posting the Communications on a Platform. The Platform and any Approved Electronic Communications are provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through Internet (including the Platform), except to the extent caused by the willful misconduct, bad faith or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct, bad faith or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)      The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(f)      Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(g)      Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to Borrower, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

Section 10.02  Waivers; Amendment. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances.

(b)      Subject to Section 2.16(c), Section 2.20(g), Section 2.21(c) and Sections 10.02(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall:

(i)       increase or extend the expiry date of the Commitment of any Lender without the written consent of such Lender (it being understood and agreed that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, Default or Event of Default (or any definition used, respectively, therein), mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase in or extension of the expiry date of the Commitment of any Lender for purposes of this clause (i));

(ii)      reduce the principal amount or premium, if any, of any Loan or LC Disbursement or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly and adversely affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii));

(iii)     postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Term Loan under Section 2.09, or the required date of payment of any Reimbursement Obligation, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment (other than a waiver of any increase in the interest rate pursuant to Section 2.06(c)), or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Letter of Credit Expiration Date, without the written consent of each Lender directly and adversely affected thereby (it being understood and agreed that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, Default or Event of Default (or any definition used, respectively, therein), mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of the maturity date or other scheduled payment of any Loan or constitute an extension of the expiration date of any Lender’s commitment);

(iv)     change Section 2.14(b) or (c) or Section 8.04 in a manner that would alter the order of or the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender; or change Section 8.05 in a manner that would alter the order of or the pro rata sharing of payments or setoffs required thereby, without the written consent of each New Incremental Loan Lender and, solely to the extent impacting 8.05(d), each Lender;

(v)      change the percentage set forth in the definition of “Required Lenders” or “Majority Revolving Lenders” or any other provision of any Loan Document (including this Section 10.02) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be);

(vi)     release all or substantially all of the Guarantors from their respective Guarantees (except as expressly provided in Article VII), or limit their liability in respect of such Guarantees, without the written consent of each Lender;

(vii)   except as expressly permitted in this Agreement or any Security Document, release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Secured Obligations equally and ratably with the other Secured Obligations), in each case without the written consent of each Lender;

(viii)   change any provisions of any Loan Document in a manner that by its terms adversely and directly affects the rights in respect of payments due to Lenders holding Loans of any Class materially differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each directly affected Class;

(ix)     change Section 10.04(h) without the consent of each Granting Lender all or any part of whose Loans are being funded by any SPC at the time of any such amendment, waiver or other modification;

(x)      change the application of prepayments of Term Loans set forth in Section 2.10(h) without the consent of the Required Lenders and Term Loan Lenders holding more than 50% of the principal amount of the outstanding Term Loans,

(xi)     change Section 10.04(b) in a manner which further restricts assignments thereunder without the written consent of each Lender;

(xii)    permit assignments by any Loan Party of its rights or obligations under the Credit Facilities without the written consent of each Lender, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank; or

(xiii)   subordinate the Obligations under the Loan Documents to any other Indebtedness;

provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, (2) any waiver, amendment or modification of this Agreement that by its terms directly affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Loan Lenders), or the Term Loan Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.02 if such Class of Lenders were the only Class of Lenders hereunder at the time, (3) any waiver, amendment or modification of this Agreement that by its terms results in (at the time of such waiver, amendment or modification or any time thereafter) Borrower satisfying any condition to a Revolving Borrowing contained in Section 4.02 hereof (which, but for such waiver, amendment or modification would not otherwise be satisfied), without the consent of the Majority Revolving Lenders, and (4) any waiver, amendment or modification before the earlier of (x) 60 days following the Closing Date, and (y) achievement of a successful primary syndication of the Credit Facilities provided herein (as determined by the Arrangers in their sole discretion exercised in good faith) may not be effected without the written consent of the Arrangers. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, and (z) Section 2.16(b) is complied with.

(c)      Without the consent of any other Person, the applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or assets so that the security interests therein comply with applicable Legal Requirements.

(d)      Notwithstanding the foregoing, (x) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; (y) Borrower and the Administrative Agent may enter into amendments to this Agreement and the other Loan Documents in accordance with the provisions of Section 2.19, Section 2.20 and Section 2.21; and (z) the Loan Documents may be amended, modified, supplemented or waived with the consent of the ~~Administrative Agent~~Required Lenders at the request of the Borrower if such amendment, modification, supplement or waiver is delivered in order to (a) comply with local Requirements of Law or advice of counsel or (b) cure any ambiguity, omission or mistake, in each case, so long as such amendment, modification, supplement or waiver does not directly and adversely affect the rights of any Lender or Issuing Bank, and such amendment, modification, supplement or shall be deemed approved by the Required Lenders if such Lenders shall have received at least five Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Section 10.03  Expenses; Indemnity; Damage Waiver. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand:

(i)       all reasonable and documented out-of-pocket costs and expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank, including the reasonable fees, charges and disbursements of Advisors for the Arrangers, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Bank (but limited, in the case of legal fees and expenses, to one firm for all such Persons taken as a whole (and, if reasonably necessary, of one local counsel in any relevant jurisdiction and one special regulatory counsel in respect of any relevant regulations, in each case, for all such Persons and, solely in the case of any perceived or actual conflict of interest, one additional local counsel to all such affected Persons taken as a whole)), in connection with the syndication of the Loans and Commitments, the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Credit Extensions and Commitments, the perfection and maintenance of the Liens securing the Collateral (including, without limitation, conducting Collateral audits from time to time) and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated);

(ii)      all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent or the Collateral Agent, including the fees, charges and disbursements of Advisors for the Administrative Agent and the Collateral Agent (but limited, in the case of legal fees and expenses, to one firm for all such Persons taken as a whole (and, if reasonably necessary, of one local counsel in any relevant jurisdiction and one special regulatory counsel in respect of any relevant regulations, in each case, for all such Persons and, solely in the case of any perceived or actual conflict of interest, one additional local counsel to all such affected Persons taken as a whole)), in connection with any action, claim, suit, litigation, investigation, inquiry or proceeding affecting the Collateral or any part thereof, in which action, claim, suit, litigation, investigation, inquiry or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, claim, suit, litigation, investigation, inquiry or proceeding to establish or uphold the compliance of the Collateral with any Legal Requirements);

(iii)     all reasonable and documented out-of-pocket costs and expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent, any other Agent, the Swingline Lender, the Issuing Bank or any Lender, including the fees, charges and disbursements of Advisors for any of the foregoing (but limited, in the case of legal fees and expenses, to one firm for the Arrangers, Administrative Agent and Collateral Agent and one firm for the Lenders taken as a whole (and, if reasonably necessary, of one local counsel in any relevant jurisdiction and one special regulatory counsel in respect of any relevant regulations, in each case, for all such Persons and, solely in the case of any perceived or actual conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Persons similarly situated, taken as a whole)), incurred in connection with the enforcement or protection of its rights under the Loan Documents, including its rights under this Section 10.03(a), or in connection with the Loans made or Letters of Credit issued hereunder and the collection of the Secured Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations;

(iv)     all reasonable and documented out-of-pocket costs and expenses (including Other Taxes) incurred by the Ad Hoc Group of New Incremental Loan Lenders incurred (X) in connection with the preparation of the Eighth Amendment and the other Loan Documents and the related agreements, certificates, fee letters or other documents or the administration of this Agreement and the Eighth Amendment and any amendments, modifications or waivers of the provisions hereof or thereof and (Y) in connection with the enforcement or protection of the rights of the Ad Hoc Group of New Incremental Loan Lenders under the Loan Documents, including their rights under this Section 10.03, or in connection with the Loans (including Term Loans) made hereunder and the collection of the Secured Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations or the Chapter 11 Cases, including in each case, the reasonable fees, charges and disbursements of the New Incremental Loan Lender Advisors and the Ad Hoc Group of New Incremental Loan Lenders (including, without limitation, the legal fees and expenses of Gibson, Dunn & Crutcher LLP); and

(v)      ~~(iv)~~ all Other Taxes in respect of the Loan Documents.

(b)     The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, the Issuing Bank and the Swingline Lender and each of their respective Related Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable Advisors fees, charges and disbursements (collectively, “Claims”), incurred by, imposed on or asserted against any Indemnitee, directly or indirectly, arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any actual or proposed use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any Property owned, leased or operated by any Company at any time, or any Environmental Claim or threatened Environmental Claim related in any way to any Company, (v) any past, present or future non-compliance with, or violation of, Environmental Laws or Environmental Permits applicable to any Company, or any Company’s business, or any Property presently or formerly owned, leased, or operated by any Company or their predecessors in interest, (vi) the environmental condition of any Property owned, leased, or operated by any Company at any time, or the applicability of any Legal Requirements relating to such Property, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Company, (vii) the imposition of any environmental Lien encumbering any Real Property, (viii) the consummation of the Transactions and the other transactions contemplated hereby (including the syndication of the Credit Facilities) or (ix) any actual or prospective action, claim, suit, litigation, investigation, inquiry or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, apply (x) to disputes solely between or among the Indemnitees or disputes solely between or among Indemnitees and their respective Affiliates, other than disputes arising out of any act or omission on the part of Borrower or its Subsidiaries, it being understood and agreed that the indemnification in this Agreement shall extend to disputes between or among the Arrangers, on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, (y) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final non-appealable judgment to have directly resulted solely from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of such Indemnitee’s controlled or controlling affiliates or any of their respective officers, directors, employees, agents, controlling persons, members or representatives (collectively, such Indemnitee’s “Indemnitee Related Persons”), or (z) losses, claims, damages, liabilities or related expenses arising out of a material breach by such Indemnitee or any of its Indemnitee Related Persons of its obligations under any Loan Document (as determined by a final and non-appealable judgment of a court of competent jurisdiction).

(c)      The Loan Parties agree, jointly and severally, that, without the prior written consent of the ~~Administrative Agent~~Required Lenders and any affected Issuing Bank or Lender and, if affected, the Administrative Agent, which consent(s) will not be unreasonably withheld , delayed, or conditioned, the Loan Parties will not enter into any settlement of a Claim in respect of the subject matter of clauses (i) through (ix) of Section 10.03(b) unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all Indemnitees.

(d)     The provisions of this Section 10.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, Reimbursement Obligations and any other Secured Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Issuing Bank or any Lender. All amounts due under this Section 10.03 shall be accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e)      To the extent that the Loan Parties fail to indefeasibly pay any amount required to be paid by them to the Agents, the Issuing Bank or the Swingline Lender under Section 10.03(a) or (b) in accordance with Section 10.03(g), each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed Claim was incurred by or asserted against any of the Agents, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes of this Section 10.03(e), a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

(f)      To the fullest extent permitted by applicable Legal Requirements, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, exemplary, consequential, or punitive damages (including any loss of profits, business or anticipated savings) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby, except to the extent such Indemnitee is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its Indemnitee Related Persons.

(g)      All amounts due under this Section 10.03 shall be payable not later than 10 days after receipt of demand therefor.

Section 10.04  Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender, and each Lender, which consent may be withheld in their respective sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void); provided, that the Administrative Agent and the Collateral Agent shall only consent to such assignment at the written direction of the Required Lenders. Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants to the extent expressly provided in Section 10.04(e) and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)      Any Lender shall have the right at any time to assign to one or more assignees (other than to any Company, any Competitor or any Affiliate thereof or any Defaulting Lender, except as provided in Section 10.04(j) below or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i)      except in the case of (A) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, (B) contemporaneous assignments to related Approved Funds that equal at least the amount specified in this Section 10.04(b)(i) in the aggregate, (C) any assignment made in connection with the primary syndication of the Commitments and Loans by the Arrangers or (D) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Term Loan Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and the amount of the Revolving Commitment or Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000; provided that the foregoing amounts may be reduced with the consent of the Administrative Agent and, so long as no Specified Event of Default or Default under Section 8.01(a) or (b) has occurred and is continuing, Borrower (not to be unreasonably withheld or delayed);

(ii)      each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement, except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(iii)     the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that such fee shall not be payable in the case of an assignment by any Lender to an Affiliate or an Approved Fund of such Lender;

(iv)     the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(v)      in the case of an assignment of all or a portion of a Revolving Commitment or any Revolving Lender’s obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned);

(vi)     the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned); and

(vii)   in the case of an assignment of all or a portion of a Revolving Commitment, a Revolving Loan or any Revolving Lender’s obligations in respect of its LC Exposure or Swingline Exposure (except in the case of (A) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or (B) any assignment made in connection with the primary syndication of the Commitments and Loans by the Arrangers), Borrower must give its prior written consent to such assignment (which assignment shall not be unreasonably withheld, delayed or conditioned); provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof.

Notwithstanding the foregoing, (x) if a Specified Event of Default or Default under Section 8.01(a) or (b) has occurred and is continuing (i) any consent of Borrower otherwise required under this paragraph shall not be required, and (ii) any consent of the Issuing Bank and the Swingline Lender required under this Section 10.04(b) may be withheld by such Person in its sole discretion and (y) neither the Administrative Agent nor the Arrangers shall have any responsibility or liability for monitoring the list or identities of, or enforcing provisions relating to, Competitors or Eligible Assignees. Subject to acceptance and recording thereof pursuant to Section 10.04(c), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (provided that any liability of Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03).

(c)      The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and stated interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding in the absence of manifest error, and Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Issuing Bank (with respect to its own interest only), the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d)     Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.04(b) and any written consent to such assignment required by Section 10.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 10.04(b). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(e).

(e)      Any Lender shall have the right at any time, without the consent of, or notice to Borrower, the Administrative Agent, the Issuing Bank, or the Swingline Lender or any other Person to sell participations to any Person (other than any Company, any Competitor or any Affiliate thereof, a Defaulting Lender or a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii) or (iii) of the proviso to Section 10.02(b) and (2) directly and adversely affects such Participant. Subject to Section 10.04(f), each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (but subject to the requirements and limitations of Section 2.16) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.04(b) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender). To the extent permitted by Legal Requirements, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, the principal amounts of and stated interest on, and terms of, its participations (the “Participant Register”). The entries in the Participant Register shall be conclusive and binding absent manifest error, and such Lender (and Borrower, to the extent that the Participant requests payment from Borrower) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)      A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Borrower (which consent shall not be unreasonably withheld, delayed or conditioned) or the greater payment results from a Change in Law after the date the participation was sold to the Participant.

(g)      Any Lender may at any time, without the consent of Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 10.04(g) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of Borrower, the Issuing Bank, the Swingline Lender, the Administrative Agent or any other Person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(h)     Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided further that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate Borrower or any other Loan Party or the Administrative Agent to deal with such SPC directly, obligate Borrower or any other Loan Party in any manner to any greater extent than they were obligated to the Granting Lender, or increase costs or expenses of Borrower. The Loan Parties and the Administrative Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Loan Document. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, before the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04(h), any SPC may (i) with notice to, but without the prior written consent of, Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any Non-Public Information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(i)      The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(j)       ~~Certain Permitted Term Loan Repurchases.~~[Reserved].

~~Notwithstanding anything to the contrary contained in this Section 10.04(j) or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result immediately therefrom, Borrower may repurchase outstanding Term Loans on the following basis:~~

~~(i)      Borrower may conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans (such Term Loans, the “Offer Loans”) of Lenders, provided that, (A) Borrower delivers a notice of the Term Loans that will be subject to such Auction to Administrative Agent (for distribution to the Lenders) no later than noon (New York City time) at least five (5) Business Days in advance of a proposed consummation date of such Auction indicating (1) the date on which the Auction will conclude, (2) the maximum principal amount of Term Loans Borrower is willing to purchase in the Auction and (3) the range of discounts to par at which Borrower would be willing to repurchase the Offer Loans; (B) the maximum dollar amount of the Auction shall be no less than an aggregate $1,000,000 or an integral multiple of $500,000 in excess thereof; (C) Borrower shall hold the Auction open for a minimum period of two (2) Business Days; (D) a Lender who elects to participate in the Auction may choose to tender all or part of such Lender’s Offer Loans; (E) the Auction shall be made to Lenders holding the Offer Loans on a pro rata basis; and (F) the Auction shall be conducted pursuant to such procedures as the Administrative Agent may establish which are consistent with this Section 10.04(j), that a Lender must follow in order to have its Offer Loans repurchased;~~

~~(ii)      the purchase consideration for such assignment shall in no event, be funded directly or indirectly with the proceeds of Revolving Loans;~~

~~(iii)    Borrower shall represent that, as of the launch date of the related Auction and the effective date of any Assignment and Assumption, it is not in possession of any material Non-Public Information regarding Borrower, its Subsidiaries, or their assets or securities, that (x) has not been disclosed generally to the Lenders which are not “public side” Lenders before such date and (y) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Loans to such Person;~~

~~(iv)     after giving effect to any purchase or assignment of Term Loans pursuant to this Section 10.04(j), the sum of (x) all Unrestricted Cash of the Loan Parties and (y) the undrawn and available portion of the Revolving Commitments shall not be less than $25,000,000.~~

~~(v)      at the time of the consummation of each purchase and assignment of Term Loans pursuant to this Section 10.04(j), Borrower shall have delivered to the Administrative Agent an Officers’ Certificate as to compliance with the preceding clauses (iii) and (iv).~~

~~(vi)     With respect to all repurchases made by Borrower pursuant to this Section 10.04(j), (A) Borrower shall pay to the applicable assigning Lender all accrued and unpaid interest, if any, on the repurchased Term Loans to the date of repurchase of such Term Loans, (B) the repurchase of such Term Loans by Borrower shall not be taken into account in the calculation of Excess Cash Flow, (C) notwithstanding anything to the contrary contained herein (including in the definitions of “Consolidated Net Income” and “Consolidated EBITDA”) any noncash gains in respect of “cancellation of indebtedness” resulting from the cancellation of any Term Loans purchased by Borrower shall be excluded from the determination of Consolidated Net Income and Consolidated EBITDA, and (D) such repurchases shall not be deemed to be voluntary prepayments or mandatory prepayment pursuant to Section 2.10 except that the amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on such Term Loan; and~~

~~(vii)   Following repurchase by Borrower pursuant to this Section 10.04(j), the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Borrower), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document.~~

~~In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.04(j), Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.~~

Section 10.05  Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default, failure of any condition set forth in Article IV to be satisfied or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Obligation (other than (i) contingent reimbursement and indemnification obligations that are not then due and payable, and (ii) obligations in respect of undrawn Letters of Credit) or any undrawn Letter of Credit is outstanding (or Cash Collateralized) and so long as the Commitments have not expired or terminated. The provisions of Article IX and Sections 2.12 to 2.15, 9.06, 10.03 and 10.08 to 10.10 shall survive and remain in full force and effect regardless of the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06  Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08  Right of Setoff; Marshalling; Payments Set Aside. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) (excluding Excluded Accounts, as defined in the Security Agreement, and any Trust Funds held therein, as defined in the Security Agreement) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender or the Issuing Bank, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. None of any Agent, any Lender or any Issuing Bank shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent, Issuing Bank or Lenders (or to Administrative Agent, on behalf of Lenders or Issuing Bank), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.09  Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether sounding in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to any choice of law principles that would apply the laws of another jurisdiction.

(b)      Each Loan Party hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)      Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)     Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 10.10  Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

Section 10.11  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12  Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and Approved Funds’ directors, officers, employees, agents, advisors and other representatives, including accountants, legal counsel and other Advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof; it being agreed that each of the Administrative Agent, the Issuing Bank and the Lenders shall be responsible for the compliance by each of its Affiliates and Approved Funds and each of its and their directors, officers, employees, agents, advisors and other representatives, including accountants, legal counsel and other Advisors compliance with this Section 10.12), (b) to the extent requested by any regulatory authority or any quasi-regulatory authority (such as the National Association of Insurance Commissioners) (in which event the applicable Administrative Agent, Issuing Bank or Lender shall promptly inform Borrower in advance to the extent permitted by applicable Legal Requirements and will cooperate with Borrower, at Borrower’s sole expense, in securing a protective order with respect thereto to the extent lawfully permitted to do so), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process (in which event the applicable Administrative Agent, Issuing Bank or Lender shall promptly inform Borrower in advance to the extent permitted by applicable Legal Requirements and will cooperate with Borrower, at Borrower’s sole expense, in securing a protective order with respect thereto to the extent lawfully permitted to do so), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; provided that the disclosure of any such Information to any such Person shall be made subject to the acknowledgment and acceptance by such Persons that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.12 or as is otherwise reasonably acceptable to Borrower and the Administrative Agent, including, without limitation, as agreed in any confidential information memorandum or other marketing materials), (ii) any actual or prospective counterparty (or its Advisors) to any swap or derivative transaction relating to Borrower and its obligations; provided that such Information shall be provided on a confidential basis on substantially the same terms set forth in this Section 10.12 or as is otherwise reasonably acceptable to Borrower and the Administrative Agent), or (iii) any actual or prospective investor in an SPC, (g) with the consent of Borrower, (h) to any rating agency when required by it, (i) to an investor or prospective investor in securities issued by an Approved Fund of any Lender that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by an Approved Fund of any Lender or to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in securities issued by an Approved Fund of any Lender in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by such Approved Fund, (j) to any assignee or pledge under Section 10.04(g), or (k) to the extent such Information (x) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 10.12 or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary. In addition, each of the Administrative Agent, the Issuing Bank and the Lenders may disclose the existence of this Agreement and the information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Issuing Bank and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section 10.12, “Information” means all information received from Borrower relating to Borrower or any of its Subsidiaries or its business unless (x) it is clearly labeled “Public-Contains Only Public Information,” or (y) any such information is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis before disclosure by Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.14  Assignment and Assumption. Each Lender to become a party to this Agreement (other than the Administrative Agent and any other Lender that is a signatory hereto) by assignment shall do so by delivering to the Administrative Agent an Assignment and Assumption duly executed by each of the Persons required to be party thereto.

Section 10.15  Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)      any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)      any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)      any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)      any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e)      any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)      any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 10.16  Waiver of Defenses; Absence of Fiduciary Duties. (a) Each of the Loan Parties hereby waives any and all suretyship defenses available to it as a Guarantor arising out of the joint and several nature of its respective duties and obligations hereunder (including any defense contained in Article VII).

(b)     Each Agent, each Lender and their Affiliates (collectively,  solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 10.17  Reinstatement. To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, receiver and manager, interim receiver or other Person under any bankruptcy law or other Insolvency Law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and each Loan Party shall take (and shall cause each other Loan Party to take) such action as may be requested by the Administrative Agent, the Collateral Agent or the Required Lenders to effect such reinstatement.

Section 10.18  USA Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address and taxpayer identification number of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

Section 10.19  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)      the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an EEA Financial Institution; and

(b)      the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.20  Original Issue Discount. FROM AND AFTER THE CLOSING DATE, THE TERM LOANS MAY HAVE BEEN CONSIDERED TO BE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE TERM LOANS MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.01 ABOVE.

Section 10.21  Section 10.21 Certain ERISA Matters

(a)      Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)       such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Employee Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)      the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)      In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)       none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)      the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)      no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)      The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers or other authorized signatories as of the day and year first above written.

INTERNAP CORPORATION, as Borrower

By
Name:
Title:

INTERNAP CONNECTIVITY LLC, as a
Guarantor

By
Name:
Title:

UBERSMITH, INC., as a Guarantor

By
Name:
Title:

[Signature page to Credit Agreement]

JEFFERIES FINANCE LLC, as Administrative Agent, Collateral Agent, Arranger and Documentation Agent

By
Name:
Title:

JEFFERIES FINANCE LLC, as Term Loan Lender, as Revolving Lender and as Swingline Lender

By
Name:
Title:

[Signature page to Credit Agreement]

PNC CAPITAL MARKETS LLC,
as Arranger

By
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent, as Issuing Bank and as Revolving Lender

By
Name:
Title:

[Signature page to Credit Agreement]

Annex I

Initial Lenders and Commitments

Lender	Address for Notices	Amount of Revolving Commitment	Amount of Term Loan Commitment
JEFFERIES FINANCE LLC	520 Madison Avenue, New York, New York 10022	$12,500,000	$300,000,000
PNC BANK, NATIONAL ASSOCIATION	1075 Peachtree Street, Suite 1800 Atlanta, GA 30309 G4-XMDA-18-8	$12,500,000	-
Total		$25,000,000	$300,000,000

2018 Incremental Term Loan Commitments1

Lender	Address for Notices	Amount of 2018 Incremental Term Loan Commitment
JEFFERIES FINANCE LLC	520 Madison Avenue, New York, New York 10022	$135,000,000
Total		$135,000,000

[1]	Incorporated from Schedule I to the Incremental and Third Amendment to Credit Agreement

[Signature page to Credit Agreement]

Fifth Amendment Incremental Lenders and Revolving Commitments2

Revolving Lender	Address for Notices	Amount of Fifth Amendment Incremental Revolving Commitments	Amount of Revolving Commitments
JEFFERIES FINANCE LLC	520 Madison Avenue, New York, New York 10022	$3,000,000	$10,500,000
PNC BANK, NATIONAL ASSOCIATION	1075 Peachtree Street, Suite 1800 Atlanta, GA 30309 G4-XMDA-18-8	$5,000,000	$17,500,000
SOCIETE GENERALE	245 Park Avenue New York, NY 10167	$2,000,000	$7,000,000
Total		$10,000,000	$35,000,000

[2]	Incorporated from Schedule I to the Fifth and Incremental Amendment to Credit Agreement

Annex I-  1